UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under § 240.14a-12

Outdoor Holding Company

(Name of Registrant as Specified in its Charter)

––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1100 Circle 75 Pkwy., Suite 1300

Atlanta, Georgia, 30339

September 3, 2026

Dear Fellow Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Outdoor Holding Company (the “Company”) and any adjournments, postponements or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Monday, September 28, 2026 virtually at www.virtualshareholdermeeting.com/POWW2026 at 12:00 p.m., Eastern Time.

The matters to be voted on at the Annual Meeting by the holders of our common stock, par value $0.001 per share (“Common Stock”), are: (i) election of five director nominees to serve on our board of directors (our “Board”) until the Company’s 2027 annual meeting of stockholders, (ii) ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027, (iii) approval of the redomestication of the Company from Delaware to Texas by conversion, as described in the enclosed proxy statement and (iv) adjournment of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes for the approval of the redomestication of the Company from Delaware to Texas by conversion. We may also transact such other business that may properly come before the Annual Meeting. Our Board recommends that you vote in accordance with our Board’s recommendations on all proposals.

Stockholders of record at the close of business on August 17, 2026 are entitled to notice of and are cordially invited to attend the Annual Meeting.

Your vote is important. The Board appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you can attend the Annual Meeting, please read the enclosed proxy statement carefully, and then vote your shares by internet, by telephone or by completing, signing, dating and returning the enclosed proxy card promptly in the envelope provided, so that your shares will be represented at the meeting. On behalf of everyone at Outdoor Holding Company, we are grateful for your continued trust and support. Thank you for being an Outdoor Holding Company stockholder.

By order of the Board of Directors,

/s/ Steven Urvan
Steven Urvan
Chairman and Chief Executive Officer

Outdoor Holding Company

1100 Circle 75 Pkwy., Suite 1300

Atlanta, GA 30339

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on September 28, 2026

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of Outdoor Holding Company (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) will be held at 12:00 p.m., Eastern Time on Monday, September 28, 2026 virtually at www.virtualshareholdermeeting.com/POWW2026. As a stockholder, you will be able to attend and participate in the Annual Meeting virtually and will have the opportunity to listen to the meeting live and vote.

As described more fully in the Company’s proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”), at the Annual Meeting, the holders of our common stock, par value $0.001 per share (“Common Stock”), will be asked to vote on the following matters:

(1) Director Election Proposal – to elect five directors to serve on our Board of Directors until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

(2) Auditor Ratification Proposal – to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027;

(3) Redomestication Proposal – to approve the redomestication of the Company from Delaware to Texas by conversion, including the plan of conversion attached as an appendix to the accompanying proxy statement; and

(4) Adjournment Proposal – to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes for the approval of the Redomestication Proposal. This proposal will be presented at the Annual Meeting only if there are not sufficient votes to approve of the Redomestication Proposal.

The chairman of the Annual Meeting will also consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on August 17, 2026 are entitled to notice of, and to vote at, the Annual Meeting. Such stockholders are urged to submit their votes even if they sold their shares after such date.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to VOTE TODAY via the Internet or by telephone by following the instructions included on the enclosed proxy card or the voting instruction form provided by your broker, bank or other nominee. You may also vote by completing, signing, dating and returning the accompanying proxy card in the postage-paid envelope provided. Voting by any of these methods does not deprive you of your right to attend and to vote your shares at the Annual Meeting in person. More information on voting and attending the Annual Meeting can be found in the accompanying proxy statement. If you have any questions about the proxy statement or need assistance in voting your shares, please contact the Company’s proxy solicitor, Okapi Partners LLC, toll-free, at (877) 785-6617. Representatives are available Monday through Friday from 9:00 a.m. to 8:00 p.m., Eastern Time.

OUR BOARD STRONGLY RECOMMENDS VOTING “FOR” EACH OF OUR BOARD’S DIRECTOR NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 28, 2026:

The Company’s 2026 Notice of Annual Meeting and Proxy Statement and the 2026 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, are available free of charge at www.virtualshareholdermeeting.com/POWW2026.

By Order of the Board of Directors,

Steven Urvan

Chairman and Chief Executive Officer

September 3, 2026

i

TABLE OF CONTENTS

(continued)

ii

PROXY STATEMENT FOR

2026 ANNUAL MEETING OF STOCKHOLDERS OF

OUTDOOR HOLDING COMPANY

to be held on September 28, 2026

_______________________

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Outdoor Holding Company, a Delaware corporation (the “Company,” “we,” “us,” or “our”), for the 2026 Annual Meeting of Stockholders scheduled to be held on September 28, 2026 (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) at 12:00 p.m., Eastern Time. The Annual Meeting will be held in a virtual format only, via a live webcast.

Only stockholders of record at the close of business on August 17, 2026 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 116,060,931 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) issued and outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Stockholders and the Annual Report for the year ended March 31, 2026 (the “Annual Report”) are first expected to be made available to stockholders on or about September 3, 2026.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are any statements that refer to our estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding the proposed redomestication of the Company from Delaware to Texas by conversion; its anticipated timing, completion, benefits, costs and effects; the application of Texas law and the proposed Texas governing documents; the anticipated effects of the Texas Redomestication (defined below) on stockholder rights, corporate governance, litigation and the Company’s directors and officers; the anticipated cost savings associated with the Texas Redomestication; the anticipated tax consequences of the Texas Redomestication and the Company’s planned relocation of its headquarters to Texas. In addition, forward-looking statements also include statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” "hope," and similar expressions or the negative of such terms or other comparable terminology.

Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on management’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•
our ability to obtain stockholder approval of the proposed redomestication of the Company from Delaware to Texas;
•
our ability to realize any anticipated cost savings or strategic and operational benefits;
•
differences between Delaware and Texas law and the Company’s current and proposed governing documents, including their effects on stockholder rights, director and officer liability, judicial review, forum selection and jury trial rights;
•
uncertainties arising from the interpretation and application of Texas law and the development of Texas corporate case law;
•
the possibility of litigation, regulatory scrutiny, adverse media attention or other challenges and the related expense, diversion of management’s attention, delay or potential liability;
•
the interests of certain directors and officers, which may differ from, or be in addition to, the interests of stockholders generally;
•
changes in federal, state or local laws, regulations, administrative guidance, judicial decisions or interpretations thereof, including changes relating to Texas or Delaware corporate law or the Company’s industry; and
•
the possibility that the Board may delay, terminate or abandon the proposed redomestication before it becomes effective, including after stockholder approval.

Forward-looking statements speak only as of the date of this Proxy Statement. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

ABOUT OUTDOOR HOLDING COMPANY

We are the owner of the GunBroker.com Marketplace, a leading online marketplace serving the firearms and shooting sports industries ("GunBroker" or the "Marketplace").

Through our Marketplace, we allow third party sellers to list items consisting of firearms, hunting gear, fishing equipment, outdoor gear, collectibles, and much more, while facilitating compliance with federal and state laws that govern the sale of firearms and other restricted items. This allows our base of over 8.8 million users to follow ownership policies and regulations through our partner network of over 32,000 federally licensed firearms dealers who serve as transfer agents. The nature and operation of the Marketplace as an online auction and sales platform also affords us a unique view into the total domestic market for the purpose of understanding sales trends at a granular level across all elements of the outdoor sports and shooting space. We generate revenue from marketplace fees, which include marketplace revenue, marketplace service fee revenue, advertising campaign revenue, FFL transfer revenue and shipping revenue. Our vision is to expand the services on GunBroker and to become a peer to those in our industry. Recent expansions we have made to the platform include the following:

•
Master FFL Integration: In November 2025, we initiated integration with the Master FFL platform to enhance our marketplace technology and compliance infrastructure. Master FFL is a comprehensive dealer database and compliance tool that facilitates FFL transfers. This integration is intended to expand access to a broader network of FFLs and to centralize dealer verification within our platform. The system is designed to automate dealer validation, reduce reliance on manual confirmation, and enhance the checkout experience through an integrated FFL selection tool that filters dealers based on transfer capabilities, including specialized licensing. These enhancements are intended to streamline firearm transfer workflow and provide buyers with additional dealer information.
•
AI-Powered Listing Tool: In March 2026, we deployed a proprietary AI-powered listing tool to improve seller productivity and listing quality. The tool leverages our historical transaction data and buyer behavior insights to generate standardized and marketplace-optimized product descriptions. Integrated directly into the listing workflow, the system is designed to reduce listing creation time and promote consistency across listings, while maintaining seller oversight through user review and editing. In July 2026, we also integrated with a third-party AI listing tool to give sellers more listing tool options and a broader range of features.
•
User Experience: We enhanced core user interfaces, including the account dashboard, homepage, and item view pages. Improvements include expanded notification capabilities for bidding activity, winning status, and order updates, as well as refinements to category structure and navigation to support browsing, searching, and listing functionality.
•
Payments, Shipping and Transaction Support: We expanded integrations with payment and escrow service providers to support a broader range of sellers, including individual and non-merchant participants. We also enhanced shipping functionality and breadth by expanding support for additional product categories, including non-firearm and ammunition shipments, and refining insurance-related requirements. These enhancements are intended to improve transaction flexibility and reliability.
•
Compliance and Security Enhancements: We implemented updates designed to support compliance with applicable laws and regulations, including functionality addressing certain state-specific requirements and enhancements to transaction-related disclosures. We also strengthened platform security through the implementation of multi-factor authentication and other measures intended to safeguard user accounts and data. Compliance requirements are subject to change, and our platform will require ongoing modification to address evolving legal and regulatory standards.
•
Platform Infrastructure and Performance: We continued to invest in platform reliability and scalability through enhancements to application programming interfaces (APIs), webhooks, system performance, and image processing capabilities. These improvements include expanded notification systems, increased processing efficiency, and general site performance enhancements intended to support increased usage and transaction volume.
•
Data, Analytics and Content: We expanded our Outdoor Analytics platform through deeper integration with the marketplace, including centralized reporting, single sign-on functionality, and enhanced analytics capabilities. We also expanded data-driven content offerings, including industry reports and AI-assisted content. These tools are intended to provide users and industry participants with additional insights.

These enhancements reflect our ongoing investment in platform innovation and our strategic commitment to supporting a compliant, scalable, and user‑centric marketplace for both buyer satisfaction and seller success.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf at the Annual Meeting. By voting your proxy via the Internet, phone, or, by mailing a proxy using the instructions detailed on your proxy card, you are giving the Company’s designated proxy holders, Steven Urvan and Paul Kasowski, the authority to vote your shares in the manner you indicate on your proxy card or in your Internet or phone submission. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the 2026 Annual Meeting?

The 2026 Annual Meeting is being held to ask our stockholders to consider and act upon the following matters:

(1) Director Election Proposal – to elect five directors to serve on our Board of Directors until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified (the “Director Election Proposal”);

(2) Auditor Ratification Proposal – to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027 (the “Auditor Ratification Proposal”);

(3) Redomestication Proposal – to approve the redomestication of the Company from Delaware to Texas by conversion, including the plan of conversion attached as an appendix to this Proxy Statement (the “Redomestication Proposal”);

(4) Adjournment Proposal – to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes for the approval of the Redomestication Proposal (the “Adjournment Proposal”). This proposal will be presented at the Annual Meeting only if there are not sufficient votes to approve of the Redomestication Proposal; and

(5) to transact any other business that may properly come before the Annual Meeting.

What does the Board recommend?

The Board recommends that you vote as follows, whether or not you plan to attend the Annual Meeting:

•
Proposal No. 1 – FOR the Director Election Proposal;
•
Proposal No. 2 – FOR the Auditor Ratification Proposal;
•
Proposal No. 3 – FOR the Redomestication Proposal; and
•
Proposal No. 4 – FOR the Adjournment Proposal.

Who may attend and vote at the Annual Meeting?

You are entitled to participate in the Annual Meeting only if you were a holder of record of Common Stock as of the close of business on the Record Date, which is August 17, 2026, or you hold a valid proxy for the Annual Meeting. Stockholders must pre-register in order to attend and vote by ballot at the Annual Meeting. Please see the section below “How do I attend the Annual Meeting?” for instructions about how to pre-register.

We will be hosting the Annual Meeting live via the Internet rather than in person. Even if you plan to attend the Annual Meeting virtually, we recommend that you also vote by proxy as soon as possible so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting online via live webcast. A summary of the information you need to attend the Annual Meeting online is provided below:

Record Holders. If you were a stockholder of record (i.e., you held your shares through book entry or a certificate registered in your name) on August 17, 2026, you may virtually attend and participate in the Annual Meeting by logging in to www.virtualshareholdermeeting.com/POWW2026 using the control number on the proxy card or voting instruction form contained in the proxy materials. If you are not a stockholder or do not have a control number, you will not be able to participate. If you are a stockholder of record and you have misplaced your proxy card or encounter any issues or difficulties with registration, please call Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-844-942-0759.

The live webcast of the Annual Meeting will begin promptly at 12:00 p.m. Eastern Time on September 28, 2026. You may join the Annual Meeting by accessing www.virtualshareholdermeeting.com/POWW2026 using the control number on the proxy card or voting instruction form that accompanied the proxy materials. We encourage our stockholders to access the meeting in advance of the designated start time. Online check-in will begin at 11:45 a.m. Eastern Time and you should allow ample time for the check-in procedures.

Beneficial Owners. If you were a beneficial owner on August 17, 2026 (i.e., you held your shares in “street name” through an intermediary, such as a broker, bank or other nominee), you should contact your broker, bank or other nominee to obtain your control number or otherwise vote through your broker, bank or other nominee.

May I ask questions at the Annual Meeting?

Yes. We expect that most of our directors and executive officers will attend the Annual Meeting and may be available to answer questions and make a statement if they desire to do so. We will provide our stockholders the opportunity to ask questions and make statements. Instructions for submitting questions and making statements will be posted on the Annual Meeting website. The question-and-answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on the Annual Meeting website and our investor relations website prior to the date of the Annual Meeting, and may include certain procedural requirements.

To allow us to answer questions from as many stockholders as possible, we may limit each stockholder to two questions. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

How many shares are outstanding? What constitutes a quorum?

At the close of business on August 17, 2026, the Record Date for the Annual Meeting, 116,060,931 shares of Common Stock were outstanding and eligible to vote at the Annual Meeting.

Business may not be conducted at the Annual Meeting unless a quorum is present. Under the Amended and Restated Bylaws of the Company (the “Delaware Bylaws”), the presence in person or by proxy of the holders of 33.33% of the stock of the Company issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card via mail or properly cast your vote via the Internet or the phone, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal.

What are the voting rights of stockholders? How many votes do I have?

Holders of shares of Common Stock are entitled to one vote per share owned on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote.

Cumulative voting is not permitted in the election of directors.

What is the difference between a stockholder of record and a “street name” holder? How do I vote my shares held in “street name”?

If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares. The Proxy Statement and proxy card will be delivered directly to you.

If your shares are held in a brokerage account or through a bank or other nominee (i.e., in “street name”), you are considered the beneficial owner of those shares and your broker, bank or other nominee is considered the record holder of those shares.

Your broker, bank or other nominee has sent you a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. You must follow these instructions in order for your shares held in street name to be voted, unless such shares are held by a bank or other nominee (other than a broker) and you have an arrangement with the nominee granting such nominee discretionary authority to vote your shares. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker, bank or other nominee, by following the instructions on the voting instruction form, to vote your shares in line with the Board’s recommendations on the voting instruction form.

How do stockholders vote?

Record Holders. If you are a record holder, you may vote your shares via one of the following methods:

•
Voting at the Annual Meeting. You will have the right to vote during the Annual Meeting at www.virtualshareholdermeeting.com/POWW2026. To vote during the Annual Meeting, you will need to enter the control number received with your proxy card.
•
Vote on the Internet. You may vote online by going to www.proxyvote.com and following the instructions provided in your proxy card. On the voting website, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future notices or proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. Eastern Time on September 27, 2026.
•
Vote by Telephone. You may vote by telephone by dialing the telephone number shown on your proxy card or voting instruction card. Have your proxy card in hand when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m. Eastern Time on September 27, 2026.
•
Vote by Mail. If you received or requested printed copies of the proxy materials by mail, you may choose to vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for mailing if you decide to vote by mail, as it must be received by 11:59 p.m. Eastern Time on September 27, 2026.

The proxy card and voting instructions, as applicable, are fairly simple to complete. By completing and submitting the proxy card or by submitting your voting instructions via the Internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Steven Urvan and Paul Kasowski to serve as the proxies for the Annual Meeting.

Your proxy will be valid only if you complete and return it before the Annual Meeting. If you properly sign and transmit your proxy, but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions in accordance with the Board’s recommendation. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

Beneficial Owners. If you hold some or all of your shares in “street name,” your broker, bank or other nominee should provide to you a request for voting instructions along with the Company’s proxy materials. Reference the materials provided by your broker, bank or other nominee to determine whether you may submit your voting instructions by Internet or telephone. You may also direct your nominee how to vote your shares by completing a voting instruction card. If you partially complete the voting instructions but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “What is a broker non-vote?”

Alternatively, if you hold your shares in “street name” and want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to obtain a nominee-issued proxy, you will not be able to vote your “street name” shares virtually at the Annual Meeting.

What shares are included on a proxy or voting instruction card?

Each proxy or voting instruction card represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction card if you hold your shares in multiple accounts, some of your shares are registered directly in your name with the Company’s transfer agent, or some of your shares are held in street name through a broker, bank or other nominee. Please vote the shares on each proxy card or voting instruction card to ensure that all of your shares are counted at the Annual Meeting.

What is the deadline for voting?

The deadline for voting electronically is 11:59 p.m. (Eastern Time) on September 27, 2026. If voting by mail, we must have received your proxy card by this time. If you attend the Annual Meeting virtually, you may vote your shares electronically during the meeting. However, even if you plan to attend the Annual Meeting, we still encourage you to vote your shares ahead of time to ensure your voice is heard.

What is a broker non-vote?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker, bank or other nominee does not have discretionary authority to vote your shares with respect to the Director Election Proposal, the Redomestication Proposal or the Adjournment Proposal. Your broker, bank or other nominee has discretionary authority to vote your stock with respect to the Auditor Ratification Proposal. Therefore, if you do not provide voting instructions to your broker, bank or other nominee regarding the Auditor Ratification Proposal, your broker, bank or other nominee will be permitted to vote your stock at its discretion.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

•
delivering written notice to Jordan Christensen, the Company’s Corporate Secretary, that is received before the Annual Meeting;
•
submitting a later dated proxy by mail or over the Internet in accordance with the instructions in the form of proxy card for submitting a proxy card; or
•
voting your shares electronically during the Annual Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are included in the determination of the number of shares of Common Stock present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have the same effect as a vote cast “against” the applicable Director Nominee, the Auditor Ratification Proposal, the Redomestication Proposal and the Adjournment Proposal. Broker non-votes will have no effect on the Director Election Proposal and the Adjournment Proposal and will have the same effect as a vote cast “against” the Redomestication Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker, trust, bank or other nominee has discretionary authority to vote your shares of Common Stock with respect to “routine” proposals.

What vote is required to approve each proposal at the Annual Meeting?

Assuming a quorum is present, the vote of the holders of a majority of the stock having voting power present in person (which includes virtual attendance at the Annual Meeting) or represented by proxy at the Annual Meeting is required for the election of each Director Nominee and for the approval of the Auditor Ratification Proposal and the Adjournment Proposal. Approval of the Redomestication Proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon.

Approval of any other matter that comes before the Annual Meeting generally will require the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the meeting, although a different number of affirmative votes may be required, depending on the nature of such matter.

Who will count the votes?

The Carideo Group will serve as the independent inspector of election (the “Inspector of Election”) and, in such capacity, will count and tabulate the votes.

Where can I find the voting results of the Annual Meeting?

We will report voting results based on the Inspector of Election’s final, certified report on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

If I can’t attend the Annual Meeting, can I vote later?

We encourage stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials, regardless of whether you think you will be able to attend the Annual Meeting. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.

What happens if the Annual Meeting is adjourned?

Unless a new Record Date is fixed, your proxy will still be valid and may be used to vote shares of Common Stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted upon at the Annual Meeting?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Darrow IR at IR@outdoorholding.com.

You may also contact the proxy solicitor for the Company, Okapi Partners LLC (“Okapi”), at:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (877) 785-6617

Email: info@okapipartners.com

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE VIA THE INTERNET OR BY PHONE AS INSTRUCTED ON THE FORM OF PROXY CARD, OR TO SIGN, DATE AND RETURN THE PROXY CARD ACCOMPANYING THIS PROXY STATEMENT, “FOR” THE COMPANY’S DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

PROXIES WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES, AND “FOR” PROPOSALS 2, 3 AND 4. THE COMPANY’S NAMED PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Your Vote Is Important. Whether You Own One Share or Many,

Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated all five of its current directors, Christos Tsentas, Steven Urvan, Wayne Walker, Houman Akhavan, and David Douglas to stand for re-election at the Annual Meeting by the stockholders (collectively, the “Director Nominees” and each, a “Director Nominee”).

Pursuant to the Delaware Bylaws, each director that is elected at an annual meeting of stockholders, and each director that is elected to fill a vacancy or newly created directorship, shall hold a term of office that expires at the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. The Board has nominated each Director Nominee for election as a director to serve for a term expiring at the annual meeting of stockholders to be held in 2027 and until his or her respective successor is duly elected and qualified.

Should any Director Nominee become unable or unwilling to accept his or her nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. The Director Nominees have each expressed an intention to serve the entire term for which election is sought.

The Board believes that each Director Nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The information set forth under the heading “Profiles of Our Director Nominees” details the Director Nominees’ business experience and qualifications that led to the nomination by the Nominations and Corporate Governance Committee of the Board (the “Nominations and Corporate Governance Committee”) and approval by the Board for recommendation of each individual for election.

Directors and Director Nominees

The following table sets forth the name, age and position of the directors currently serving on our Board and the Director Nominees:

Name	Age	Positions
Steven Urvan	60	Chief Executive Officer and Chairman
Houman Akhavan	48	Director
David Douglas	62	Director
Christos Tsentas	39	Director
Wayne Walker	67	Director

When considering whether the Director Nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in the directors’ individual biographies set forth below.

Profiles of Our Director Nominees

Below is a discussion of the business experience of and certain other biographical information with respect to each of the Director Nominees (including those who currently serve on the Board):

Steven Urvan, was appointed as the Company’s Chief Executive Officer and Chairman of the Board effective May 30, 2025 and has been a director of the Company since April 2021. Mr. Urvan was employed by the Company from April 2021 through January 5, 2023 as the Chief Strategy Officer of GunBroker.com. Mr. Urvan is the Founder and has been the CEO of BitRail, a compliant payments infrastructure, since February 2018. Mr. Urvan founded GunBroker.com in 1999 and served as its CEO until the Company acquired it in April 2021. Mr. Urvan has spent nearly 30 years as an entrepreneur, advisor, and investor with a passion for building and growing companies across various industries, but always with a focus of technology as a core or enabler. Mr. Urvan remains active in other companies that he founded including Outdoors.com Digital Media, an outdoor lifestyle website, App Cohesion, an e-commerce technology platform, and Gemini Southern, a merchant bank.

The Board of Directors determined that Mr. Urvan possesses attributes that qualify him to serve as a member of the Board, including his extensive experience building and leading GunBroker.com and his deep knowledge of the firearms and ammunitions industry via that leadership.

Houman Akhavan has been a director of the Company since August 2025. Mr. Akhavan is a seasoned e-commerce and digital marketing executive with over 25 years of experience leading growth and transformation across public and private companies. Since 2023, he has served as CEO of GCheck.com, a technology-driven provider in the pre-employment background check space, and sits on the Board of Directors at CDON Group (Nasdaq: CDON.ST), a leading Nordic online marketplace. From 2019-2023, Mr. Akhavan previously served as Chief Marketing Officer at CarParts.com (Nasdaq: PRTS), where he led major digital initiatives including platform consolidation, mobile-first transformation, and the implementation of scalable marketing infrastructure. Under his leadership, CarParts.com was recognized by Similarweb as the fastest-growing e-commerce site in the automotive aftermarket. Mr. Akhavan brings deep expertise in performance marketing, customer acquisition, online marketplaces, and digital strategy. Mr. Akhavan studied Computer Information Technology at Mt. Sierra College.

The Board of Directors determined that Mr. Akhavan possesses attributes that qualify him to serve as a member of the Board, including his public company board experience and extensive experience as an executive for public companies. The Board of Directors also determined that Mr. Akhavan's substantial knowledge and experience in e-commerce, performance marketing, customer acquisition, and online marketplaces brings a unique, accretive, and much-needed e-commerce perspective to the Board.

David Douglas has been a director of the Company since August 2025. Mr. Douglas is an experienced financial executive with over two decades of leadership across private and growth-stage companies, with a focus on manufacturing, consumer products, and defense-related industries. For over 10 years, he has served as Chief Financial Officer and a member of the Board of Directors at HUXWRX Safety Co. LLC, a manufacturer of safety and suppressor technologies designed for both commercial and defense applications. In this role, Mr. Douglas oversees all financial operations, including capital strategy, financial reporting, and compliance, while playing a key role in corporate governance and strategic planning. Prior to joining HUXWRX, Mr. Douglas held senior finance and strategy roles at multiple industrial and middle-market businesses, where he was responsible for executing turnaround strategies, optimizing operational performance, and leading capital raises. He began his career in investment banking and private equity, where he developed a strong foundation in capital markets, transaction structuring, and portfolio company oversight. Mr. Douglas holds a Master of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Arts in Economics from the University of Pennsylvania.

The Board of Directors determined that Mr. Douglas possesses attributes that qualify him to serve as a member of the Board, including his deep experience in financial leadership, operational strategy, and corporate governance. The Board also determined that Mr. Douglas’s extensive background in managing finance and compliance functions in growth-oriented companies, along with his current role as CFO and director of a mission-driven manufacturing business, will bring valuable insight and financial expertise to the Board.

Christos Tsentas has been a director of the Company since November 2022. Mr. Tsentas has served as a Partner of Albion River LLC, a private direct investment firm focusing on aerospace, defense and government-related opportunities since 2020. Earlier, he served as an investment banker at Kipps DeSanto & Co., an M&A advisory firm focused on the aerospace and defense markets, from 2009 to 2015. Mr. Tsentas serves on the board of directors of Magpul Industries Corporation, a designer and manufacturer of firearms accessories and outdoor lifestyle products. Mr. Tsentas holds a Bachelor of Science in Finance and Accounting from the University of Virginia and a Master of Business Administration from Columbia Business School.

The Board of Directors determined that Mr. Tsentas possesses attributes that qualify him to serve as a member of the Board, including his experience as an investment banker with a focus on the defense industry and as a board member of a designer and manufacturer of firearms accessories.

Wayne Walker has been a director of the Company since November 2022. Mr. Walker has more than 30 years of experience in corporate law, governance and corporate restructuring, including 15 years at the DuPont Company in the Securities and Bankruptcy Group, where he worked in the Corporate Secretary’s office and served as Senior Counsel. In 2003, Mr. Walker founded Walker Nell Partners, Inc., an international business consulting firm providing corporate governance and restructuring, fiduciary services, litigation support, and other services to client corporations and law firms, where he continues to serve as President. Earlier in his career, Mr. Walker served as Partner at Parente Beard LLC, an accounting firm, from 2001 to 2004 and as Senior Legal Counsel at E. I. du Pont de Nemours and Company from 1984 to 1998. He has served (i) on the board of directors of Wrap Technologies, Inc. (Nasdaq: “WRAP”), a global public safety technology and services company, since 2018 where he currently serves as chairman of the board and as a member of the board’s compensation committee, (ii) as chairman of the board of Petro Pharmaceuticals, Inc. (Nasdaq: “PTPI”), a men’s health company, since 2020, (iii) on the board of directors of AYRO, Inc. (Nasdaq: “AYRO”), a designer and producer of all-electric vehicles, since 2020 and (iv) on the board of directors of Pitcairn Trust Company, a national advisor to family offices, since 2018. He is the former Vice President of the Board of Education of the City of Philadelphia, Chairman of the Board of Trustees of National Philanthropic Trust, a public charity that holds over $20 billion of assets under management, and Chairman of the Board of Directors for Habitat for Humanity International, a global non-profit, non-governmental housing organization. Mr. Walker holds a B.A. from Loyola University New Orleans and a J.D. from the Columbus School of Law at the Catholic University of America. He also studied finance for non-financial managers at the University of Chicago’s Graduate School of Business.

The Board of Directors determined that Mr. Walker possesses attributes that qualify him to serve as a member of the Board, including his extensive public company board experience and his experience as an attorney for a large publicly traded company. The Board of Directors determined that Mr. Walker’s substantial knowledge and more than 30 years of experience in corporate governance, restructuring and corporate litigation enhances the Board’s corporate governance and related experience.

Board Highlights

The Board is currently comprised of five directors, four of whom qualify as independent directors under applicable standards of Nasdaq. The Board seeks members with varying professional backgrounds and other differentiating perspectives and characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity and passion for the firearms, ammunition, hunting and outdoor sporting industries. The Board believes that maintaining a diverse membership enhances the Board’s discussions and oversight of the Company and enables the Board to better represent all of the Company’s stockholders.

For more information about the Board and Corporate Governance, see "Corporate Governance" below.

Family Relationships and Arrangements

On November 3, 2022, the Company entered into a Settlement Agreement (the “2022 Urvan Settlement Agreement”) with Mr. Urvan and Susan T. Lokey, pursuant to which the Company is obligated to include Messrs. Urvan, Tsentas and Walker (collectively, the "Urvan Group Directors") in its director candidates slate for each annual meeting of stockholders until 20 calendar days after the date of Mr. Urvan’s departure from the Board. In the event any Urvan Group Director ceases to be a director or is no longer able to serve as a director of the Company for any reason, Mr. Urvan is entitled to designate a candidate for replacement for such Urvan Group Director.

On May 21, 2025, the Company entered into a Settlement Agreement (the “2025 Settlement Agreement”), by and among the Company, Speedlight Group I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Speedlight”), Mr. Urvan, and the following persons, each of whom previously served on the Board of Directors: Richard R. Childress, Jared Smith, Fred W. Wagenhals and Russell Williams Wallace, Jr. (collectively, the “Legacy Directors”). The 2025 Settlement Agreement became effective as of 5:00 p.m. Eastern Time on May 30, 2025, pursuant to its terms (the “Settlement Effective Date”). As a result and pursuant to the 2025 Settlement Agreement, effective as of the Settlement Effective Date, (i) Jared Smith resigned as a member of the Board of Directors and from his position as the Chief Executive Officer of the Company and as an officer or member of each of the Company’s direct and indirect subsidiaries and (ii) Mr. Urvan was appointed as the Chief Executive Officer of the Company and as the Chairman of the Board of Directors.

Except as set forth above, there are no agreements or understandings between our directors, executive officers or any other person pursuant to which they were selected as a director or an executive officer, as applicable. In addition, there are no family relationships between any of our directors and executive officers.

Vote Required

Our Amended and Restated Certificate of Incorporation (as amended, the "Delaware Charter") does not authorize cumulative voting. Directors will be elected by a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES LISTED ABOVE

CORPORATE GOVERNANCE

Board Size and Director Independence

The Board regularly reviews its composition to ensure that the Board’s size allows for an optimal mix of candidates with relevant experience that enhances the overall functioning of the Board and its performance. The size of the Board is currently fixed at five members.

The Board is committed to sound and effective corporate governance, the foundation of which is the Board’s policy that a majority of our directors should be independent. The Board has determined, after considering all the relevant facts and circumstances, that Wayne Walker, Christos Tsentas, Houman Akhavan, and David Douglas have maintained their status as independent directors, as defined by Nasdaq’s listing standards, because they have no relationship with the Company that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Steven Urvan is not an “independent director” as defined by the Nasdaq listing standards, as he is and has been employed by us within the past three years.

Board Leadership Structure

Our Chief Executive Officer, Mr. Urvan, also serves as the Chairman of the Board. We believe that effective board leadership structure depends on the experience, skills, and personal interaction between persons in leadership roles and the Company’s needs at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of the Board by not requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. The Board of Directors believes that it is in the best interests of the Company and its stockholders at this time to have a combined Chairman of the Board and Chief Executive Officer role and that this structure is appropriate for our Company, given the size and scope of our business, the experience and active involvement of Mr. Urvan and our independent directors and active communication between our named executive officers and independent directors.

The Company does not currently have a designated lead independent director. In the Chairman’s absence, the independent directors select an independent director to preside at meetings of the Board, and the chairs of the Board’s committees provide leadership within their respective areas of responsibility.

Board and Committee Meetings; Annual Meeting Attendance

During the year ended March 31, 2026, the Board held 17 meetings, the audit committee of the Board (the "Audit Committee") held five meetings, the compensation committee of the Board (the "Compensation Committee") held four meetings and the Nominations and Corporate Governance Committee held three meetings.

For the year ended March 31, 2026, each incumbent director attended at least 75% of all meetings held by the Board and the committees of the Board on which they served during the fiscal year.

We encourage each of our directors to attend annual meetings of stockholders to the extent reasonably practicable. Mr. Urvan, as Chairman, and Messrs. Akhavan and Douglas, as the two director nominees, attended our 2025 annual meeting of stockholders. The three directors whose terms expired at the 2025 annual meeting of stockholders did not attend.

Term of Office

Each director serves until the next annual meeting of the stockholders or until his or her successor is duly elected and qualified.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. The Board, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, the Board’s involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. The Board receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks that we face, including operational, economic, financial, legal, regulatory, and competitive risks. The Board also reviews the various risks that we identify in our filings with the SEC and risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

The Board committees assist the Board in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees the Company’s financial and reporting processes and the audit of the Company’s financial statements and provides assistance to the Board with respect to the oversight and integrity of the Company’s financial statements and compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualification and independence, and the performance of our independent registered public accounting firm. The Compensation Committee considers the risk of our compensation policies and practices and endeavors to ensure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on the Company. The Nominations and Corporate Governance Committee oversees governance related risk, such as board independence, conflicts of interests, and management and succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on the Board. We believe that directors should have various qualifications, including individual character and integrity, business experience, leadership ability, strategic planning skills, ability, and experience, requisite knowledge of our industry and finance, accounting, and legal matters, communications and interpersonal skills, and the ability and willingness to devote time to the Company. We also believe that the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Director nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of the Board from time to time.

All of our Director Nominees have held high-level positions in business, the firearm and ammunition industry, or professional service firms and have experience in dealing with complex issues. We believe that all our Director Nominees are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the Company’s business and affairs. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each of our Director Nominees should serve as a director of the Company.

Board Committees

The Delaware Bylaws authorize the Board to appoint from among its members one or more committees consisting of one or more directors. The Board has established an Audit Committee, a Compensation Committee, a Mergers and Acquisitions Committee, and a Nominations and Corporate Governance Committee.

Committee Charters, Corporate Governance Guidelines, and Code of Conduct

The Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the Board. The Board has also adopted Corporate Governance Guidelines, a Code of Conduct applicable to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other principal executive and senior officers responsible for financial reporting.

We post on our website, at https://outdoorholding.com/governance/governance-documents/default.aspx, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees, our Corporate Governance Guidelines, Code of Conduct and any amendments or waivers thereto, and any other corporate governance materials specified by SEC regulations. These documents are also available in print to any stockholder requesting a copy in writing from our Corporate Secretary at the address of our executive offices.

The Audit Committee

The purpose of the Audit Committee includes overseeing the Company’s accounting and financial reporting processes and audits of its financial statements and providing assistance to the Board with respect to its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company's processes relating to risk management, internal controls over financial reporting and disclosure controls and procedures, the independent auditor’s qualifications and independence, and the performance of our internal audit function (if any) and independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of the Company’s accounting and financial reporting process and audits of the Company’s financial statements on behalf of the Board, including preparation of the Audit Committee report to be included in the Company's annual proxy statement. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of the Company’s financial statements, reviews the proposed scope of such audit, approves the fees for services provided by the independent registered public accounting firm, reviews the Company’s accounting and financial controls with the independent registered public accounting firm and our financial accounting staff, and reviews and approves any transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of David Douglas, Houman Akhavan, and Christos Tsentas. Mr. Tsentas was appointed to serve as Chair of the Board’s Audit Committee. The Board has determined that each of Mr. Tsentas and Mr. Douglas qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or when appropriate recommending to the Board for determination, the compensation of our Chief Executive Officer and other executive officers, discharging the responsibilities of the Board relating to the Company's incentive and equity compensation programs in light of the goals and objectives of our compensation program for that year, and preparing (if required) an annual compensation committee report on executive compensation for inclusion in the Company's annual proxy statement. As part of its responsibilities, the Compensation Committee evaluates the performance of our Chief Executive Officer and, together with our Chief Executive Officer, assesses the performance of our other executive officers. The Compensation Committee is entitled to delegate its responsibilities to a subcommittee of the Compensation Committee, which complies with the applicable rules and regulations of Nasdaq, the SEC, and other applicable regulatory bodies. While the Compensation Committee has the right to retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies, the Compensation Committee has never retained an independent compensation consultant in prior fiscal years. The Compensation Committee makes all determinations regarding the engagement, fees, and services of its compensation consultants, and its compensation consultants report directly to the Compensation Committee.

The Compensation Committee currently consists of Houman Akhavan, David Douglas, and Wayne Walker.

The Nominations and Corporate Governance Committee

The purpose of the Nominations and Corporate Governance Committee includes the selection or recommendation to the Board of nominees to stand for election as directors at each election of directors, the selection or recommendation to the Board for selection individuals to fill any vacancies or newly created directorship positions, the oversight of the selection and composition of committees of the Board, the oversight of the evaluations of the Board and management, and the development and recommendation to the Board of a set of corporate governance principles applicable to the Company.

The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board in the same manner as candidates recommended from other sources, provided that such recommendations are submitted to the Corporate Secretary in accordance with the advance notice provisions in the Delaware Bylaws and any other procedural requirements disclosed in this Proxy Statement. The Nominations and Corporate Governance Committee will, as a policy, evaluate candidates properly proposed by stockholders in the same manner as all other candidates. The Nominations and Corporate Governance Committee identifies and evaluates nominees for the Board, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on the Board.

The Nominations and Corporate Governance Committee currently consists of Christos Tsentas, Houman Akhavan, and Wayne Walker.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. There were five executive sessions held during the year ended March 31, 2026. The chairs of various committees of the Board serve as the presiding director of such executive sessions on a rotating basis.

Board Policies and Other Disclosures

Director and Officer Hedging and Pledging

We have a policy prohibiting directors and officers from purchasing financial instruments (including prepaid forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset decreases in the market value of compensatory awards of our equity securities directly or indirectly held by them. Additionally, we have a policy prohibiting directors and officers from pledging shares of Common Stock or the Company’s preferred stock.

Clawback Policy

We have adopted a clawback policy in compliance with SEC and Nasdaq rules. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, we will have the right to recover from any current or former executive officers who received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. This policy is administered by the Compensation Committee of the Board of Directors. The Company will recover erroneously awarded incentive-based compensation, subject only to the limited impracticability exceptions permitted under the applicable Nasdaq listing standards and SEC rules.

Following the Company’s previously disclosed accounting restatement, the Compensation Committee conducted a review in accordance with the Company’s Compensation Recovery Policy to determine whether any incentive-based compensation received by current or former executive officers constituted erroneously awarded compensation subject to recovery. Based on its review, the Compensation Committee concluded that no such erroneously awarded compensation had been received and, accordingly, that no recovery or clawback action was required or necessary.

Insider Trading Policy

We have adopted an insider trading policy (the “Insider Trading Policy”), which outlines the Company’s policies regarding the protection of material, non-public information, trading and tipping, as well as the expected standards of conduct of the Company’s directors, officers, employees and consultants with respect to such matters. Specifically, our Insider Trading Policy governs transactions in our securities by our directors, officers, employees and consultants and their respective immediate family members and prohibits trading in the securities of the Company at any time that an individual possesses material, non-public information. Additionally, directors, executive officers and certain employees and consultants who regularly receive or have access to material, non-public information are prohibited from trading during specified black-out periods and must pre-clear any proposed transaction with the Company’s Chief Legal Officer. The Insider Trading Policy also covers trading in call or put options involving the Company’s securities and other derivative securities as well as “short sales” of the Company’s securities. Pursuant to the Insider Trading Policy, officers, directors and restricted employees may not engage in such transactions without the prior approval of the Company’s Chief Legal Officer. While the Company is not subject to the Insider Trading Policy, we do not trade in our securities when in possession of material non-public information other than pursuant to previously adopted Rule 10b5-1 trading plans.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee has assessed the compensation policies and practices and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our employees or executives or are reasonably likely to have a material adverse effect on the Company.

Related Party Transaction Approval Policy

We have adopted a formal written policy for the review, approval and ratification of transactions with related parties. Our Related Party Transactions Policy provides guidance for addressing actual or potential conflicts of interest, including those that may arise from transactions and relationships between us and our executive officers or directors. The policy covers transactions between the Company and our executive officers, directors, director nominees, 5% stockholders and any person who is an immediate family member of any of the foregoing persons. The policy generally applies to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the Company or any of its subsidiaries was or is to be a participant, (ii) the amount of which exceeds the lesser of (x) $120,000 in the aggregate or (y) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years and (iii) the related party had, or will have, a direct or indirect material interest. Any material amendment or modification to an existing related party transaction is also subject to review under the policy, regardless of whether the original transaction was previously approved.

The Audit Committee reviews and approves or ratifies all related party transactions. Prior to entering into a potential related party transaction, the related party must notify the Company’s Chief Legal Officer in writing of the facts and circumstances of the proposed transaction. The Chief Legal Officer evaluates whether the proposed transaction constitutes a related party transaction requiring Audit Committee approval. If the Company becomes aware of a related party transaction that has not been approved, it will be reviewed and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction, the Audit Committee takes into account, among other factors it deems appropriate, (i) the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, (ii) whether the transaction was or will be undertaken in the ordinary course of business of the Company, (iii) whether the transaction was initiated by the Company, a subsidiary of the Company or the related party, (iv) the extent of the related party’s interest in the transaction, (v) whether the transaction contravenes the Company’s Code of Business Ethics and Conduct Policy or other policies, (vi) whether the relationship underlying the transaction is believed to be in the best interests of the Company and its stockholders and (vii) if such related party is a director or an immediate family member of a director, the effect that the transaction may have on the director’s status as an independent member of the Board of Directors and eligibility to serve on committees of the Board of Directors pursuant to SEC rules and applicable stock exchange listing standards. No director or executive officer may participate in any discussion of, or decision concerning, a potential related party transaction as to which he or she or an immediate family member is considered the related party.

For ongoing related party transactions, the Audit Committee may establish guidelines for management to follow in its dealings with the related party. The Audit Committee reviews and assesses ongoing relationships with related parties on at least an annual basis to ensure compliance with any established guidelines and to determine whether continuation of the transaction remains appropriate. The Audit Committee has authority to pre-approve certain categories of related party transactions that, unless the Audit Committee determines otherwise in a particular instance, need not be individually approved but are instead reported to and reviewed by the Audit Committee collectively on a periodic basis. The Audit Committee notifies the Board on a quarterly basis of all related party transactions approved or ratified by the Audit Committee.

Related Party Transactions

The following is a description of each transaction since April 1, 2024 and each currently proposed transaction in which:

•
we have been or are to be a participant;
•
the amount involved exceeds $120,000; and
•
any related person had or will have a direct or indirect material interest.

Transactions Involving Steven Urvan

Steven Urvan, our Chief Executive Officer and Chairman of the Board, controls approximately 15.0% of the voting power of our Common Stock as of the Record Date and is deemed to beneficially own 27.5% of our Common Stock as of the Record Date.

Gemini Accounts Receivable

Through our acquisition of Gemini Direct Investments, LLC ("Gemini") in 2021, a related party relationship was created through Mr. Urvan, then a director and now our Chairman of the Board and Chief Executive Officer, by virtue of his ownership of entities that provided services to Gemini. There was $201,646 included in our accounts receivable at September 30, 2025 from entities owned by Mr. Urvan. During the three months ended December 31, 2025, the Company determined that these amounts were uncollectible after evaluating the age of the receivables, historical collection experience, incomplete billing records, and the financial condition and operating history of the related entities. As a result, the $201,646 included in our accounts receivable was written off against the Company's reserve for credit losses. The determination of uncollectibility and the related write-off were reviewed and approved by the Company's Audit Committee, and Mr. Urvan did not participate in the review or approval of such determination and the related write-off.

The 2025 Settlement Agreement

In April 2023, Steven Urvan filed a lawsuit against the Company and certain of its directors, former directors, employees, former employees, and consultants, related to the Company’s acquisition of GunBroker.com and certain affiliated companies. At the time the lawsuit was filed, Mr. Urvan was a member of the Board of Directors and our largest stockholder. Mr. Urvan now serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. In May 2023, the Board of Directors established a special committee to address the litigation initiated by Mr. Urvan, as well as a separate lawsuit subsequently filed by the Company against Mr. Urvan (the lawsuit filed by Mr. Urvan together with the lawsuit filed by the Company, the “Delaware Litigation”).

On May 21, 2025, we entered into the 2025 Settlement Agreement. The 2025 Settlement Agreement became effective as of the Settlement Effective Date. As a result and pursuant to the 2025 Settlement Agreement, effective as of the Settlement Effective Date, (i) Jared Smith resigned as a member of the Board of Directors and from his position as the Chief Executive Officer of the Company and as an officer or member of each of the Company’s direct and indirect subsidiaries and (ii) Mr. Urvan was appointed as the Chief Executive Officer of the Company and as the Chairman of the Board of Directors. In addition, in accordance with the 2025 Settlement Agreement, on June 3, 2025, the Company, Speedlight, Mr. Urvan and the Legacy Directors filed a Stipulation of Voluntary Dismissal With Prejudice dismissing, with prejudice, all claims asserted in the Delaware Litigation.

As partial consideration for the settlement, on the Settlement Effective Date, the Company issued to an affiliated designee of Mr. Urvan, GDI Air, LLC ("GDI Air"), a warrant to purchase 7.0 million shares of Common Stock (the "7M Warrant"). GDI Air is a single-member limited liability company whose sole member is UFO, LLC ("UFO"). UFO is a single-member limited liability company whose sole member is the 50 X 50 Trust, a Nevada irrevocable domestic asset protection trust of which Mr. Urvan is the grantor, investment trust adviser, and a discretionary beneficiary. Mr. Urvan serves as a manager of UFO and, in such capacity, has sole voting and dispositive power over the shares owned or controlled by UFO. The 7M Warrant has a five-year term and an exercise price of $1.81 per share. Pursuant to the terms of the 7M Warrant, the 7M Warrant is exercisable at the holder’s discretion, in whole or in part, on or after the six-month anniversary of the Settlement Effective Date, subject to certain accelerated vesting in certain circumstances.

In addition to the 7M Warrant, we issued to GDI Air, (i) Note 1, an unsecured promissory note in a principal amount of $12.0 million and (ii) Note 2, an unsecured promissory note in a principal amount of $39.0 million. Note 1 bears interest at 6.50% per annum (subject to a 2.00% increase during an event of default), which interest is payable to the holder annually on the anniversary of the Settlement Effective Date, beginning on the first anniversary of the Settlement Effective Date (each interest payment due date, an “Interest Payment Date”). Note 2 bore interest at a rate per annum equal to the applicable federal rate for long-term loans in effect on the Settlement Effective Date (subject to a 2.00% increase during an event of default), which was payable to the holder annually on the Interest Payment Date.

The unpaid principal balance of Note 1 and all accrued and unpaid interest thereon is due on the 12th anniversary of the Settlement Effective Date. Pursuant to the terms of Note 1, the Company is required to make annual prepayments of $1.0 million (inclusive of accrued and unpaid interest then due and payable) to the holder on each Interest Payment Date. The Company has the right to prepay all or any part of the principal or interest of the Note without penalty.

With respect to Note 2, the Company also had the option, at any time prior to the first anniversary of the Settlement Effective Date, to prepay all, but not less than all, of the then-outstanding principal amount of Note 2 and accrued and unpaid interest thereon in exchange for the issuance of an additional warrant to purchase 13.0 million shares of Common Stock (the "13M Warrant"). On September 17, 2025, the independent and disinterested members of the Board of Directors approved the exercise of the Prepayment Option, and the Company issued the 13M Warrant to GDI Air. Upon issuance of the 13M Warrant, all remaining obligations under Note 2 were deemed satisfied with the same force and effect as a prepayment of all principal and accrued and unpaid interest under Note 2. The 13M Warrant has a five-year term and an exercise price of $1.00 per share. Pursuant to the terms of the 13M Warrant, the 13M Warrant is exercisable at the holder’s discretion, in whole or in part, on or after September 17, 2026, subject to accelerated vesting in certain circumstances. Except with respect to the exercise price and the vesting date, the terms of the 13M Warrant and the 7M Warrant are substantially similar.

Letter of Credit

On July 26, 2023, we obtained a $1.6 million letter of credit with The Northern Trust Company (“Northern Trust”) for collateral for a bond related to a judgment assessed to GunBroker. Effective July 12, 2024, our $1.6 million letter of credit with Northern Trust was extended until July 26, 2025. Effective July 7, 2025 the letter of credit was moved to Sunflower Bank with an expiration date of July 7, 2026. Effective July 7, 2026, the letter of credit was renewed with an expiration date of July 7, 2027. The term of the letter of credit is twelve months and includes interest of approximately 4%. Per the terms of the merger agreement with Gemini, Mr. Urvan was required to indemnify the Company with respect to any losses related to the underlying judgment against GunBroker if the appeal was unsuccessful. Pursuant to the terms of the 2025 Settlement Agreement, the losses related to the judgment are no longer indemnified by Mr. Urvan.

Triton Settlement Agreement Payment

On June 24, 2024, we entered into a Confidential Settlement Agreement and Mutual General Release (the “Triton Settlement Agreement”) with Triton Value Partners, LLC, Donald Gasgarth, Paul Freischlag, Jr., Jeff Zwitter (the “Plaintiffs”), and Steven Urvan and TVP Investments LLC (the “Urvan Defendants”) and GunBroker.com, LLC, IA TECH, LLC, and GB Investments, Inc. (the “GunBroker Defendants,” and collectively with the Urvan Defendants, the “Defendants”) to fully resolve and settle all disputes and claims related to the litigation between the Defendants and Plaintiffs captioned Triton Value Partners, LLC et al. v. TVP Investments, LLC et al., Cobb County Superior Court, CAFN 18104869 (the “Triton Action”). Pursuant to the Triton Settlement Agreement, the GunBroker Defendants agreed to pay the Plaintiffs $8,000,000 (the “Settlement Amount”) in a single lump sum payment. The Company agreed to tender the Settlement Amount to an escrow agent on behalf of the GunBroker Defendants within 45 days of the Triton Settlement Agreement’s execution.

In connection with the merger agreement with Gemini, on April 30, 2021, the Company and Mr. Urvan entered into a Pledge and Escrow Agreement (the “Pledge and Escrow Agreement”), pursuant to which Mr. Urvan pledged common stock in the amount of $2.8 million, a portion of which were sent to the Company’s transfer agent for cancellation on September 30, 2024. Pursuant to the Triton Settlement Agreement, each of the Plaintiffs and the Defendants provided mutual releases of all claims as of June 24, 2024, arising from any allegations set forth in the Triton Action. Upon the cancellation of the pledged securities on September 30, 2024, the parties’ payment obligations under the Triton Settlement Agreement were complete.

As a result of the contingency recognized for the Triton Settlement Agreement, we recorded a receivable of $4,800,000. During the year ended March 31, 2025, we recognized the value of shares returned to the Company in lieu of the settlement payment. As of March 31, 2025, Mr. Urvan transferred the shares to the Company and they have been reclassified to treasury stock.

Tenor Litigation

Pursuant to the merger agreement with Gemini, Mr. Urvan was granted sole and exclusive control over the prosecution, defense and settlement of certain designated litigation matters, including the litigation captioned GunBroker.com, LLC v. Tenor Capital Partners, No. 1:20-CV-00613 (N.D. GA.) (the "Tenor Litigation"), and the right to receive any amounts recovered by or awarded to the Company with respect to such matters. In addition, the merger agreement with Gemini required Mr. Urvan to indemnify, defend, hold harmless and reimburse the Company with respect to designated matters, including the Tenor Litigation.

Subsequently, pursuant to the 2025 Settlement Agreement, the Company released Mr. Urvan from certain of these indemnification, defense and hold harmless obligations under the merger agreement. In April 2026, the United States Court of Appeals for the Eleventh Circuit reversed the district court's grant of summary judgment on a breach of fiduciary duty claim asserted by GunBroker in the Tenor Litigation and remanded that claim for further proceedings.

In June 2026, the Company and its subsidiary Speedlight Group I, LLC entered into a side letter agreement with Mr. Urvan confirming his right to control the prosecution, defense, and settlement of the Tenor Litigation was not extinguished by the 2025 Settlement Agreement and clarifying that, consistent with the intent of the merger agreement and the 2025 Settlement Agreement, (i) Mr. Urvan is solely responsible for all costs, fees and expenses incurred in connection with the prosecution, defense and settlement of the Tenor Litigation, (ii) the Company has no obligation to fund, advance, reimburse or indemnify any cost, expense or liability arising from or related to the Tenor Litigation, and (iii) Mr. Urvan may not settle the Tenor Litigation on terms that would result in any obligation or restriction binding upon the Company or its subsidiaries without the prior written consent of the independent and disinterested members of the Board of Directors. The side letter does not amend the merger agreement with Gemini or the 2025 Settlement Agreement and does not revive or reinstate any indemnification or similar obligations of Mr. Urvan that were released pursuant to the 2025 Settlement Agreement. If Mr. Urvan determines to pursue a damage claim for breach of fiduciary duty in the full amount permitted by applicable law, such amount is likely to exceed the $120,000 disclosure threshold of Item 404 of Regulation S-K. The side letter was reviewed and approved by the Company's Audit Committee.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file with the SEC reports of holdings and changes in beneficial ownership of the Company’s securities. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us with respect to fiscal year 2026, we believe that during fiscal year 2026 all our directors and officers and beneficial owners of more than 10% of the Company’s Common Stock timely filed their required Forms 3, 4, or 5, other than (i) Mr. Urvan, who filed one late report relating to the cancellation of shares pursuant to the Triton Settlement Agreement, one late report related to shares granted as compensation for Board service and two late reports related to the issuance of the 7M Warrant and the 13M Warrant, (ii) UFO, which did not timely file a Form 3 upon becoming a 10% beneficial owner and (iii) GDI Air, which did not timely file a Form 3 upon becoming a 10% beneficial owner.

DIRECTOR COMPENSATION

The following table sets forth, for the year ended March 31, 2026, information with respect to compensation for services in all capacities to us and our subsidiaries earned by our directors who served during the year ended March 31, 2026.

Director Compensation Table

Fiscal Year 2026

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Houman Akhavan	$50,217	$91,800	$-	$142,017
Richard Childress	69,658	30,285	-	99,943
David Douglas	49,674	91,800	-	141,474
Randy Luth	106,613	30,285	-	136,898
Jared Smith	-	-	-	-
Christos Tsentas	155,199	122,100	-	277,299
Steven Urvan(3)	38,925	122,100	-	161,025
Rusty Wallace	94,052	30,285	-	124,337
Wayne Walker	187,700	122,100	-	309,800

(1)
The amounts in this column reflect the amounts earned during the fiscal year, whether or not actually paid during such year.
(2)
The amounts in this column reflect the aggregate fair value of the stock awards granted to our directors during the fiscal year, as applicable, calculated in accordance with FASB ASC Topic 718, Compensation, Stock Compensation. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value that may be received by the directors from their stock awards. None of our directors held any unvested stock awards or option awards as of March 31, 2026.
(3)
The amounts in this row are also reported in the "All Other Compensation" column of the Summary Compensation Table below. Mr. Urvan's cash board payments were paid during the part of the fiscal year before he became the Chief Executive Officer and became ineligible for non-employee director cash compensation.

In October 2025, our Board adopted an annual compensation policy to provide annual cash retainers (paid in quarterly installments) for each non-employee director as follows:

Annual Cash Retainer Fee
Non-Employee Director	$60,000
Audit Committee Chair	15,000
Compensation Committee Chair	15,000
Nominations and Corporate Governance Chair	15,000
Audit Committee Member (Non-Chair)	10,000
Compensation Committee Member (Non-Chair)	10,000
Nominations and Corporate Governance Member (Non-Chair)	$10,000

In addition to the cash compensation described above, the director compensation policy provides that, following election at each annual meeting of stockholders of the Company, each non-employee director serving on the Board is entitled to receive an aggregate award of 60,000 restricted shares of Common Stock under the Outdoor Holding Company 2025 Long-Term Incentive Plan (the "2025 Plan") (or any successor equity incentive plan then in effect). Such shares are granted in equal quarterly installments of 15,000 shares on each of November 15, February 15, May 15, and August 15 of the applicable yearly term until re-elected, provided that the director is providing services to the Company through the applicable vesting dates. We also reimburse each director for reasonable travel expenses related to such director’s attendance at board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our Common Stock for:

•
each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our voting securities;
•
each member of our Board of Directors;
•
each of our named executive officers with respect to the year ended March 31, 2026; and
•
all of our directors and current executive officers as of the Record Date, as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, an individual or entity is generally deemed to beneficially own any shares as to which the individual or entity has sole or shared voting or investment power, including any shares that the individual or entity has the right to acquire within 60 days of the Record Date through the exercise of any stock options or other rights. Except as indicated in the footnotes below, we believe, based on the information furnished or available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to community property laws where applicable.

The applicable percentage ownership is based on 116,060,931 shares of Common Stock outstanding as of the Record Date, which includes unvested shares of restricted stock.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage

5% Stockholders
Kanen Wealth Management LLC(2) 6810 Lyons Technology Circle, Suite 160 Coconut Creek, Florida 33073	11,494,006	9.9%

BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	6,385,721	5.5%

Steven Urvan(4) 7491 N Federal Highway STE C5 PMB 379 Boca Raton, FL 33487	37,368,918	27.5%
Directors
Houman Akhavan	60,000	*
David Douglas	60,000	*
Christos Tsentas	191,413	*
Wayne Walker	191,413	*
Named Executive Officers
Steven Urvan(4)	37,368,918	27.5%
Jared R. Smith(5)	1,018,491	*
Jordan Christensen	198,224	*
Paul Kasowski	154,882	*
All directors and officers as a group (7 persons)	38,224,850	28.1%

* Percentage of shares does not exceed 1%.

(1)
Except as otherwise indicated, the address of each beneficial owner listed is c/o Outdoor Holding Company, 1100 Circle 75 Pkwy, Suite 1300, Atlanta, GA 30339.
(2)
Amount reported is based on the Schedule 13G filed with the SEC on November 12, 2025 by Kanen Wealth Management LLC (“KWM”) on its own behalf and on behalf of certain affiliates. The filing reports that KWM is the beneficial owner of and has shared dispositive power with respect to 11,494,006 shares of Common Stock and has shared voting power with respect to 11,494,006 shares of Common Stock.
(3)
Amount reported is based on the Schedule 13G filed with the SEC on November 8, 2024 by BlackRock, Inc. (“BlackRock”). The filing reports that BlackRock is the beneficial owner of and has sole dispositive power with respect to 6,385,721 shares of Common Stock and has sole voting power with respect to 6,291,564 shares of Common Stock.
(4)
Includes (i) 7,000,000 shares underlying the 7M Warrant held by GDI Air, which warrant is exercisable within 60 days of the Record Date, (ii) 13,000,000 shares underlying the 13M Warrant held by GDI Air, which warrant is exercisable within 60 days of the Record Date, (iii) 17,222,857 shares held by UFO LLC (“UFO”) and 146,061 shares held by Mr. Urvan. GDI Air is a single-member limited liability company whose sole member is UFO. UFO is a single-member limited liability company whose sole member is the 50 X 50 Trust, a Nevada irrevocable domestic asset protection trust of which Mr. Urvan is the grantor, investment trust adviser, and a discretionary beneficiary. Mr. Urvan serves as a manager of UFO and, in such capacity, has sole voting and dispositive power over the shares owned or controlled by UFO.
(5)
Includes 400,000 shares underlying a stock option granted on July 24, 2023, which is fully vested and exercisable within 60 days of the Record Date.

Change-in-Control

There are no arrangements currently in effect, the operation of which may at a subsequent date result in a change of control of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of March 31, 2026 with respect to our compensation plans under which equity securities may be issued.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2025 Long-Term Incentive Plan	-	-	9,139,278
2017 Equity Incentive Plan(1)	400,000	$2.08	—
Total	400,000	-	9,139,278
(1)
In October 2017, our Board of Directors approved the 2017 Plan. The 2017 Plan initially permitted the issuance of equity-based instruments covering up to a total of 485,000 shares of Common Stock. Our Board of Directors and stockholders approved an increase of 4,515,000 shares in October 2020, an additional increase of 1,000,000 shares in March 2023, and an additional increase of 3,000,000 shares in February 2024, bringing the total shares allowed under the 2017 Plan to 9,000,000. The 2017 Plan was terminated with respect to future awards on August 29, 2025 and was replaced by the 2025 Plan.

EXECUTIVE OFFICERS

The following table sets forth the name and position of each of our current executive officers. All executive officers serve at the discretion of the Board.

Name	Title
Steven Urvan	Chief Executive Officer(1)
Paul Kasowski	Chief Financial Officer
Jordan Christensen	Chief Legal Officer, Corporate Secretary(2)
(1)
Mr. Urvan was appointed as Chief Executive Officer effective May 30, 2025.
(2)
Mr. Christensen was appointed as Chief Legal Officer effective June 1, 2025 and Corporate Secretary effective September 10, 2025.

Below is a discussion of the business experience of and certain other biographical information with respect to each of the executive officers identified in the table above.

Steven Urvan, age 60, serves as our Chief Executive Officer and Chairman of the Board. His business experience is discussed above in “Profiles of Our Director Nominees.”

Paul Kasowski, age 50, was appointed our Chief Financial Officer effective September 20, 2024. Prior to that, Mr. Kasowski served as the Chief Compliance and Transformation Officer when he joined the Company in January 2024. He brings extensive knowledge across finance, strategy, and transformation from his career leading value creation initiatives in both public and private companies. Prior to joining the Company, Mr. Kasowski held the role of SVP, Business Transformation for Kinder’s Seasonings & Sauces from 2022 to 2023 where he professionalized financial reporting and implemented margin improvement projects while building a winning culture for this high growth brand. He was CFO for Arizona Natural Resources, a privately owned manufacturer of premium beauty care products where he oversaw finance, accounting, IT, HR, planning, and sourcing from 2020 to 2021. Mr. Kasowski held the role of VP, Financial Planning & Analysis for Igloo Products Corp., a manufacturer of coolers and hydration products based in Katy, TX. From 2003 to 2019, he held progressing roles in finance, strategy and operations for Del Monte Foods and Ainsworth Pet Nutrition. He earned his M.S. in Supply Chain Management from Michigan State University, his MBA from Ohio University and his Bachelor of Science degree in Finance from Robert Morris University.

Jordan Christensen, age 39, has served as the Company’s Chief Legal Officer since June 1, 2025 and as Corporate Secretary since September 10, 2025. Mr. Christensen previously served as the Company’s General Counsel from June 2024 until his appointment as Chief Legal Officer. Prior to joining the Company, he served as Chief Legal Officer of Nxu, Inc. from June 2023 to June 2024. Earlier in his career, Mr. Christensen held legal roles with the Salt River Pima-Maricopa Indian Community from November 2015 to June 2023 and served as an Assistant Attorney General for the State of Arizona from June 2013 to November 2015. Through his consulting firm, WCAZ Law, PLLC, he has provided legal and business advisory services to numerous early-stage startup and microcap public companies since 2020. Mr. Christensen also serves as a Judge Pro Tempore for the Maricopa County Superior Court and has been a member of the Arizona State Bar Editorial Board since 2019. He received his J.D. from The Ohio State University Moritz College of Law and M.B.A. from the University of Wisconsin. Mr. Christensen brings significant experience in corporate governance, public company reporting, and legal affairs.

EXECUTIVE COMPENSATION

Overview

The compensation program for our executive officers is administered by our Compensation Committee with Board oversight and approval. The intent of our compensation program is to align our executives’ interests with those of our stockholders, while providing reasonable and competitive compensation.

The purpose of this Executive Compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individuals who served as our principal executive officer during fiscal year 2026; (ii) our two most highly compensated executive officers, other than the individuals who served as our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of March 31, 2026, with compensation during fiscal year 2026 of $100,000 or more; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers on March 31, 2026. We refer to these individuals as our “named executive officers.” For fiscal year 2026, our named executive officers and the positions in which they served are listed below:

•
Steven Urvan, our Chief Executive Officer;
•
Jared R. Smith, our former Chief Executive Officer;
•
Paul Kasowski, our Chief Financial Officer; and
•
Jordan Christensen, our Chief Legal Officer and Corporate Secretary.

Compensation Committee Overview

The purpose of the Compensation Committee includes determining, or when appropriate, recommending to the Board for determination, the compensation of our Chief Executive Officer and other executive officers and discharging the Board’s responsibilities relating to Company compensation programs in light of the goals and objectives of our compensation program for that year. As part of its responsibilities, the Compensation Committee evaluates the performance of our Chief Executive Officer and, together with our Chief Executive Officer, assesses the performance of our other executive officers. Although we do not target executive compensation to any peer group median, we strive to provide a compensation package that is competitive in the market and rewards each executive’s performance. The Compensation Committee recommends compensation packages for approval by the Board of Directors.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and reward executive officers in alignment with our business objectives and long-term stockholder interests. For fiscal 2026, the material elements of our executive compensation program were base salary, cash bonuses, and equity-based compensation.

Compensation Program Objectives

We structure our executive compensation program around three compensation elements: base salary; discretionary cash bonuses; and equity awards. We believe that the combination of these three elements allows the Company to attract, retain and reward executive officers in alignment with our business objectives and long-term stockholder interests. The discussion below describes the methodology the Compensation Committee used in determining why it believes each element of compensation is aligned with the interest of our stockholders. In determining the amounts to pay, the Compensation Committee considers each named executive officer’s performance of their responsibilities and duties, as well as the compensation for similar positions at comparable companies.

Base Salary

Base salaries provide a level of fixed compensation sufficient to attract and retain a high-quality leadership team, when considered in combination with the other components of our executive compensation program. The Compensation Committee reviews base salaries annually to ensure they are in line with industry standards and each individual's experience.

For fiscal 2026, the base salaries for Messrs. Urvan, Smith, Kasowski and Christensen were set at $1, $500,000, $325,000 and $400,000 respectively.

Cash Bonuses

Mr. Kasowski is eligible to receive an annual cash performance bonus in an amount up to 100% of his annual base salary, dependent on achieving Company and personal goals. Mr. Christensen is eligible to receive an annual cash performance bonus awarded in the sole discretion of the Board or as delegated by the Board to the Compensation Committee. Such bonuses are payable pursuant to the terms of the foregoing individuals' executive employment agreements and are approved by the Compensation Committee.

Notwithstanding the terms of the employment agreements of certain of our named executive officers, we paid discretionary cash bonuses to certain of our named executive officers from time to time in recognition of their contributions to the Company’s performance, the amounts of which are included in the “Bonus” column in the Summary Compensation Table below.

Equity Awards

We provide equity compensation to our named executive officers in order to further align their interests with those of our stockholders and to further focus our named executive officers on our long-term performance.

Awards of Common Stock

In recognition of their contributions to the Company's performance, and pursuant to their employment agreements, Messrs. Kasowski, and Christensen were granted 200,000 and 360,000 shares of Common Stock, respectively. Such shares vest in quarterly installments of 25,000 shares for Mr. Kasowski and 45,000 shares for Mr. Christensen, in each case subject to his continued employment through the applicable vesting date. The number of shares of Common Stock granted pursuant to the named executive officers’ employment agreements are not subject to adjustment in the event of a stock split, stock dividend, re-capitalization or similar event unless such adjustment is expressly agreed upon by the Company and the executive.

In connection with his resignation, and pursuant to the terms of an executive separation agreement, Mr. Smith was awarded 259,998 shares of restricted Common Stock as of May 30, 2025.

Award of Options to Purchase Common Stock

Pursuant to the terms of his employment agreement, in July 2023, Mr. Smith was granted stock options to purchase 400,000 shares of Common Stock, 100,000 of which vested immediately and 300,000 of which were scheduled to vest in equal quarterly installments of 25,000 over three years beginning in the quarter ended September 30, 2023. As discussed in further detail below, in connection with his resignation and pursuant to the terms of an executive separation agreement, the vesting was accelerated by the Board effective May 30, 2025.

Stockholder Engagement

At our 2025 annual meeting of stockholders, approximately 94% of the votes cast were in favor of the proposal to approve, on an advisory basis, the compensation of our named executive officers. Based upon the results of such advisory vote and our review of our compensation policies and decisions, the Board and Compensation Committee believe that these policies and decisions are consistent with our compensation philosophy and objectives and align the interests of our named executive officers with the long-term goals of the Company. We value and continue to seek the feedback we receive from our stockholders in regard to our executive compensation practices.

Perquisites and Other Personal and Additional Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Attributed costs, if any, of the personal benefits for the named executive officers for the years ended March 31, 2026 and 2025 are included in the “All Other Compensation” column in the Summary Compensation Table.

We maintain broad-based benefits that are provided to all full-time employees, including medical, dental, group life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance and a tax-qualified 401(k) plan. The Company subsidizes 100% of some executive officers’ health insurance premiums, when required by contract, whereas only a portion of non-executive employees’ premiums are subsidized by the Company. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. All of our 401(k) plan participants are eligible for employer matching contributions equal to 100% of the participant’s elective deferral contributions up to 3% of the participant’s compensation. Our 401(k) plan also permits us to make discretionary contributions, and all of our contributions are subject to established limits and a vesting schedule. We do not maintain any defined benefit pension plans or any non-qualified deferred compensation plans.

The Company also provides meals or reimbursement of meal expenses for named executive officers, as well as certain other miscellaneous expenses described in the footnotes to the Summary Compensation Table.

From time to time, the Company reimburses named executive officers for expenses related to marketing and business development activities, such as hunting trips with customers and suppliers.

Accounting and Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation of over $1,000,000 paid for any fiscal year to an individual who was a named executive officer. The Compensation Committee and the Board will continue to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth the compensation of our named executive officers for the years ended March 31, 2026 and 2025.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation (3)		Total

Steven Urvan, Chief Executive Officer(4)	2026	$1	$-	$-	$-	$-	$177,167	(5)	$177,168
Jared R. Smith(6)	2026	$86,619	$-	$-	$-	$-	$1,066,972	(7)	$1,153,591
Former Chief Executive Officer	2025	$500,000	$175,000	$-	$-	$-	$40,739		$715,739
Paul Kasowski(8)	2026	$325,000	$325,000	$-	$313,750	$-	$25,145	(9)	$988,895
Chief Financial Officer	2025	$301,982	$113,750	$-	$150,000	$-	$18,586		$584,318
Jordan Christensen, Chief Legal Officer, Corporate Secretary(10)	2026	$387,503	$400,000	$-	$576,050	$-	$11,625	(11)	$1,375,178
(1)
The amounts in this column reflect the amounts earned during the fiscal year, whether or not actually paid during such year.
(2)
The amounts in this column reflect the aggregate fair value of stock awards or options awards, as applicable, granted to our named executive officers during the applicable fiscal year, calculated in accordance with ASC Topic 718, Stock Compensation ("ASC 718"). The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in this Form 10-K. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value received by our named executive officers.
(3)
The named executive officers participate in certain group life, health, hospitalization, and medical reimbursement plans, the costs of which are not disclosed in this column because such plans are available generally to salaried employees and do not discriminate in scope, terms, and operation.
(4)
Mr. Urvan was appointed Chief Executive Officer of the Company effective May 30, 2025. Information for fiscal 2025 is not included because Mr. Urvan was not a named executive officer during fiscal 2025.
(5)
This amount consists of (i) $16,142 of aggregate incremental costs related to Company-paid health and medical insurance premiums of Mr. Urvan and his family, (ii) $38,925 in cash compensation for Mr. Urvan's role as a member of the Board from April 1, 2025 to May 30, 2026 and (iii) $122,100 in aggregate fair value of stock awards issued to Mr. Urvan for his role as a member of the Board.
(6)
Mr. Smith served as Chief Executive Officer from July 24, 2023 to May 30, 2025.
(7)
This amount consists of (i) a $625,000 cash payment in connection with Mr. Smith's resignation (ii) $48,728 in incremental fair value, calculated in accordance with ASC 718, in connection with the acceleration of Mr. Smith's stock option to purchase 400,000 shares of Common Stock, (iii) $366,597 attributable to the 259,998 shares of restricted stock issued pursuant to Mr. Smith's separation agreement (iv) $6,619 in Company contributions to a 401(k) plan for the benefit of Mr. Smith and (v) $20,028 of aggregate incremental costs related to Company-paid health and medical insurance premiums of Mr. Smith and his family.
(8)
Mr. Kasowski was appointed Chief Financial Officer of the Company effective September 20, 2024.
(9)
This amount consists of (i) $7,934 in Company contributions to a 401(k) plan for the benefit of Mr. Kasowski and (ii) $17,211 of aggregate incremental costs related to Company-paid health and medical insurance premiums for Mr. Kasowski and his family.
(10)
Mr. Christensen was appointed Chief Legal Officer of the Company on June 1, 2025 and appointed Corporate Secretary of the Company on September 10, 2025. Information for 2025 is not included because Mr. Christensen was not a named executive officer during 2025.
(11)
This amount consists of $11,625 in Company contributions to a 401(k) plan for the benefit of Mr. Christensen.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information about unexercised options and unvested stock and equity incentive plan awards outstanding with respect to our named executive officers at March 31, 2026.

	Option Awards					Stock Awards
	Number of securities underlying unexercised options	Number of securities underlying unexercised options	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
	(#)	(#)	(#)	($)		(#)	($)	(#)	($)
	exercisable	unexercisable
Steven Urvan	-	-	-	$-	-	-	$-	30,000(1)	$60,300
Jared R. Smith	400,000(2)	-	-	$2.08	7/24/2034	-	$-	-	$-
Paul Kasowski	-	-	-	$-	-	-	$-	150,000(3)	$301,500
Jordan Christensen	-	-	-	$-	-	-	$-	225,000(4)	$452,250
(1)
Represents a restricted stock award that vests in quarterly installments of 15,000 shares, subject to Mr. Urvan's continued service on the Board through each vesting date.
(2)
These options were fully vested as of March 31, 2026.
(3)
Represents a restricted stock award that vests in quarterly installments of 25,000 shares, subject to Mr. Kasowski’s continued service through each vesting date.
(4)
Represents a restricted stock award that vests in quarterly installments of 45,000 shares, subject to Mr. Christensen’s continued service through each vesting date.

Employment Agreements

We have entered into employment agreements with certain of our named executive officers, the material terms of which are set forth below.

Kasowski Employment Agreement

Effective as of September 20, 2024, the Company entered into an employment agreement with Paul Kasowski, which replaced and superseded his prior employment agreement, pursuant to which Mr. Kasowski agreed to serve as the Company's Chief Financial Officer for an initial two-year term, with up to two automatic one-year renewal periods unless terminated earlier in accordance with its terms.

Mr. Kasowski’s employment agreement provides that he will receive an annual base salary of $325,000 subject to annual increases in the sole discretion of the Compensation Committee. The agreement also provides that Mr. Kasowski is entitled to receive 25,000 shares of Common Stock each quarter. Mr. Kasowski is also eligible to receive cash performance-based bonuses as determined in the sole discretion of the Compensation Committee from time to time. Mr. Kasowski’s employment agreement also contains confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Christensen Employment Agreement

On May 1, 2025, the Company entered into an amended and restated employment agreement with Jordan Christensen, which replaced and superseded his prior employment agreement dated April 4, 2024, pursuant to which Mr. Christensen agreed to serve as the Company's Chief Legal Officer.

Mr. Christensen’s amended and restated employment agreement provides that he will receive an annual base salary of $400,000, subject to periodic review by the Board or the Compensation Committee. The agreement also provides for Mr. Christensen an aggregate of 360,000 shares of Common Stock granted in equal quarterly installments of 45,000 shares per quarter over the initial term of the agreement. In addition, Mr. Christensen is eligible to receive annual performance-based cash bonuses in the sole discretion of the Board. Pursuant to the terms of the agreement, Mr. Christensen is also entitled to participate in employee benefit plans, receive reimbursement for business expenses, and take paid time off in accordance with Company policy. The agreement has an initial term of 24 months, with automatic one-year renewal periods unless terminated earlier in accordance with its terms. The agreement further provides for severance and other payments upon certain qualifying terminations, including termination without cause or for good reason, as well as accelerated vesting of equity awards in specified circumstances, including upon a change in control (as further described below). The agreement also contains customary confidentiality, non-competition, non-solicitation, non-disparagement, and other restrictive covenant provisions.

Severance Payments under the Employment Agreements

In the event that the employment of Mr. Christensen or Mr. Kasowski is terminated by the Company without “cause” (as defined in each respective employment agreement) or by Mr. Christensen or Mr. Kasowski for “good reason” (as defined in each respective employment agreement), then Mr. Christensen or Mr. Kasowski, as applicable, will be entitled to receive a severance package which includes 12 months of base salary following the effective date of termination. In each case, such severance is subject to the applicable executive’s execution and delivery to the Company of a release of claims.

In the event that Mr. Christensen’s employment is terminated by the Company without “cause” or Mr. Christensen terminates his employment for “good reason”, in either case upon or within 12 months following the effective date of a “change in control” (as defined in the 2025 Plan), Mr. Christensen will be entitled to receive a payment equal to 12 months of base salary following the effective date of termination, the accelerated vesting of the stock award granted pursuant to the employment agreement, a pro-rated target annual bonus through the date of termination and release from the non-competition covenant set forth in his employment agreement, in lieu of any other severance amounts, subject to his execution of a release of claims.

With respect to Mr. Christensen, the severance payments will be paid in accordance with the Company’s regular payroll practices, commencing with the first payroll period after the effective date of the release of claims and, subject to timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), payment of group health insurance premiums for a period of up to 12 months following the date of termination or until COBRA benefits otherwise end.

With respect to Mr. Kasowski, the severance payments will include salary and insurance benefits for a period of 12 months from the effective date of termination and 100% accelerated vesting of any shares and options, including any remaining unvested shares and options, which shall immediately become vested and issuable upon termination.

Smith Employment Agreement and Executive Separation Agreement

On December 15, 2022, the Company and Mr. Smith entered into an employment agreement, pursuant to which Mr. Smith served as our Chief Operating Officer.

On July 24, 2023, in connection with Mr. Smith’s appointment as Chief Executive Officer, the Company and Mr. Smith entered into an amended and restated employment agreement. The amended and restated employment agreement provided for an initial term of three years, with the Company having the right to extend the agreement for up to three additional one-year terms. Mr. Smith’s amended and restated employment agreement would be terminated automatically upon Mr. Smith’s death and could be terminated by either party with or without cause in accordance with state and federal law, or by the Company upon Mr. Smith’s disability, as defined in the amended and restated employment agreement. Mr. Smith’s amended and restated employment agreement provided for (i) an annual base salary of $500,000, subject to annual increases of up to 6% as determined in the discretion of the Board and subject to the recommendation of the Compensation Committee, (ii) 400,000 shares of Common Stock over the term of the agreement, vesting and issuable on a quarterly basis, and (iii) stock options to purchase 400,000 shares of Common Stock. Such options were to vest (i) 100,000 on July 24, 2023, and (ii) the remaining 300,000 in equal quarterly installments of 25,000 over three years beginning with the September 30, 2023 quarter, provided, in each case, that Mr. Smith remained in the continuous employ of the Company as of the end of each quarter. Mr. Smith was also eligible to earn an annual cash performance bonus in such amount, if any, as determined in the sole discretion of the Board and subject to the recommendation of the Compensation Committee, which bonus target is 100-125% of his annual salary.

Mr. Smith’s amended and restated employment agreement also includes confidentiality, non-competition, non-solicitation and non-disparagement provisions. The agreement provided that, for six months following the date of his termination, or 90 business days if Mr. Smith was terminated without cause upon a change in control (the “Restricted Period”), Mr. Smith was prohibited from, directly or indirectly, in any territory in which the Company operates, (i) engaging in, marketing, selling, or providing any products or services that are the same or similar to or otherwise competitive with the products and services sold or provided by the Company or (ii) owning, acquiring, or controlling any interest, financial or otherwise, in a third party or business or managing, participating in, consulting with, rendering services for or otherwise, any business, that in each case is engaged in selling or providing the same, similar or otherwise competitive services or products that the Company is selling or providing, other than ownership of 1% or less of the equity of a publicly traded company. Further, during the Restricted Period, Mr. Smith could not, directly or indirectly, (i) call on, solicit, or service, engage or contract with, or take any action that may interfere with, impair, subvert, disrupt, or alter the relationship, contractual or otherwise, between the Company and any current or prospective customer, supplier, distributor, agent, contractor, developer, service provider, licensor, licensee or other material business relation of the Company, (ii) divert or take away the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished, or sold by the Company) of any of the Company’s clients, customers, or accounts, or prospective clients, customers, or accounts, (iii) solicit, induce, recruit or encourage any employees or independent contractors of or consultants to the Company to terminate their relationship with the Company or take away or hire such employees, independent contractors or consultants, or (iv) attempt to do any of the foregoing.

On May 21, 2025, the Company entered into an executive separation agreement with Mr. Smith which became effective as of May 30, 2025. As a result, Mr. Smith’s amended and restated employment agreement terminated, except for certain customary surviving provisions. Pursuant to the executive separation agreement, Mr. Smith received certain separation benefits, including: (i) payment of all compensation and benefits to which Mr. Smith is legally entitled under his amended and restated employment agreement through May 21, 2025; (ii) a lump sum cash separation payment equal to $625,000 (an amount equal to 15 months of Mr. Smith’s annual base salary); (iii) reimbursement for all reimbursable expenses due to Mr. Smith under the amended and restated employment agreement as of May 30, 2025; and (iv) a lump sum payment equal to the value of Mr. Smith’s accrued and unused vacation and paid time off balance as of May 30, 2025. The Company also agreed to pay premiums for extended health insurance coverage under COBRA for a period of 12 months for Mr. Smith and his family, or until Mr. Smith’s coverage otherwise terminated in accordance with COBRA or on account of Mr. Smith’s eligibility to receive coverage under a subsequent employer’s program.

Pursuant to the executive separation agreement, Mr. Smith was permitted to retain 100% of his nonqualified stock options and shares of Common Stock, including any remaining unvested shares and options, which immediately became vested and exercisable as of May 30, 2025, subject to the terms and conditions of the 2017 Equity Incentive Plan (the “2017 Plan”) and any applicable award documentation with respect to such options, which terms and conditions include exercisability of the options for up to ten years after the original issuance date.

Equity Award Timing Policy

We do not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of such awards in relation to the disclosure of material non-public information by the Company. If in the future we grant new awards of options, stock appreciation rights, or similar option-like instruments, we will establish a policy regarding the timing of such awards in relation to the disclosure of material non-public information, and the Board will evaluate the appropriate steps to take in relation to the foregoing.

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

401(k) Plan

The Company maintains a tax-qualified 401(k) savings plan which allows participants to defer eligible compensation up to the maximum permitted by the Internal Revenue Service and provides for discretionary matching contributions by the Company.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officers and the other named executive officers (as calculated in accordance with Item 402(v) of Regulation S-K). Compensation actually paid does not necessarily reflect the actual amount of compensation earned by or paid to our named executive officers during the applicable year.

Year	Summary Compensation Table Total for PEO 1(1)	Summary Compensation Table Total for PEO 2(1)	Compensation Actually Paid to PEO 1(1)(3)	Compensation Actually Paid to PEO 2(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Paid to Non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return	Net Loss from Continuing Operations
2026	$177,168	$1,153,591	$177,168	$1,153,591	$1,182,037	$1,281,962	$139.59	$(4,945,592)
2025	$-	$715,739	$-	$1,176,680	$667,574	$413,370	$70.05	$(65,221,463)
2024	$-	$2,324,574	$-	$1,898,887	$1,199,669	$756,517	$102.03	$(5,350,176)
(1)
PEO 1: Mr. Urvan has served as our Principal Executive Officer ("PEO") since May 30, 2025. PEO2: Mr. Smith served as our PEO for part of the 2026 fiscal year and for the full 2025 and 2024 fiscal years.
(2)
The non-PEO NEOs for the applicable fiscal years were as follows:

2026: Jordan Christensen and Paul Kasowski

2025: Paul Kasowski, Robert D. Wiley, Fred Wagenhals, Tod Wagenhals and Anthony Tate

2024: Fred Wagenhals, Robert D. Wiley, Anthony Tate and Tod Wagenhals

(3)
The Summary Compensation Table totals reported for our PEOs and the average of the Non-PEO NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”.

	2026			2025		2024
	PEO 1	PEO 2	AVERAGE FOR OTHER NEOs	PEO 2	AVERAGE FOR OTHER NEOs	PEO 2	AVERAGE FOR OTHER NEOs
Summary Compensation Table ("SCT") Total	$177,168	$1,153,591	$1,182,037	$715,739	$667,574	$2,324,574	$1,199,669
Less: Amount reported under the "Stock Awards" Column of the SCT	$-	$-	$(444,900)	$-	$(119,810)	$(1,060,973)	$(555,400)
Plus: Year End Fair Value of Outstanding and Unvested Equity Awards	$-	$-	$351,750	$-	$13,800	$-	$13,750
Plus: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$-	$-	$-	$-	$-	$-	$39,000
Plus: Fair Value on Vesting Date of Equity Awards Granted and Vested in the Year	$-	$-	$193,075	$509,669	$69,030	$807,949	$257,998
Plus: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$-	$-	$-	$-	$(58,640)	$-	$11,188
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions of the Year	$-	$-	$-	$(48,728)	$(158,584)	$(172,663)	$(209,688)
Plus: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation	$-	$-	$-	$-	$-	$-	$-
Total Adjustments:	$-	$-	$99,925	$460,941	$(254,204)	$(425,687)	$(443,152)
COMPENSATION ACTUALLY PAID	$177,168	$1,153,591	$1,281,962	$1,176,680	$413,370	$1,898,887	$756,517

Relationship Between Compensation Actually Paid and Total Stockholder Return

The graph below illustrates the relationship between our TSR and Compensation Actually Paid for the PEO(s) and Average Compensation Actually Paid to our Non-PEO NEOs.

Relationship Between Compensation Actually Paid and GAAP Net Income

The graph below reflects the relationship between the Compensation Actually Paid to our PEO(s) and to our non-PEO NEOs (on average) and our GAAP Net Income (Loss) from Continuing Operations.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PKF of Texas, PC (“PKF”) served as the Company’s independent registered public accounting firm from April 8, 2021 to July 2, 2025. On July 2, 2025, the Audit Committee approved the replacement of PKF as the Company’s independent registered public accounting firm, due to the acquisition of certain assets of PKF by WithumSmith+Brown, PC (“Withum”) effective July 2, 2025. Withum served as the Company’s independent registered public accounting firm from July 2, 2025 to June 26, 2026.

On June 26, 2026, the Audit Committee approved the dismissal of Withum as the Company’s independent registered public accounting firm and approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027, effective upon the dismissal of Withum. A representative of Grant Thornton is not expected to be present at the Annual Meeting and, as such, a representative of Grant Thornton will not be available to make a statement or respond to questions during the Annual Meeting.

Stockholder ratification of the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm is not required by the Delaware Bylaws or otherwise. Nonetheless, the Board has elected to submit the appointment of Grant Thornton to our stockholders for ratification. With respect to this Auditor Ratification Proposal, the Board’s Audit Committee is not bound by either an affirmative or negative vote. The Audit Committee will consider a vote against Grant Thornton by the stockholders in selecting the Company’s independent registered accounting firm in the future.

Change in Certifying Accountant

During the fiscal year ended March 31, 2026, and the subsequent interim period through June 26, 2026, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such year.

During the fiscal year ended March 31, 2026, and the subsequent interim period through June 26, 2026, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended March 31, 2026 and 2025, and subsequent to the interim period through June 26, 2026, neither the Company nor anyone acting on its behalf consulted with Grant Thornton LLP regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve the Auditor Ratification Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL

PROPOSAL 3

APPROVAL OF THE REDOMESTICATION OF THE COMPANY

FROM DELAWARE TO TEXAS BY CONVERSION

Introduction

The Board has recommended that stockholders approve the conversion of the Company from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Texas (the “Texas Corporation”) and adopt the resolutions of the Board approving the redomestication attached as Annex A to this Proxy Statement (the "Texas Redomestication Resolutions"), as more fully described in this Proposal 3. The Board has determined that the redomestication is in the best interests of the Company and its stockholders. The Company refers to the proposed redomestication of the Delaware Corporation by way of a conversion into the Texas Corporation as the “Texas Redomestication” and the proposal as the “Texas Redomestication Proposal.”

Reasons for the Texas Redomestication

The Board’s determination that the Texas Redomestication is in the best interests of the Company and its stockholders, and the Board’s decision to recommend that the Company’s stockholders vote to approve the Texas Redomestication, were the result of extensive deliberation and consideration, including discussions with management and legal counsel. As described further below, the Board believes that the Texas Redomestication will strengthen the ability of the Board and management to execute the Company’s strategy and generate long-term stockholder value. In this regard, the Board considered the following factors, among others:

•
Texas law is expected to provide greater certainty for Board and management decision-making, particularly with respect to innovative, large-scale strategic actions.
•
The Company is in the process of moving its headquarters from Atlanta, Georgia to Dallas, Texas, meaning the Texas Redomestication would align the Company’s legal home with its new headquarters location and deepen its ties to local communities, customers, suppliers and business partners. Texas contains a high concentration of GunBroker registered users, transaction volume, and FFL network participants. Many of the platform's top sellers are located in Texas
•
Incorporating in Texas may reduce opportunistic and frivolous litigation.
•
Texas law provides additional statutory protections for the Company’s industry, as compared to Delaware.
•
The economic and voting rights of stockholders are expected to remain reasonably comparable following the Texas Redomestication.
•
Texas provides a more business-friendly environment.
•
The Texas Redomestication is expected to result in net annual cost savings.

Statute-Based Approach to Corporate Law Provides Greater Certainty for Decision-Making

The Board and management believe that Texas offers the Company advantages in key areas of corporate governance, including the protection of directors and officers and transactional certainty.

Amendments to the Texas Business Organizations Code (the “TBOC”) in 2025 (the “Texas Law Amendments”) included codification of the business judgment rule for publicly traded Texas corporations (and other Texas corporations that opt in), creating statutory presumptions that, when making business decisions, directors and officers act in good faith, on an informed basis, in the best interests of the corporation, and in compliance with the entity’s governing documents. As a result, if the Texas Redomestication is approved and effected, the Company and its stockholders will have greater certainty about how courts will review board decisions, replacing open-ended standards with clear statutory rules that protect good faith judgments made in a dynamic and complex business environment.

The Texas Law Amendments also provide additional statutory protections for directors and officers against stockholder claims for breach of the duty of care. These additional protections are expected to support the Company’s ability to attract and retain top talent necessary to oversee and drive strategic execution and reduce the risk that defensive decision-making could detract from the creation of stockholder value.

In addition, Texas has established the Texas Business Court to preside over certain corporate and commercial claims. The Texas Business Court, which became operational in September 2024, is staffed with judges who have substantial experience in complex civil litigation and business disputes. The Board expects that establishing an exclusive forum in the Texas Business Court will provide the Company with a reliable and expert forum for efficient dispute resolution.

In sum, the Board considered that Texas’s statute-based approach of defining key requirements for internal management of a corporation’s affairs reduces reliance on judicial discretion and therefore offers potentially more predictable standards to guide corporate conduct, compared to Delaware’s approach, which relies more heavily on case law and evolving judicial standards.

Opportunity to Build an Operational Nexus to Texas

The Company is in the process of moving its headquarters from Atlanta, Georgia to Dallas, Texas. Management believes that having its headquarters in Texas will deepen the Company’s ties to state and local communities, including its customer base, business partners, and other stakeholders that are integral to the Company’s long-term success and competitive positioning. As the owner and operator of the GunBroker marketplace, and with an ecosystem of buyers and sellers who are outdoor enthusiasts, sport shooters, collectors and general consumers of firearms and related products, Texas more closely aligns with the Company’s brand identity, customer base and investor base. The headquarters relocation reflects, in part, the public policy and business environment in the state. Texas has a substantial concentration of licensed firearms dealers, pawnbrokers, manufacturers and other industry participants.

The Texas Redomestication would align the Company’s legal framework with this operational commitment and with its culture, brand, identity and strategic position as one of the largest online marketplaces dedicated to firearms, hunting, shooting and related products. The Board believes the Texas Redomestication would provide a tighter alignment between the Company’s legal regime and strategic footprint. Because GunBroker facilitates transactions among buyers and sellers and relies on federally licensed firearms dealers to complete transfers of regulated items, the Board believes that establishing the Company’s headquarters and legal domicile in Texas may facilitate closer relationships with marketplace sellers, transfer dealers, manufacturers, advertisers and other commercial partners. A presence in this market may also provide the Company with additional opportunities for seller recruitment, dealer outreach, product testing, customer feedback, compliance education and business development. Becoming a Texas corporation would signal the Company’s commitment to Texas and the firearms communities it serves, and the Board believes the change may enhance long-term stockholder value by providing a more business-supportive governance environment and a statutory framework that will provide greater certainty. In short, the Texas Redomestication would place the Company under the laws of the jurisdiction to which it is building the strongest ties.

In contrast, besides its incorporation in Delaware, the Company has no nexus to, or meaningful presence in, Delaware. The Company’s executives and management do not operate in Delaware, and the Board does not hold its meetings in Delaware. Like many other companies, Delaware was originally chosen as the Company’s state of incorporation in 2016 because of the legal framework in place at the time. However, since the Company’s incorporation, the legal framework in Texas has evolved in a manner which is expected to provide significant benefits for the Company and its stockholders.

May Reduce Opportunistic and Frivolous Litigation

The Texas Redomestication may reduce the potential for opportunistic and frivolous litigation against the Company, its subsidiaries and their directors and officers. The Board considered the growing volume and cost of stockholder litigation in Delaware, including certain high-profile cases that have generated significant expense and distraction for public companies and their boards. Frequent claims against public company directors and officers impose substantial defense expenses, divert management’s attention from a public company’s operations, and can deter highly qualified individuals from serving as directors or officers, often without providing meaningful benefit to the public company or its stockholders.

Texas’s codification of the business judgment rule gives the leadership of Texas corporations more protection to confidently make decisions in a complex marketplace. Although codifying the business judgment rule may lower the volume and severity of stockholder litigation over business decisions, it does not eliminate liability for fraud, intentional misconduct, knowing legal violations or ultra vires acts. A plaintiff asserting breach of any fiduciary duty in Texas must now both rebut at least one of those presumptions and plead with particularity that the breach involved fraud, intentional misconduct, a knowing violation of law or an ultra vires act. The Board and management believe that the Texas Law Amendments will result in a shift toward fewer but more serious cases, with stronger pleading requirements, and more decisions resolved at the motion to dismiss or summary judgment stage rather than through costly, discovery-heavy litigation. For Texas corporations and their insurers that provide directors’ and officers’ liability coverage, this greater predictability can reduce defense costs, settlement pressure, and the need to “price in” expensive litigation risk for board decisions.

Further, Texas law now allows corporations to establish in their certificate of formation or bylaws an exclusive forum for proceedings related to “internal entity claims,” as defined in the TBOC, and to adopt advance jury trial waivers, further improving predictability, reducing duplicative multi-forum litigation risk, and potentially lowering the cost of resolving governance disputes for the benefit of all stockholders. The Company believes that establishing an exclusive forum in the Texas

Business Court and implementing a waiver of jury trial provision could reduce its future litigation costs by limiting the locale of such proceedings and eliminating jury trials of internal entity claims. Therefore, the Company has included an exclusive forum provision and a waiver of jury trial in its proposed Texas certificate of formation (the “Texas Certificate of Formation”).

In sum, the Board believes that the Company’s move to Texas would couple stronger protection for good faith decision-making with remedies reserved for true misconduct, positioning the Company to compete more effectively, attract and retain high-caliber directors and executives, and deliver durable value for its stockholders. The Board also considered the increasingly litigious environment in Delaware, and believes the Texas Redomestication may help attract and retain qualified management and directors by reducing the risk of opportunistic lawsuits. Following the Texas Redomestication, litigation involving the Company’s internal affairs would generally be conducted in Texas, which the Board believes may reduce the time, expense and disruption associated with litigating such matters in a different state. The Texas Redomestication may also generate direct cost savings for the Company and its stockholders, who ultimately bear the financial impact of corporate litigation as a result of costs for attorneys’ fees, indemnification payments, and higher directors’ and officers’ insurance premiums.

Potential Increased Statutory Protection for the Company’s Industry

The Company operates in a highly regulated industry. Through its GunBroker online marketplace, the Company facilitates transactions involving firearms, ammunition and related products. These activities are affected by numerous federal, state and local laws and regulations, including the National Firearms Act of 1934, the Gun Control Act of 1968, the Arms Export Control Act of 1976 and provisions of the Internal Revenue Code of 1986 relating to the Firearms and Ammunition Excise Tax.

At the state level, Texas has enacted express statutory protections relating to lawful commerce in firearms and ammunition that are not directly paralleled under Delaware law. For example, Section 128.001 of the Texas Civil Practice and Remedies Code generally limits the ability of a Texas governmental unit to bring certain actions against a firearm or ammunition manufacturer, trade association or seller for damages, injunctive relief or abatement of a nuisance relating to the lawful design, manufacture, marketing or sale of firearms or ammunition. This limitation is subject to the exceptions specified in the statute, including provisions permitting certain actions by governmental units and preserving the authority of the Texas Attorney General. The Board believes this provision could provide protection to the Company if the Company were determined to constitute a protected seller under the statute and the applicable claim related to the lawful marketing or sale of firearms or ammunition.

Texas law also contains firearm-specific standards applicable to certain products-liability claims. Section 82.006 of the Texas Civil Practice and Remedies Code provides that, in a design-defect action against a manufacturer or seller of a firearm or ammunition, the claimant must prove that the product’s actual design was defective, causing it not to function in a manner reasonably expected by an ordinary consumer, and that the defective design was a producing cause of the claimed injury, property damage or death. Because the Company operates as a marketplace and generally does not take title to products listed by third-party sellers, the extent to which the Company would qualify as a “seller” entitled to this protection is uncertain.

These Texas statutes would not necessarily govern every claim involving the Company. Their applicability would depend on the particular facts, the nature and location of the alleged conduct, the forum, applicable choice-of-law principles and whether the Company falls within the relevant statutory definitions. Nevertheless, the Board considered the existence of these express, industry-specific provisions to be relevant because they reflect a statutory framework that is generally more closely aligned with the lawful firearms commerce facilitated through the Company’s marketplace. Accordingly, the Board believes the Texas Redomestication may provide the Company with additional statutory protections in circumstances in which Texas law applies and would better align the Company’s legal domicile with a jurisdiction whose statutory framework is consistent with the nature of the Company’s business.

Preserves Stockholder Economic and Voting Rights

The Board expressly considered stockholders’ rights under Delaware law and Texas law and believes that the economic and voting rights of stockholders would, on balance, be reasonably comparable as a result of the proposed Texas Redomestication (see the section “Comparison of Stockholder Rights under Delaware and Texas Law” below for the Company’s summary of certain key differences between Delaware law and Texas law). For example, both Delaware and Texas provide similar frameworks for the removal of directors with or without cause, blank check preferred stock, stock buybacks, distribution of dividends, and appraisal rights for certain corporate actions.

The proposed Texas Certificate of Formation and the proposed Texas bylaws (the “Texas Bylaws,” together with the Texas Certificate of Formation, the “Texas Governing Documents”) have been drafted with an intent to generally preserve the current Delaware Charter and the current Delaware Bylaws and to retain comparable stockholder economic and voting rights to the extent the Board deemed appropriate. Where there are distinctions between Delaware corporate law and Texas corporate law, the Board concluded that most were differences in default rules that could be reconciled by choices in the Texas Governing Documents (see the section “Certain Differences Between Delaware Charter and Bylaws and Texas Certificate of Formation and Bylaws” below for the Company’s summary of certain key differences between the Delaware Charter and Delaware Bylaws and the Texas Certificate of Formation and Texas Bylaws, respectively). The Company is not proposing to adopt the elective minimum ownership threshold for derivative proceedings or any other elective provisions of the TBOC that would reduce shareholder rights below those currently provided under Delaware law.

Business-Friendly Mindset Supports Growth and Value Generation

Texas is widely recognized as one of the most business-friendly states in the country, including for those businesses that operate in the outdoor and shooting sports industry. Its regulatory framework emphasizes practical and efficient governance, minimizing unnecessary administrative burdens and compliance costs. As one of the world’s largest economies, Texas has developed policies that support business investment, job creation, and technological innovation. The Board believes this environment provides a strong foundation for long-term growth and that the state has demonstrated a commitment to maintaining regulations that reflect practical considerations and support stockholder value.

Cost Savings for the Company

The Company’s current status as a Delaware corporation requires the Company to comply with franchise tax obligations in Delaware. In addition, all of the Company’s subsidiaries are Delaware entities. For the most recent franchise tax period, the Company paid approximately $189,875 in franchise taxes to the State of Delaware. If the Texas Redomestication is approved and effected, the Company intends to convert all of its subsidiaries from Delaware entities to Texas entities. As a result, future payments of Delaware franchise taxes on behalf of the Company and its subsidiaries will no longer be required if the Texas Redomestication is completed. Texas imposes a franchise tax (commonly known as the “margin tax”) on entities doing business in Texas, but this tax is based on a taxable entity’s margin (derived from a percentage of total revenue or total revenue less certain deductions, whichever is less) and is apportioned based on gross receipts sourced to Texas. Because the Texas margin tax applies to all entities doing business in Texas regardless of their state of incorporation, the Company’s Texas franchise tax obligation is not expected to increase or decrease as a result of the Texas Redomestication. Accordingly, the Texas Redomestication is expected to result in net savings by the Company of at least $189,875 annually in addition to any reduction in litigation expense or insurance premiums that may be realized.

Principal Terms of the Texas Redomestication

The Texas Redomestication, if approved by stockholders, will be effected through a conversion pursuant to Section 266 of the Delaware General Corporation Law, as amended (the “DGCL”), and Title 1, Chapter 10, Subchapter C of the TBOC, as set forth in the plan of conversion included as Annex B to this Proxy Statement (the “Plan of Conversion”). This process involves the Company filing with the Secretary of State of the State of Delaware a Certificate of Conversion (the “Delaware Certificate of Conversion”), and filing with the Secretary of State of the State of Texas (i) a Certificate of Conversion (the “Texas Certificate of Conversion”), and (ii) the Texas Certificate of Formation, included as Annex C to this Proxy Statement, which will govern the converted entity as a Texas corporation. The Texas Certificate of Formation includes, as an exhibit, the Certificate of Designations for the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, of the Texas Corporation (“Texas Corporation Preferred Stock”). In addition, the Board has adopted the Texas Bylaws, included as Annex D to this Proxy Statement, subject to stockholder approval of the Texas Redomestication Proposal.

Approval of the Texas Redomestication Proposal will constitute approval of the Plan of Conversion, the Texas Certificate of Formation and the Texas Bylaws.

Through the adoption of the Plan of Conversion, upon the consummation of the Texas Redomestication:

•
The Company will continue in existence as a Texas corporation and will continue to operate the Company’s business under its current name, “Outdoor Holding Company.”
•
The internal affairs of the Company will cease to be governed by Delaware law and thereafter will be governed by Texas law. See “Comparison of Stockholder Rights under Delaware and Texas Law” below.
•
The Company will cease to be governed by the Delaware Charter and the Delaware Bylaws and will be instead subject to the provisions of the Texas Certificate of Formation and the Texas Bylaws. See “Certain Differences Between Delaware Charter and Bylaws and Texas Certificate of Formation and Bylaws” below.
•
The Texas Redomestication will not result in any change in headquarters, business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Texas Redomestication and the cost of corporate franchise taxes).
•
The Company’s rights and obligations under its material contractual arrangements will continue as rights and obligations of the Texas Corporation.

•
Each outstanding share of the Company’s common stock, par value $0.001 per share (“Delaware Corporation Common Stock”), will automatically become one outstanding share of common stock, par value $0.001 per share, of the Texas Corporation (“Texas Corporation Common Stock”).
•
Each outstanding share of the Company’s 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (“Delaware Corporation Preferred Stock”), will automatically become one outstanding share of the Texas Corporation Preferred Stock.
•
Stockholders will not need to exchange their existing stock certificates or book-entry entitlements for new stock certificates or book-entry entitlements.
•
All of the Company’s obligations under the Company’s equity compensation plans will be obligations of the Texas Corporation. Each outstanding option or other right to acquire shares of Delaware Corporation Common Stock will continue in existence and automatically become an option or other right to acquire an equal number of shares of the Texas Corporation Common Stock under the same terms and conditions.
•
The Company will continue to be a publicly held company following completion of the Texas Redomestication, and the Common Stock and the Company’s preferred stock will continue to be listed on Nasdaq and traded under the symbols “POWW” and “POWWP,” respectively.
•
The Company will continue to file required periodic reports and other documents with the SEC. The Company does not expect there to be any interruption in the trading of the Common Stock or the Company’s preferred stock as a result of the Texas Redomestication. The Company and its stockholders will be in the same respective positions under the federal securities laws after the Texas Redomestication as the Company and its stockholders were prior to the Texas Redomestication.

If stockholders approve the Texas Redomestication, the Company anticipates that the Texas Redomestication will become effective on September 30, 2026 (the “Effective Time”). The Company intends to file the necessary certificates of conversion with the Secretaries of State of Delaware and Texas promptly following the Annual Meeting.

The Texas Redomestication may be delayed by the Board or the Plan of Conversion may be terminated and abandoned by action of the Board at any time prior to the Effective Time of the Texas Redomestication, whether before or after the approval by the Company’s stockholders, if the Board determines for any reason that such delay, termination or abandonment would be in the best interests of the Company and its stockholders, as the case may be.

The Texas Redomestication Resolutions approving the Texas Redomestication through the adoption of the Plan of Conversion are included as Annex A to this Proxy Statement.

The Evaluation of the Proposal by the Board

The Board initially discussed the possibility of redomestication in January 2026, but did not take action at that time. During June and July of 2026, management conducted an evaluation of redomestication from Delaware to a number of jurisdictions and informally reported its findings to the Board.

On July 23, 2026, the Board met to discuss a potential redomestication. Outside and in-house legal counsel provided information about recent Delaware case law, a comparison of key Delaware, Nevada and Texas law provisions, the impact of recently adopted legislation in Texas and the timeline and process for redomestication. The Board further discussed the impact of Delaware state law governing the firearms industry. The Board concluded that the favorable public policy and business environment in Texas was a significant factor in favor of redomestication. The Board also concluded that Texas’s statute-focused approach would likely foster more predictability than Delaware’s common-law approach, and that that predictability could be a competitive advantage for the Company. In addition, the Board considered several non-legal factors in its deliberations, including, but not limited to, recurring franchise tax liability in Delaware and the apparent increase in contingency fee-driven stockholder litigation in Delaware and its effect on insurance premiums for director and officer insurance. At the conclusion of the meeting, the Board instructed management to proceed with the preparation of proposed Texas governing documents for the Board’s review.

On July 31, 2026, at its regularly scheduled quarterly meeting, the Board reiterated its intention to seek stockholder approval of the Texas Redomestication at the 2026 annual meeting and directed management to complete all steps necessary to effect the same. The Board subsequently reviewed the proposed Texas Governing Documents, the proposed Plan of Conversion to effectuate the Texas Redomestication, and a draft of the Texas Redomestication Proposal. On August 13, 2026, the Board unanimously determined that redomesticating the Company in Texas was in the best interests of the Company and its stockholders and approved the Texas Redomestication, including the forms of the Texas Governing Documents, the Plan of Conversion and the Texas Redomestication Resolutions included as Annexes to this Proxy Statement. The Board directed management to include the Texas Redomestication Proposal in this Proxy Statement and recommended that the stockholders vote “FOR” approval of the Texas Redomestication, including the Plan of Conversion, and the Texas Redomestication Resolutions.

Recommendation of the Board

On August 13, 2026, the Board adopted the Texas Redomestication Resolutions, directed that the Texas Redomestication be submitted for consideration by the Company’s stockholders at the Annual Meeting and recommended that the Company’s stockholders approve the Texas Redomestication Resolutions, adopt the Plan of Conversion and approve the conversion of the Company from a Delaware Corporation to a Texas Corporation. Pursuant to Section 266 of the DGCL, the Texas Redomestication Resolutions are hereby submitted for adoption by the stockholders of the Company at the Annual Meeting.

Potential Risks and Disadvantages of the Texas Redomestication

The Board also considered the following uncertainties, risks, disadvantages and potentially countervailing factors in its deliberations concerning the Texas Redomestication, which are not intended to be exhaustive and are not presented in any relative order of importance.

Possibility that Benefits Will Not Be Realized

Although the Board believes that the Texas Redomestication is in the best interests of the Company and its stockholders, the Texas Redomestication may not result in all or any of the expected benefits described in this Proxy Statement, including the benefits of or resulting from incorporation under Texas law or the application of Texas law to the internal affairs of the Company. For the Company’s comparison of stockholders’ rights and the material substantive provisions that apply to the Board and executive officers under Delaware and Texas law, see “Comparison of Stockholder Rights under Delaware and Texas Law” below.

Delaware Exit Considerations and Risks Relating to the Board

Although the Board believes that the Texas Redomestication is in the best interests of the Company and its stockholders, it is possible that certain stockholders may file litigation against the Company in connection with the Texas Redomestication. In this regard, recent Delaware case law suggests that a fully informed, uncoerced stockholder vote in favor of redomestication can provide significant protections against such claims, but the Board cannot guarantee that any such litigation would be dismissed. Litigation relating to the Texas Redomestication, regardless of merit, may cause the Company to incur significant expense, distraction and time. Further, if a court determines that claims brought in such litigation are meritorious, the Company may be required to pay substantial monetary damages.

Loss of Extensive Delaware Case Law and Well-Established Court System

As a result of the Texas Redomestication, the Company’s internal affairs will no longer be governed by the legal framework and corporate governance principles that have been developed through Delaware’s substantial body of case law, which has evolved over the course of many decades. Delaware’s Court of Chancery (the “Delaware Court”) and Supreme Court are highly respected and experienced business courts with an extensive body of case law construing the DGCL. The newly created Texas Business Court is already hearing cases but will need time to develop a comparable body of case law providing guidance to directors and officers of Texas corporations.

Notwithstanding the conclusions of the Board regarding the substantial similarities between Delaware and Texas corporate law, some current or prospective investors or potential director or officer candidates may perceive Delaware law as broader, more established, or more predictable. Such perceptions of Delaware law and of the Company’s adoption of an alternative corporate law framework could influence the actions of these third parties and potentially have an adverse effect on the Company’s business and affairs.

Certain Differences in Texas Law and Potential Criticism by Stockholders

The Company may face criticism over its decision to reincorporate in Texas from stockholders or advisory services, who may draw adverse comparisons between Texas law and Delaware law on specific governance points or may generally prefer Delaware incorporation.

Although the Board determined that the rights of stockholders under the DGCL and the TBOC are reasonably comparable, at least as relevant to the Company, the DGCL and existing Delaware case law collectively are different in certain respects than the TBOC and existing Texas case law in ways that may affect the rights of the Company’s stockholders. Please see the Company’s summary below of certain differences in the section entitled “Comparison of Stockholder Rights under Delaware and Texas Law.”

Transaction Costs

The Company will also incur certain non-recurring costs in connection with the Texas Redomestication, including certain filing fees and legal and other transaction costs. As noted above, the Company may face legal challenges in connection with the Texas Redomestication, and the Company may also face additional media scrutiny, either of which could cause the Company to incur additional legal costs. The Company believes that a majority of these costs have already been incurred regardless of whether the Texas Redomestication is ultimately completed, except for any litigation-related expenses that may arise, which the Company cannot predict. However, going forward the Company anticipates annual estimated Delaware franchise tax savings of approximately $189,875 as a result of the Texas Redomestication.

Exclusive Forum and Jury Waiver

The proposed Texas Certificate of Formation provides that, unless the Company consents in writing to the selection of an alternative forum, the Business Court in the First Business Court Division of the State of Texas (the “Texas Business Court”) will be the exclusive forum for the following types of actions or proceedings under Texas statutory or common law:

•
any derivative action or proceeding brought on behalf of the Company;
•
any action asserting a claim for or based on a breach of fiduciary duty owed by any of the Company’s current or former directors, officers or other employees to the Company or the Company’s shareholders;
•
any action arising pursuant to any provision of the TBOC or the Texas Certificate of Formation or the Texas Bylaws (as each may be amended from time to time) or as to which the TBOC confers jurisdiction on the Texas Business Court;
•
any action to interpret, apply, enforce or determine the validity of the Texas Certificate of Formation or the Texas Bylaws (as each may be amended from time to time);
•
any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine;
•
any action asserting an “internal entity claim” as that term is defined in the TBOC; and
•
any other action within the jurisdiction of the Texas Business Court, including any claims within the supplemental jurisdiction of the Texas Business Court.

In addition, the Texas Certificate of Formation provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. The exclusive forum provision in the proposed Texas Certificate of Formation may have the effect of discouraging lawsuits against the Company and/or the Company’s directors, officers and employees, as it could increase a stockholder’s cost to bring a claim or limit a stockholder’s ability to bring a claim against the Company or its directors, officers or employees in a judicial forum that such stockholder finds favorable.

The enforceability of similar exclusive forum provisions in other companies’ charter documents has been challenged in legal proceedings. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, there is uncertainty as to whether a court would enforce the exclusive forum provision in the Texas Certificate of Formation with respect to claims arising under the Securities Act. Similarly, to the extent the state law exclusive forum provision applicable to derivative actions could be construed to encompass derivative claims asserting violations of the federal securities laws, there is uncertainty as to whether a court would enforce such provision, given that Section 27 of the Exchange Act grants federal courts exclusive jurisdiction over Exchange Act claims and Section 22 of the Securities Act provides concurrent jurisdiction over Securities Act claims. If a court were to find the exclusive forum provision contained in the Texas Certificate of Formation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions. Furthermore, investors cannot waive compliance with the federal securities laws and rules and regulations promulgated thereunder.

The proposed Texas Certificate of Formation also includes a provision providing for a waiver of jury trial in proceedings arising out of, or relating to, any “internal entity claim,” as that term is defined in the TBOC, and to the fullest extent permitted by applicable law, any other legal action, proceeding, cause of action or counterclaim within the scope of the exclusive forum provisions in the Texas Certificate of Formation. This waiver of jury trial provision could limit a stockholder’s ability to bring or demand a jury trial in any litigation against the Company involving corporate governance or securities claims, which could result in less favorable outcomes to the plaintiffs in any such action.

Additionally, if the Texas Redomestication is approved and effected, the Texas Certificate of Formation provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Company shall be deemed to have notice of, and have consented to, the exclusive forum and jury trial waiver provisions.

Certain Differences Between Delaware Charter and Bylaws and Texas Certificate of Formation and Bylaws

Certain differences between the Delaware Charter and the proposed Texas Certificate of Formation are summarized below:

Issue	Delaware Charter	Texas Certificate of Formation
Stockholder Voting Threshold (acts requiring stockholder approval by a majority or more of voting stock)

Under the DGCL, certain matters subject to a stockholder vote, including certain business transactions including, without limitation, mergers, conversions, sales of substantially all assets, require a default vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless the charter specifies a higher voting threshold. The Delaware Charter does not include a higher voting threshold so the default voting standard for such business transactions applies.

Under the TBOC, certain matters subject to a shareholder vote, including “fundamental actions” and “fundamental business transactions” such as mergers, sales of substantially all assets, and other transactions, require a default vote of 2/3 of the shareholders of each class, unless the charter specifies a lower voting threshold. The proposed Texas Certificate of Formation contains language setting the default voting thresholds at a majority of the voting power of all outstanding shares entitled to vote thereon, voting together as a single class, unless a different standard is specified elsewhere in the Texas Certificate of Formation, in order to mirror the DGCL and the absence of special provisions in the Delaware Charter.

The TBOC also allows a corporation to provide in its certificate of formation that all shares vote as a single class for the purpose of approving any matter, even in transactions that would otherwise require approval by separate class vote. The proposed Texas Certificate of Formation provides that all classes or series of stock shall be entitled to vote only as a single class or series, and separate voting by class or series is not required, for the purpose of approving any matter, including in connection with any “fundamental action” or “fundamental business transaction” as defined in the TBOC, subject to any voting rights expressly granted to the holders of any series of preferred stock.

Cumulative Voting

Under the DGCL, cumulative voting for the election of directors is allowed only as provided in the corporation’s certificate of incorporation. The Delaware Charter provides that stockholders of the Company shall not be permitted to cumulate their votes for the election of directors.

Under the TBOC, in order to vote cumulatively in a board of directors election, cumulative voting must be authorized by the corporation’s certificate of formation. The proposed Texas Certificate of Formation re-affirms that shareholders do not have a right to cumulative voting in the election of directors.

Quorum for Stockholder Meetings

The Delaware Charter does not itself address the quorum requirement for meetings of stockholders, and instead the Delaware Bylaws provide that, unless otherwise provided under the Delaware Charter or the Delaware Bylaws and subject to Delaware Law, the presence, in person or by means of remote communication (if applicable) or by proxy, of the holders of at least 33.33% of the outstanding capital stock of the Company entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

Under the TBOC, a corporation’s certificate of formation may provide that a quorum is present only if the holders of a specified portion of the shares that is less than the majority but not less than one-third of the shares entitled to vote are represented at the meeting in person or by proxy.

Similar to the Delaware Bylaws, the proposed Texas Certificate of Formation provides that the presence, in person or by means of remote communication (if applicable) or by proxy, of the holders of at least one-third of the outstanding capital stock of the Company entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business.

Removal of Directors

The Delaware Charter does not itself address removal requirements for directors, and instead the Delaware Bylaws provide that, except as prohibited by applicable law or the Delaware Charter, the stockholders holding at least two-thirds of the shares then entitled to vote in an election of directors may remove any director from office with or without cause.

Similar to the Delaware Bylaws, the proposed Texas Certificate of Formation provides that, subject to the rights of holders of any series of preferred stock, a director may be removed from office, with or without cause, only by the affirmative vote of shareholders holding at least two-thirds of the shares then entitled to vote in the election of directors.

Director Liability	The Delaware Charter eliminates the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, to the fullest extent permitted by the DGCL.

The proposed Texas Certificate of Formation eliminates the personal liability of directors for monetary damages for any breach of fiduciary duties as a director or officer, as applicable, to the fullest extent permitted by the TBOC, mirroring the scope of liability protection under the Delaware Charter.

Action by Written Consent

The Delaware Charter does not address action by written consent of the stockholders. However, the Delaware Bylaws provide that stockholders may act by written consent if a consent or consents in writing or by electronic transmission setting forth the action to be so taken shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Under the TBOC, the certificate of formation of a corporation may authorize shareholders to take action without holding a meeting if the shareholders having at least the minimum number of votes that that would be necessary to take the action that is the subject of the consent at a meeting, in which each shareholder entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken.

The proposed Texas Certificate of Formation provides that shareholders may act by written consent signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Calling of Special Stockholder Meetings

The Delaware Charter does not itself address the calling of special meetings of stockholders, and instead the Delaware Bylaws provide that a special meeting of stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (as defined in the Delaware Bylaws) or by the Chairman of the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of 50% or more of the outstanding shares of capital stock entitled to vote in the election of directors.

Under the TBOC, a special meeting of shareholders may be called by the holders of the percentage of shares specified in the certificate of formation, not to exceed 50% of the shares entitled to vote or, if no percentage is specified, at least 10% of all of the shares of the corporation entitled to vote at the proposed special meeting.

The proposed Texas Certificate of Formation provides that special meetings of shareholders may be called only by the Board acting pursuant to a resolution adopted by a majority of the Whole Board (as defined in the Texas Certificate of Formation) or by the Chairman of the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of 50% or more of the outstanding shares of capital stock entitled to vote in the election of directors.

Election to be Governed by Statutory Business Judgment Rule

The DGCL does not include an analogous statutory election mechanism, and the Delaware Charter does not contain a comparable provision. Under Delaware law, the business judgment rule is a common-law doctrine developed through court decisions rather than a codified statutory presumption.

Under the TBOC, a corporation listed on a national securities exchange or that has elected in its governing documents may elect to be governed by Section 21.419 of the TBOC, which codifies the business judgment rule and establishes a presumption that directors and officers, in deciding upon matters of business, act in good faith, on an informed basis, in furtherance of the interests of the corporation, and in obedience to the law and the corporation’s governing documents. The TBOC designates the business judgment rule as the governing standard for director and officer liability in all circumstances, including transactions with controlling shareholders.

The proposed Texas Certificate of Formation provides that the Company affirmatively elects to be governed by the statutory business judgment rule.

Required Ownership to Institute a Derivative Proceeding	The Delaware Charter does not contain any provisions relating to a threshold for individual stockholders or groups of stockholders to institute or maintain a derivative proceeding.

Under the TBOC and the Texas Law Amendments, public Texas corporations may adopt a minimum share ownership percentage for individual shareholders or groups of shareholders to own in order to institute or maintain a derivative proceeding. The threshold may not exceed 3% of a corporation’s outstanding shares.

Neither the proposed Texas Certificate of Formation nor the proposed Texas Bylaws include a minimum ownership threshold in order to institute or maintain a derivative proceeding.

Waiver of Jury Trial

Neither the Delaware Charter nor the Delaware Bylaws contain any provisions relating to a waiver of jury trial.

If a stockholder were to file suit in the Delaware Court, the court in which stockholder suits relating to the internal affairs of a Delaware corporation are typically filed, there would be no right to a jury trial as the Delaware Court, a court of equity, does not conduct jury trials.

Under Texas law, in civil cases, a party generally has a right to a jury trial to determine questions of fact if the party timely demands a jury and pays the jury fee. The Texas Law Amendments allow a corporation to include a waiver of jury trial in its governing documents for proceedings arising out of, or relating to, any “internal entity claim,” as defined in the TBOC, and that such waiver will constitute an intentional consent to waiver if enforced against a party approving the charter or bylaws, or acquiring a security after such provisions are adopted, continuing to hold a security of a public company after such provisions are adopted, or by other methods permitted under law.

The proposed Texas Certificate of Formation includes a provision providing for a waiver of jury trial in proceedings arising out of, or relating to, any “internal entity claim,” as defined in the TBOC.

Exclusive Forum

The Delaware Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring certain matters relating to the internal affairs of the corporation shall be the Delaware Court except for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court (and the indispensable party does not consent to the personal jurisdiction of the Delaware Court within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court, or for which the Delaware Court does not have subject matter jurisdiction.

Under the TBOC, a corporation may include provisions in its governing documents relating to the exclusive forum for certain proceedings.

The proposed Texas Certificate of Formation provides that the sole and exclusive forum for certain matters relating to the internal affairs of the corporation and other matters shall be, first, the Business Court in the First Business Court Division of the State of Texas (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division, or if the federal court does not have jurisdiction, a Texas state district court in Dallas County, Texas). As discussed below, this forum selection provision does not apply to any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

In addition, the proposed Texas Certificate of Formation provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Company shall be deemed to have notice of, and have consented to, these forum selection provisions. Furthermore, investors cannot waive compliance with the federal securities laws and rules and regulations promulgated thereunder.

As disclosed on a Current Report on Form 8-K filed with the SEC on August 10, 2026, on August 5, 2026, the Board approved and adopted the Delaware Bylaws, effective immediately. Among other things, the amendments effected by the Delaware Bylaws (i) established advance notice procedures and informational requirements applicable to stockholder nominations and stockholder proposals, (ii) addressed the universal proxy rules adopted by the SEC, (iii) adopted an exclusive forum provision designating the Delaware Court as the exclusive forum for certain stockholder litigation, (iv) modernized procedures for the indemnification of officers, directors and others, (v) enhanced certain procedural protections for the calling of special meetings at the request of stockholders, (vi) removed the fixed numerical range on the size of the Board, such that the number of directors will be fixed exclusively by resolution of a majority of the Board and (vii) made certain other clarifying, conforming and technical changes.

Certain differences between the Delaware Bylaws and the proposed Texas Bylaws are as follows:

Issue	Delaware Bylaws	Texas Bylaws
Proxies	The Delaware Bylaws provide that no proxy authorized by a stockholder is valid after one (1) year from the date of its execution, unless the proxy provides for a longer period.

Under the TBOC, a proxy is not valid for more than eleven (11) months after the date the proxy is executed, unless otherwise provided by the proxy, and so the proposed Texas Bylaws provide that no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

Board of Directors Committees

The Delaware Bylaws provide that, to the extent permitted by applicable law, each committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as may be delegated to such committee by the Board, except that no committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (b) adopt, amend or repeal the Delaware Bylaws.

Pursuant to the DGCL, no committee of directors shall have the authority with regard to amending the Delaware Charter, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution of the Company, or amending the Delaware Bylaws.

The proposed Texas Bylaws provide that, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in the Texas Bylaws, the Certificate of Formation or the TBOC, each committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, subject to the limitations set forth in the TBOC.

The proposed Texas Bylaws, by reference to applicable law, acknowledge that, under the TBOC, a committee of directors is prohibited from taking certain actions. The TBOC provides that a committee of the board of directors may not:

(1) amend the certificate of formation, except to: (A) establish a series of shares; (B) increase or decrease the number of shares in a series; or (C) eliminate a series of shares established by the board of directors;

(2) propose a reduction of stated capital;

(3) approve a plan of merger, share exchange, or conversion of the corporation;

(4) recommend to shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business;

(5) recommend to the shareholders a voluntary winding up and termination or revocation of a voluntary winding up and termination;

(6) amend, alter, or repeal the bylaws or adopt new bylaws;

(7) fill vacancies on the board of directors;

(8) fill vacancies on or designate alternate members of a committee of the board of directors;

(9) fill a vacancy to be filled because of an increase in the number of directors;

(10) elect or remove officers of the corporation or members or alternate members of a committee of the board of directors;

(11) set the compensation of the members or alternate members of a committee of the board of directors; or

(12) alter or repeal a resolution of the board of directors that states that it may not be amended or repealed by a committee of the board of directors.

Notice to Shareholders

The Delaware Bylaws provide that unless required by law or the Delaware Charter, written notice, stating the place, if any, date and time of the meeting, shall be given, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting.

The DGCL permits the Company to deliver a single written notice to stockholders who share an address (unless a stockholder objects). The DGCL also provides that notice is not required where giving such notice would be unlawful.

The Delaware Bylaws also permit notice to be given by electronic transmission in accordance with the applicable law, without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders.

The proposed Texas Bylaws, similar to the Delaware Bylaws, provide that unless required by the TBOC, the proposed Texas Certificate of Formation or the Texas Bylaws, written notice, stating the place, if any, date and time of the meeting, shall be given, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

In addition, the proposed Texas Bylaws provide that notwithstanding the foregoing, notice of a shareholder meeting regarding a “fundamental business transaction” (as defined in the TBOC) must (a) be given to each shareholder not later than twenty-one (21) days prior to the meeting, regardless of whether the shareholder is entitled to vote on the matter, and (b) state that the purpose, or one of the purposes, of the meeting is to consider a fundamental business transaction.

The TBOC does not currently contain provisions allowing for a single notice to be delivered to multiple shareholders at the same address or allowing the corporation not to deliver notice where such notice would be unlawful, and, accordingly, the Texas Bylaws do not contain such provisions.

Under the TBOC, shareholders must give affirmative consent to receive electronic transmissions. The Texas Bylaws reflect this requirement.

Advance Notice Procedures	The Delaware Bylaws provide certain advance notice and procedural requirements as it relates to shareholder proposals and nomination.

The proposed Texas Bylaws maintain the advance notice and procedural requirements under Delaware Bylaws.

The TBOC permits certain threshold qualifications which a shareholder must satisfy before becoming eligible to submit a shareholder proposal or make a nomination. A Texas corporation that is “nationally listed” must affirmatively elect in its governing documents to be governed by the TBOC’s shareholder proposal rules. Neither the proposed Texas Certificate of Formation nor the proposed Texas Bylaws include an affirmative election to be governed by the TBOC’s shareholder proposal rules.

Advancement of Expenses

The Delaware Bylaws provide that expenses incurred by an officer or director or, if duly authorized pursuant to the Delaware Bylaws, by an employee or agent of the Company, in connection with any legal proceedings shall be advanced, in the case of an officer or director, or may be advanced, in the case of an employee or agent, by the Company, in each case upon the Company’s receipt of an undertaking by the person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification.

Under the TBOC, before a corporation can advance expenses incurred by a governing person or delegate of the corporation in connection with any legal proceedings, such governing person or delegate is required to provide: (1) a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under the TBOC; and (2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard necessary for indemnification under the TBOC.

The Texas Bylaws provide that expenses incurred by a director, officer, or authorized employee or agent in defending a proceeding shall be advanced, in the case of a director or officer, or may be advanced, in the case of an employee or agent, prior to the final disposition of such proceeding in the event the director, officer, or authorized employee or agent provides the affirmation and undertaking required by the TBOC as described above.

Board Vacancies

The Delaware Bylaws provide that vacancies on the Board resulting from death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the number of directors, may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. The Delaware Bylaws do not limit the number of directorships created by an increase in the size of the Board that the Board may fill between annual meetings.

The proposed Texas Bylaws contain a substantially similar provision, except that, pursuant to the TBOC, the Texas Bylaws provide that the Board may not fill more than two (2) vacancies created by an increase in the number of directors during the period between any two (2) successive annual meetings of shareholders. Any additional directorships resulting from an increase in the size of the Board would therefore be filled by a vote of the shareholders.

Exclusive Forum

The Delaware Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Delaware Court is the sole and exclusive forum for any derivative action, any claim of breach of fiduciary duty, any claim arising under the DGCL or the Delaware Charter or Delaware Bylaws, and any claim governed by the internal affairs doctrine, and that the federal district courts of the United States are the exclusive forum for claims arising under the Securities Act.

The proposed Texas Bylaws do not contain a forum selection provision. The provisions relating to exclusive forum and waiver of jury trial are instead included in the proposed Texas Certificate of Formation.

Voting Lists

The Delaware Bylaws provide that the officer or agent having charge of the transfer book for stock shall make a complete list of the stockholders entitled to vote at a meeting, arranged in alphabetical order, with the address of and the number of shares of stock held by each, available for inspection by any stockholder for a period of ten (10) days ending on the day before the meeting date.

The proposed Texas Bylaws contain a substantially similar provision, except that, pursuant to the TBOC, the Texas Bylaws provide that the voting list must include additional information beyond what is required in the Delaware Bylaws, including the type of shares held by each shareholder and the number of votes that each shareholder is entitled to if different from the number of shares held.

Comparison of Stockholder Rights under Delaware and Texas Law

The rights of the Company’s stockholders are currently governed by the DGCL, Delaware case law, the Delaware Charter and the Delaware Bylaws. Following completion of the Texas Redomestication, the rights of the Company’s stockholders will be governed by the TBOC, Texas case law, the Texas Certificate of Formation and the Texas Bylaws. The Board has found that the corporate laws of Texas and of Delaware are reasonably comparable, at least on net (i.e., balancing relevant considerations against one another) and as relevant to the Company.

The following are brief summaries of certain legal considerations relating to the current rights of stockholders of a Delaware corporation and the shareholders of a Texas corporation and the corporate governance of a company in Delaware and in Texas. The following discussion does not provide a complete description of the differences that may affect current and future stockholders. This summary is qualified in its entirety by reference to the DGCL and the TBOC, the Delaware Charter and the Delaware Bylaws, the Texas Certificate of Formation and the Texas Bylaws, and the body of case law in both jurisdictions, and some of the differences in the legal considerations below may not affect stockholders in light of the provisions of the Texas Certificate of Formation and Texas Bylaws, which opt in to certain determinations as permitted under the TBOC. For convenience, the term “governing documents” includes the certificate of incorporation of a Delaware corporation or the certificate of formation of a Texas corporation and the entity’s bylaws.

Issue	Delaware	Texas
Fiduciary Duties

In Delaware, fiduciary duties are generally developed by case law. In general, directors and officers owe fiduciary duties of care and loyalty (which further include the duties of good faith, oversight, and disclosure) to the corporation and its stockholders.

The duty of care requires a director to perform his or her duties with such care as an ordinarily prudent man would use in similar circumstances. The duty of care requires directors not to act with gross negligence, including, depending on the facts and circumstances, by being well-informed and gathering and considering reasonably available relevant information.

The duty of loyalty requires directors to act in good faith and under the belief that their actions will be best for the corporation and its stockholders.

Directors are “fully protected” if they rely in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

In Texas, fiduciary duties are generally developed by case law. Directors and officers owe fiduciary duties of loyalty, due care, and obedience (i.e., duty to follow the law) to the corporation.

The duty of loyalty dictates that a corporate officer or director must act in good faith and must not allow his or her personal interest to prevail over the interest of the corporation. The duty of care requires the director to handle his or her duties with such care as an ordinarily prudent man would use under similar circumstances. In performing this obligation, the director must be diligent and informed and exercise honest and unbiased business judgment in pursuit of corporate interests.

Directors and officers may rely on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by an officer or employee of the entity, legal counsel, a certified public accountant, an investment banker, a person who the director or officer reasonably believes possesses professional expertise in the matter, or a committee of the corporation on which the director or officer does not serve.

Under the Texas Law Amendments, directors and officers, in exercising their powers with respect to the entity, may (but are not required to) consider the laws and judicial decisions of other states and the practices observed by entities formed in those other states.

Business Judgment Rule

Under Delaware law, directors and officers are generally protected by the business judgment rule, which is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company. Under the business judgment rule, a court will generally not second-guess directors’ decisions unless the business judgment rule’s presumptions have been rebutted for a majority of directors who made the challenged decision. If the business judgment rule’s presumptions have been rebutted for a majority of directors, directors will not be personally liable absent a finding of non-exculpated fiduciary misconduct. Personal liability for breach of the duty of care cannot occur unless (1) the director acted with gross negligence and (2) the certificate of incorporation lacks an applicable exculpation provision.

Delaware courts apply enhanced scrutiny in certain scenarios involving the adoption of defensive measures, certain change of control transactions, and certain scenarios involving interference with stockholders’ voting rights. If enhanced scrutiny applies, the court generally reviews directors’ actions for reasonableness. Delaware courts apply the entire fairness standard of review where either (1) a majority of directors who made the challenged decision were interested or lacked independence or (2) the transaction involved a conflicted controlling stockholder. However, the DGCL provides that if a statutory safe harbor applies, the act or transaction cannot be the subject of equitable relief or give rise to an award of money damages against directors, officers, or controlling stockholders.

Under Texas law, directors and officers are generally protected by the business judgment rule, which protects directors and officers from liability for decisions that may be considered negligent, unwise, inexpedient or imprudent if made in good faith and within their discretion in furtherance of the corporation’s interests. Texas courts have typically not imposed liability on disinterested directors unless the conduct involves fraud or an ultra vires act, although Texas case law is not clear as to whether “gross negligence” will support a breach of the duty of loyalty and therefore impose liability.

The Texas Law Amendments codified the business judgment rule for corporations that (1) have a class or series of voting shares listed on a national securities exchange or (2) include in their governing documents a statement affirmatively electing to be governed by such section, and establish a presumption that directors and officers of such corporations, in deciding upon matters of business, are presumed to act in good faith, on an informed basis, in furtherance of the interests of the corporation, and in obedience to the law and the corporation’s governing documents.

The presumptions contained in the Texas Law Amendments (1) are in addition to any legal presumption arising under common law or the TBOC, (2) do not abrogate or lessen any other presumption, defense or privilege under other constitutional, statutory, case or common law in favor of the director or officer, and (3) do not limit the applicability of a provision contained in the certificate of formation limiting monetary liability of a director or officer.

Limitation of Personal Liability of Directors and Officers

Under the DGCL, a Delaware corporation is permitted to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision does not eliminate or limit the liability of: (i) a director or officer breaching the duty of loyalty to the corporation or its stockholders; (ii) a director or officer failing to act in good faith, engaging in intentional misconduct or a knowing violation of law; (iii) a director declaring an illegal dividend or approving an illegal stock purchase or redemption; (iv) a director or officer obtaining an improper personal benefit from the corporation; or (v) an officer in any action by or in the right of a Delaware corporation.

Under the TBOC, a Texas corporation is permitted to provide that a managerial official (i.e., a director or officer) is not liable, or is liable only to the extent provided by the certificate of formation, to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a managerial official.

The TBOC does not, however, permit any limitation of the liability of a managerial official for: (i) a breach of the duty of loyalty, if any, to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law; (iii) a transaction from which the person receives an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute (such as wrongful distributions).

Number of Directors

Under the DGCL, the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors. If the certificate of incorporation fixes the number of directors, then a change in the number of directors shall be made only by amendment of the certificate of incorporation.

Under the TBOC, the number of directors shall be set by, or in the manner provided by, the governing documents, except that the number of directors on the initial board of directors must be set by the certificate of formation.

The number of directors may be increased or decreased by amendment to, or as provided by, the governing documents.

If the governing documents do not set the number constituting the board of directors or provide for the manner in which the number of directors must be determined, the number of directors is the same as the number constituting the initial board of directors as set by the certificate of formation.

Procedures for Filling Vacant Directorships

Under the DGCL, unless otherwise provided in the governing documents: (1) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and (2) whenever the holders of any class or classes of stock or series thereof are entitled to elect 1 or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

In the case of a Delaware corporation the directors of which are divided into classes, any directors chosen by (1) or (2) of the above shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

Under the TBOC, except as provided below with respect to class voting, vacancies may be filled by the affirmative vote of the majority of the remaining directors, even if less than a quorum, or by the election at an annual or special meeting of shareholders called for that purpose.

The term of a director elected to fill a vacancy occurring in the board of directors is the unexpired term of the director’s predecessor in office.

Except as provided below with respect to class voting, a directorship to be filled because of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders. The board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Unless otherwise authorized by the corporation’s certificate of formation, a vacancy or a newly created vacancy in a director position that the certificate of formation entitles the holders of a class or series of shares or group of classes or series of shares to elect may be filled only: (1) by the affirmative vote of the majority of the directors then in office elected by the class, series, or group; (2) by the sole remaining director elected in that manner; or (3) by the affirmative vote of the holders of the outstanding shares of the class, series, or group.

Removal of Directors

Under the DGCL, subject to the exceptions discussed below, holders of a majority of shares then entitled to vote at an election of directors may remove a director or the entire board of directors with or without cause.

If a Delaware corporation uses cumulative voting and less than the entire board is to be removed, a director may not be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors or, if the board of directors is classified, at an election of the class of directors of which such director is a part.

Where the certificate of incorporation provides that separate classes or series of stockholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal without cause of such a director, only the votes of the holders of such a class or series are considered.

Under the TBOC, subject to the exceptions discussed below or as otherwise provided by the governing documents, the holders of a majority of shares then entitled to vote at an election of directors may remove a director or the entire board of directors with or without cause at a meeting of shareholders called for that purpose.

If the certificate of formation permits cumulative voting and less than the entire board is to be removed, a director may not be removed if the votes cast against the removal would be sufficient to elect him or her if cumulatively voted at an election of the entire board of directors, or if there are classes of directors, at an election of the class of directors of which the director is a part.

Where the certificate of formation provides that separate classes or series of shareholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

Action by Written Consent of Directors	Under the DGCL, unless otherwise restricted by the governing documents, the board of directors of a Delaware corporation may act without a meeting if all of the directors consent in writing.

Under the TBOC, unless otherwise provided by the governing documents, a written consent stating the action taken and signed by all members of the board of directors is also an act of the board of directors.

Action by Written Consent of Stockholders

Under the DGCL, unless otherwise provided in the certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, with the written consent of the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If less than unanimous written consent is given, the corporation must give prompt notice of the action taken to the non-consenting stockholders.

Under the TBOC, shareholders may act without a meeting, without prior notice and without a vote, with the written consent of (1) all shareholders or (2) if authorized by the certificate of formation, the shareholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each owner or member entitled to vote on the action is present and votes. If less than unanimous written consent is given, the corporation must give prompt notice of the action taken to the non-consenting shareholders.

Special Meetings of the Stockholders

Under the DGCL, the board of directors, or any other one or more persons authorized in the governing documents, may call a special meeting. Stockholders do not have a statutory right to call a special meeting, but the governing documents for the corporation may provide for such right.

Under the TBOC, special meetings of the shareholders of a corporation may be called by: (1) the president, the board of directors, or any other person authorized to call special meetings by the governing documents;  or (2) the holders of the percentage of shares specified in the certificate of formation, not to exceed 50% of the shares entitled to vote or, if no percentage is specified, at least 10% of all of the shares of the corporation entitled to vote at the proposed special meeting.

Under the TBOC, a corporation cannot prohibit its shareholders from calling a special meeting of shareholders.

Adjournment of Stockholder Meetings

Under the DGCL, unless the bylaws provide otherwise, a meeting of stockholders may be adjourned to another time or place without notice if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are: (1) announced at the meeting at which the adjournment is taken; (2) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication; or (3) set forth in the notice of meeting.

Under the DGCL, if a meeting of stockholders is adjourned for more than 30 days, or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting, or each stockholder of record entitled to vote at the adjourned meeting as of the new record date set for notice of the adjourned meeting, respectively.

At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

Under the TBOC, unless the governing documents provide otherwise, a meeting of shareholders may be adjourned due to lack of quorum until the time and to the place as may be determined by a vote of the holders of the majority of the shares who are present or represented by proxy at the meeting.

The TBOC does not have a specific provision on the notice for an adjourned meeting or the business that may be transacted at an adjourned meeting.

Generally, under the TBOC, the only business that may be conducted at a special meeting of the shareholders is business that is within the purposes described in the notice.

Voting by Proxy

Under the DGCL, a stockholder may authorize another person or persons to act for such stockholder by proxy. A proxy is valid for three years from its date unless a longer period is provided in the proxy.

Under the TBOC, a shareholder may authorize another person or persons to act for such shareholder by proxy. A proxy is valid for 11 months from its date of execution unless otherwise provided in the proxy.

Quorum

Under the DGCL, the governing documents may specify the number of shares and/or the amount of other securities having voting power the holders of which must be present or represented by proxy at any meeting in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum shall consist of no less than one-third of the shares of such class or series or classes or series.

Under the TBOC, subject to the following sentence, the holders of the majority of the shares entitled to vote at a meeting of the shareholders that are present or represented by proxy at the meeting are a quorum for the consideration of a matter to be presented at that meeting. The certificate of formation may provide that a quorum is present only if: (1) the holders of a specified portion of the shares that is greater than the majority of the shares entitled to vote are represented at the meeting in person or by proxy; or (2) the holders of a specified portion of the shares that is less than the majority but not less than one-third of the shares entitled to vote are represented at the meeting in person or by proxy.

Required Vote for Election of Directors

Under the DGCL, in the absence of such specification in the governing documents, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

Under the TBOC, subject to the following sentence, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

The governing documents may provide that a director of a corporation shall be elected only if the director receives: (1) the vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote in the election of directors; (2) the vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present; or (3) the vote of the holders of a specified portion, but not less than the majority, of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Required Vote for Matters Other than the Election of Directors (and as provided below)

Under the DGCL, in the absence of such specification in the governing documents:

(1) in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders; and

(2) where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

Under the TBOC, subject to the following sentence, with respect to a matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of a corporation at which a quorum is present is the act of the shareholders.

With respect to a matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the governing documents may provide that the act of the shareholders is: (1) the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote on that matter; (2) the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote on that matter and represented in person or by proxy at a shareholders’ meeting at which a quorum is present; (3) the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote on, and who voted for or against, the matter at a shareholders’ meeting at which a quorum is present; or (4) the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting at which a quorum is present.

Stockholder Vote for Fundamental Business Transactions

Under the DGCL, a majority of the outstanding stock of the corporation entitled to vote thereon generally must approve fundamental changes, such as: (1) certain mergers or consolidations; (2) a sale, lease, or exchange of all or substantially all of the corporation’s assets (provided that no stockholder authorization or consent is required (A) to mortgage or pledge the corporation’s property and assets unless the certificate of incorporation so requires or (B) where the property or assets in the sale, lease or exchange is collateral that secures a mortgage or is pledged to a secured party and certain additional conditions are met); (3) dissolution; (4) conversion of a domestic corporation to other entities; and (5) transfer, domestication or continuance of a domestic corporation to a foreign jurisdiction. The certificate of incorporation may contain provisions requiring for any corporate action the vote of a larger portion of the stock or of any class or series thereof than is required by the DGCL.

Under the TBOC, unless otherwise provided for in the TBOC or the certificate of formation, shareholders holding at least two-thirds of the outstanding shares of a class entitled to vote on the matter must typically approve fundamental business transactions such as: (1) a merger; (2) an interest exchange; (3) a conversion; or (4) a sale of all or substantially all of the corporation’s assets that is not made in the usual and regular course of the corporation’s business. The certificate of formation can provide for a different threshold of approval, but not less than a majority of the shares entitled to vote.

Stockholder Vote for Sales, Leases, Exchanges or Other Dispositions

Under the DGCL, a Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon.

No such approval is required, however, if the assets being sold, leased or exchanged are not all or substantially all of the corporation’s assets. There is no necessary quantifying percentage for determining whether assets constitute substantially all of a Delaware corporation’s assets. Only if the sale is of assets quantitatively and qualitatively vital to the business of the corporation is stockholder authorization mandated.

Under the TBOC, generally the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a Texas corporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote, unless the corporation’s certificate of formation sets a lower threshold (which may not be less than a majority of the voting shares).

No such approval is required, however, if the transaction is made in the usual and regular course of a Texas corporation’s business. Under Texas law, even the transfer of substantially all of a corporation’s assets in such a manner that the corporation continues directly or indirectly to engage in one or more businesses is deemed not to be a transaction requiring shareholder approval under the TBOC.

Affiliated Business Combinations Statute

Under the DGCL, unless a Delaware corporation’s certificate of incorporation or bylaws (original, or approved by stockholders) provide otherwise, Delaware corporations that have a class of voting stock listed on a national securities exchange or held of record by 2,000 or more persons are prohibited from entering into any “business combination” with any “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder. The DGCL generally defines a “business combination” as (i) certain mergers and consolidations; (ii) sales leases, exchanges, mortgages, pledges, transfers or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets or the outstanding stock of a company; (iii) certain transactions that would result in the issuance or transfer of stock of the corporation to an interested stockholder; (iv) certain transactions that have the effect, directly or indirectly, of increasing the proportionate share of stock of the corporation which is owned by the interested stockholder, subject to exceptions; and (v) any receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation, subject to certain exceptions.

“Interested stockholder” is generally defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of a Delaware corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period before the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person, in each case subject to certain exceptions.

Under the TBOC, an “issuing public corporation” is generally prohibited from, directly or indirectly, entering into (i) mergers, share exchanges or conversions with an affiliated shareholder or other entity that after such transaction would be an affiliate or associate of an affiliated shareholder, and certain other entities, (ii) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets having an aggregate market value of 10% or more of (a) the aggregate market value of the consolidated assets of such Texas public corporation, (b) the aggregate market value of the outstanding voting stock of such Texas public corporation or (c) the earning power or net income of such Texas public corporation on a consolidated basis, (iii) certain transactions that would result in the issuance or transfer of shares of such Texas public corporation to an affiliated shareholder or an affiliate or associate, (iv) liquidation or dissolution plans or proposals with an affiliated shareholder or an associate or an affiliate of an associate of an affiliated shareholder, (v) certain transactions, including reclassifications of securities or other share distributions or recapitalizations, that have the effect, directly or indirectly, of increasing the proportionate ownership percentage of the outstanding shares of a class or series of voting shares or securities convertible into voting shares of the issuing public corporation that is beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, except as a result of immaterial changes due to fractional share adjustments or (vi) loans, advances, guarantees, pledges, or other financial assistance or a tax credit or other tax advantages the recipient of which is an affiliated shareholder or an affiliate or associate of an affiliated shareholder, in each case, with an “affiliated shareholder” or any affiliate or associate of the “affiliated shareholder” for a period of three years after the date the shareholder obtained “affiliated shareholder” status.

The DGCL provides an exception to this prohibition if: (i) the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder prior to the date the stockholder became an interested stockholder; (ii) the interested stockholder acquired at least 85% of the voting stock of that company (excluding shares owned by persons who are directors and also officers, and employee stock plans in which participants do not have the right to determine whether shares will be tendered in a tender or exchange offer) in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by the board of directors and the affirmative vote of at least two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting (and not by written consent).

A corporation may expressly elect in its certificate of incorporation to not be governed by this statute.

“Affiliated shareholder” is generally broadly defined as a person who beneficially owns (or has owned within the preceding three-year period) 20% or more of the outstanding voting stock of a Texas public corporation.

“Issuing public corporation” means a Texas corporation that has: (i) 100 or more shareholders of record as shown by the share transfer records of the corporation; (ii) a class or series of the corporation’s voting shares registered under the Exchange Act; or (iii) a class or series of the corporation’s voting shares qualified for trading on a national securities exchange.

The TBOC provides an exception to this prohibition if: (i) the board of directors of the corporation approves the transaction or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder becoming an affiliated shareholder; or (ii) the holders of at least two-thirds of the outstanding voting shares not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder approve the transaction at a meeting held no earlier than six months after the shareholder acquires such ownership. The TBOC expressly provides that the foregoing shareholder approval may not be by written consent.

A corporation may expressly elect in its certificate of formation to not be governed by this statute.

Interested Party Transaction Approvals

The DGCL provides that certain interested party transactions may not be the subject of equitable relief, or give rise to an award of damages against a director or officer, in a suit asserting a claim for breach of fiduciary duty by reason of the fact that the transaction is between the corporation and one or more of its directors or officers, or between the corporation and an entity in which one or more of its directors or officers has a financial interest, if any of the following conditions is satisfied: (1) the material facts as to the director's or officer's relationship or interest and as to the transaction are disclosed or known to all members of the board of directors or a committee thereof acting on the matter, and the transaction is authorized in good faith and without gross negligence by the affirmative votes of a majority of the disinterested directors then serving on the board or such committee, even though the disinterested directors be less than a quorum (provided that, if a majority of the directors are not disinterested, the transaction must be approved by a committee consisting of two or more disinterested directors); (2) the transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders entitled to vote thereon; or (3) the transaction is fair as to the corporation and its stockholders.

The DGCL also provides similar safe harbors for transactions between the corporation and a controlling stockholder or control group, or from which a controller receives a benefit not shared with stockholders generally. Such a transaction (other than a going-private transaction) qualifies if it is (1) approved (or recommended for board approval) in good faith and without gross negligence by a committee of two or more disinterested directors expressly delegated authority to negotiate and reject the transaction, with the material facts disclosed or known to the committee; (2) conditioned on, and approved or ratified by, an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders; or (3) fair as to the corporation and its stockholders. A going-private transaction involving a controller must satisfy both the committee and disinterested stockholder approval conditions, or be fair as to the corporation and its stockholders.

The amendments to the DGCL in 2025 codified presumptions regarding director disinterestedness.

The TBOC provides that an otherwise valid and enforceable contract or transaction between a corporation and (1) one or more directors or officers, or one or more affiliates or associates of one or more directors or officers, of the corporation; or (2) an entity or other organization in which one or more directors or officers, or one or more affiliates or associates of one or more directors or officers, of the corporation: (A) is a managerial official; or (B) has a financial interest is valid and enforceable, and is not void or voidable, notwithstanding such relationship or interest if any one of the following conditions is satisfied: (1) the material facts as to the applicable relationship or interest and as to the contract or transaction are disclosed to or known by: (A) the corporation’s board of directors or a committee of the board of directors, and the board of directors or committee in good faith authorizes the contract or transaction by the approval of the majority of the disinterested directors or committee members, regardless of whether the disinterested directors or committee members constitute a quorum; or (B) the shareholders entitled to vote on the authorization of the contract or transaction, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (2) the contract or transaction is fair to the corporation when the contract or transaction is authorized, approved, or ratified by the board of directors, a committee of the board of directors, or the shareholders.

The TBOC differs from the DGCL’s interested party transaction statute in that it expressly provides that if at least one of the above conditions is satisfied, neither the corporation nor any of the corporation’s shareholders will have a cause of action against any of the corporation’s directors or officers for breach of duty with respect to the making, authorization, or performance of the contract or transaction because the person had an applicable relationship or interest.

The TBOC has a procedure for a corporation to obtain a prospective court ruling that special committee members are sufficiently independent and disinterested to consider a particular transaction.

Charter Amendments

Under the DGCL, subject to limited exceptions, an amendment to the certificate of incorporation must be approved by (i) the board of directors and (ii) the holders of a majority of the corporation’s outstanding stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number.

Whether or not entitled to vote by the certificate of incorporation, the holders of the outstanding shares of a class are entitled to vote as a class on a proposed amendment, if the amendment would (1) increase or decrease the aggregate number of authorized shares of such class; (2) increase or decrease the par value of the shares of such class; or (3) alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. However, the DGCL permits corporations to provide in their certificate of incorporation that no separate class vote(s) shall be required to increase or decrease the aggregate number of authorized shares of such class, in which case a share increase/decrease amendment would instead be approved by the holders of all outstanding shares, voting together as a single class.

In addition, unless otherwise expressly required by the certificate of incorporation: (1) no meeting or vote of stockholders is required to adopt an amendment that reclassifies by subdividing the issued shares of a class of stock into a greater number of issued shares of the same class of stock (and, in connection therewith, such amendment may increase the number of authorized shares of such class of stock up to an amount proportionate to the subdivision), provided the corporation has only one class of stock outstanding and such class is not divided into series; and (2) an amendment to increase or decrease the authorized number of shares of a class of capital stock or an amendment to reclassify by combining the issued shares of a class of capital stock into a lesser number of issued shares of the same class of stock may be made and effected, without obtaining the vote or votes of stockholders otherwise required if: (A) the shares of such class are listed on a national securities exchange immediately before such amendment becomes effective and meet the listing requirements of such national securities exchange relating to the minimum number of holders immediately after such amendment becomes effective, (B) at a properly called meeting, a vote of the stockholders entitled to vote thereon, voting as a single class, is taken for and against the proposed amendment, and the votes cast for the amendment exceed the votes cast against the amendment, and (C) if the amendment increases or decreases the authorized number of shares of a class of capital stock for which no provision in the certificate of incorporation has

Under the TBOC, subject to limited exceptions, an amendment to the certificate of formation requires the approval of (i) the board of directors and (ii) the holders of at least two-thirds of the outstanding shares of a Texas corporation entitled to vote thereon, unless a different threshold, not less than a majority, is specified in the certificate of formation.

If a class or series of shares is entitled to vote as a class or series on an amendment to the certificate of formation, the affirmative vote of the holders of at least two-thirds (unless a different threshold, not less than a majority, is specified in the certificate of formation) of the outstanding shares in each such class or series of shares entitled to vote on the amendment as a class or series is also required to approve an amendment to the certificate of formation, although the TBOC allows corporations to provide in their certificate of formation that all shares vote as a single class for such an amendment. In addition, the TBOC allows corporations to provide in their certificate of formation that no separate class vote(s) shall be required to increase or decrease the aggregate number of authorized shares of a class, in which case a share increase/decrease amendment would instead be approved by the holders of a majority of all outstanding shares entitled to vote thereon, voting together as a single class.

been made in accordance with the DGCL, the votes cast for the amendment by the holders of such class exceed the votes cast against the amendment by the holders of such class.
Bylaw Amendments

Under the DGCL, stockholders entitled to vote have the right to amend, repeal or adopt the bylaws. If the corporation’s certificate of incorporation so provides, the Delaware corporation’s board of directors may also have the right to amend, repeal or adopt the bylaws.

Generally, under the TBOC, the board of directors may amend, repeal or adopt a Texas corporation’s bylaws. However, (i) the shareholders may amend, repeal or adopt bylaws even if the directors also have that power and (ii) the certificate of formation may wholly or partly reserve the power to amend, repeal or adopt bylaws exclusively to the shareholders. Similarly, the shareholders, in amending, repealing or adopting a particular bylaw, may expressly provide that the board of directors may not amend, readopt or repeal that particular bylaw.

Dividends and Distributions

Under the DGCL, a Delaware corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having preferences on asset distributions.

Under the TBOC, a distribution is defined as a transfer of cash or other property (except a corporation’s own shares or rights to acquire its shares or a split-up or division of the issued shares of a class of a corporation into a larger number of shares within the same class that does not increase the stated capital of the corporation), or an issuance of debt, by a corporation to its shareholders in the form of: (i) a dividend on any class or series of a Texas corporation’s outstanding shares; (ii) a purchase or redemption, directly or indirectly, of its shares; or (iii) a payment in liquidation of all or a portion of its assets.

Under the TBOC, a corporation may not make a distribution if such distribution violates its certificate of formation, if the corporation’s surplus is less than the amount of the corporation’s stated capital (as determined by the TBOC) or, unless the corporation is in receivership or the distribution is made in connection with the winding up and termination of the corporation, if it either renders the corporation unable to pay its debts as they become due in the course of its business or affairs, or exceeds, depending on the type of distribution, either the net assets or the surplus of the corporation, or, subject to certain exceptions, if the distribution will be made to shareholders of another class or series.

Stock Redemption and Repurchase

Under the DGCL, a Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A Delaware corporation may, however, purchase or redeem out of capital, shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced. However, a corporation may not purchase redeemable shares for a price greater than that at which they would be redeemed.

As noted above, under the TBOC, the purchase or redemption by a Texas corporation of its shares constitutes a distribution. Accordingly, the discussion above relating to distributions is applicable to stock redemptions and repurchases.

In addition, a Delaware corporation may not effect a repurchase or redemption if doing so would render the corporation insolvent in the sense that it could not pay its debts as they come due or continue as a going concern.

Increasing or Decreasing Authorized Capital Stock, Including Number of Unissued Shares of a Series of Preferred Stock

The DGCL has no provision for increasing or decreasing authorized capital stock by unilateral board action without stockholder approval, although if the increase in the number of authorized shares is in connection with a forward stock split (up to an amount proportionate to the subdivision), no stockholder approval is required provided that the corporation only has one class of stock outstanding and such class is not divided into series (unless stockholder approval is expressly required by the certificate of incorporation).

Under the TBOC, once stock has been issued, the board cannot unilaterally increase or decrease the amount of authorized capital stock without shareholder approval unless (i) the increase in the number of authorized shares is in connection with a forward stock split, in which case the number of authorized shares can be increased to an amount proportionate to the same multiple by which the number of issued shares is subdivided as a result of the forward stock split without shareholder approval, or (ii) the decrease is in connection with a reverse stock split primarily for the purpose of maintaining the listing eligibility of the class of shares on any applicable national securities exchange, in which case the number of authorized shares can be decreased to an amount proportionate to the same multiple by which the number of issued shares is combined as a result of the reverse stock split without shareholder approval, provided in both cases that the corporation only has one class of stock outstanding and such class is not divided into series (unless shareholder approval is expressly required by the certificate of formation).

With respect to a series of shares of preferred stock established by the board of directors if authorized by the corporation’s certificate of formation (and subject thereto), unless the certificate of formation expressly restricts the board of directors from increasing or decreasing the number of unissued shares of a series to be established by the board of directors, the board of directors may increase or decrease the number of shares in each series to be established, except that the board of directors may not decrease the number of shares in a particular series to a number that is less than the number of shares in that series that are issued at the time of the decrease.

Ratification

Under the DGCL, there is a codified ratification process for defective corporate actions.

The board of directors must adopt a resolution ratifying the defective corporate action and, if stockholder approval would have been required for the defective corporate action to have been taken, the defective corporate action must be submitted to stockholders for approval.

In addition to the foregoing, under the DGCL, the corporation, any successor entity to the corporation, any director, or certain stockholders can apply to the Delaware Court for an order determining the validity and effectiveness of defective corporate acts, including without limitation to confirm whether a prior ratification was effective, whether a defective corporate act can be validated even if not previously ratified. In connection with such applications, the Delaware Court has broad discretion to fashion appropriate relief, including without limitation declaring ratifications effective, validating and declaring effective any defective corporate act, and making such other orders regarding such matters as it deems proper under the circumstances.

Under the TBOC, there is a codified ratification process for defective corporate acts.

The board of directors must adopt a resolution and then submit the ratified defective corporate act for shareholder approval (shareholder approval is subject to certain exceptions). In the absence of actual fraud in the transaction, the judgment of the board of directors that shares of the Texas corporation are valid shares or putative shares is conclusive, unless otherwise determined by a Texas district court or a division of the Texas Business Court.

Inspection of Books and Records

Under the DGCL, any stockholder may inspect, and make copies and extracts from, a corporation’s books and records during normal business hours for any proper purpose (defined to mean a purpose reasonably related to the stockholder’s interest as a stockholder) upon written demand under oath stating the purpose of the inspection. The DGCL defines “books and records” to mean a specific set of materials that includes, without limitation, the governing documents, certain agreements with stockholders, minutes of certain board and stockholder meetings, certain communications with stockholders generally, certain actions by written consent of the board and stockholders, annual financial statements for the past three years, and director independence questionnaires. The stockholder may only inspect books and records if the stockholder’s demand is made in good faith, is for a proper purpose, and describes with reasonable particularity the stockholder’s purpose and the books and records sought.

The DGCL provides that the corporation may impose reasonable restrictions on the confidentiality, use, and distribution of books and records and may require the stockholder to stipulate that any books and records received are deemed incorporated by reference in any follow-on complaint in a plenary action relating to the subject matter of the demand.

If a Delaware corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Delaware Court for an order to compel such inspection.

The Delaware Court may not order inspection of any documents beyond those defined as “books and records” unless either of two exceptions applies. First, if the corporation does not have certain materials defined as “books and records,” the Delaware Court may order the production of their functional equivalent only if and to the extent the stockholder has met other requirements of the books and records statute and only to the extent necessary and essential to fulfill the stockholder’s proper purpose.

Under the TBOC, a shareholder may inspect a corporation’s books and records during normal business hours upon written demand stating a proper purpose if such shareholder holds at least 5% of the outstanding shares of stock of the corporation or has been a holder of shares for at least six months prior to such demand.

If a corporation refuses to allow a person to examine and make copies of account records, minutes, and share transfer records under the TBOC, the corporation is liable to the shareholder for any cost or expense, including attorney’s fees, incurred in enforcing the shareholder’s rights under the TBOC to examine such materials.

A corporation may defend against an inspection action by establishing that the shareholder: (1) has, within the two years preceding the date the action is brought, sold or offered for sale a list of shareholders or of holders of voting trust certificates for shares of the corporation or any other corporation; (2) has aided or abetted a person in procuring a list of shareholders or of holders of voting trust certificates for the purposes of selling or offering such list for sale; (3) has improperly used information obtained through prior examination of the books, account records, minutes, or share transfer records of the corporation or any other corporation; or (4) was not acting in good faith or for a proper purpose in making the request.

The Texas Law Amendments (i) clarify that emails, text messages, and social media information are not considered corporate records unless effectuating a corporate action and (ii) prohibit shareholders from inspecting corporate records related to active or pending derivative suits or litigation involving the corporation as an adversarial party.

Second, the Delaware Court may order production of additional materials only if (i) the stockholder has met other requirements of the books and records statute, (ii) the stockholder made a showing of compelling need for such materials, and (iii) the stockholder has demonstrated by clear and convincing evidence that such materials are necessary and essential to further their proper purpose. Generally, the stockholder bears the burden of demonstrating a proper purpose.

However, when a stockholder seeks to inspect a corporation’s list of stockholders or stock ledger, the burden of proof is on the corporation to establish that the inspection is for an improper purpose.

Insurance

Under the DGCL, a Delaware corporation is allowed to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.

Under the TBOC, a Texas corporation is allowed to purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against any liability: (1) asserted against and incurred by the person in that capacity or (2) arising out of the person’s status in that capacity. The insurance or other arrangement established may insure or indemnify against the liability described above without regard to whether the corporation otherwise would have had the power to indemnify the person against that liability under the TBOC.

Under the TBOC, for the benefit of persons to be indemnified by the enterprise, an enterprise may, in addition to purchasing or procuring or establishing and maintaining insurance or another arrangement: (1) create a trust fund; (2) establish any form of self-insurance, including a contract to indemnify; (3) secure the enterprise’s indemnity obligation by grant of a security interest or other lien on the assets of the enterprise; or (4) establish a letter of credit, guaranty, or surety arrangement.

Limitation of Liability of Stockholders

Under the DGCL, unless the certificate of incorporation otherwise provides, the stockholders of a corporation shall not be personally liable for the payment of the corporation’s debts except as they may be liable by reason of their own conduct or acts.

Under the TBOC, subject to certain exceptions, a shareholder is not personally liable for the obligations of the corporation, and a shareholder’s liability with respect to its shares is limited to the obligation to pay the full consideration for which the shares were or are to be issued.

Considerations by Directors Permitted by Statute

Except for corporations that have opted to become public benefit corporations, directors of Delaware corporations do not have any express statutory authority to consider other constituencies. Delaware case law provides that fiduciary duties in most circumstances require directors to seek to maximize the value of the corporation for the long-term benefit of the stockholders and that directors can consider the interests of other constituencies so long as doing so serves the ultimate goal of value maximization.

In discharging the duties of a director or officer under the TBOC or otherwise, a director or officer of a corporation is entitled to consider any social purpose specified in the corporation’s certificate of formation. In addition, the TBOC provides that nothing in the applicable section thereof prohibits or limits a director or officer of a corporation that does not have a social purpose specified as a purpose in the corporation’s certificate of formation from considering, approving, or taking an action that promotes or has the effect of promoting a social, charitable, or environmental purpose.

Texas also has a public benefit corporation statute.

Business Opportunities

Under Delaware law, the corporate opportunity doctrine holds that a corporate officer or director may not generally and unilaterally take a business opportunity for his or her own. Factors to be considered include: (i) whether the corporation is financially able to exploit the opportunity; (ii) if the opportunity is within the corporation’s line of business; (iii) whether the corporation has an interest or expectancy in the opportunity; and (iv) whether by taking the opportunity for his or her own, the corporate fiduciary will thereby be placed in a position inimical to his duties to the corporation.

The DGCL permits a Delaware corporation to renounce, in its certificate of incorporation or by action of the board of directors, any interest or expectancy of the corporation in, or being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

Texas law generally follows the Delaware corporate opportunity doctrine.

The TBOC permits a Texas corporation to renounce, in its certificate of formation or by action of its board of directors, an interest or expectancy of the entity in, or an interest or expectancy of the entity in being offered an opportunity to participate in, specified business opportunities or a specified class or category of business opportunities presented to the entity or one or more of its managerial officials or owners.

Indemnification of Directors and Officers

Under the DGCL, a corporation is permitted to indemnify any person who is a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party or threatened to be made a party, provided such person acted in good faith and in a manner the person reasonably believed was in or not opposed to the best interests of the corporation, and in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful.

In connection with any threatened, pending or completed action by or in the right of the corporation involving a person who is or was a director, officer, employee or agent, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the corporation has the power to indemnify such a person who is a party or is threatened to be made a party for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit: (i) if such person acted in good faith and in a manner the person

Under the TBOC, a corporation is permitted to indemnify a director, former director, or delegate who was, is, or is threatened to be made a respondent in a proceeding, against (i) judgments and (ii) expenses (other than a judgment) reasonably and actually incurred by the person in connection with a proceeding if the person: (a) acted in good faith; (b) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. In addition, the TBOC permits indemnification of other persons as described in the section entitled “Persons Covered” below.

If, however, the person is found liable to the corporation, or is found liable on the basis he or she received an improper personal benefit, then indemnification under the TBOC is limited to the reimbursement of reasonable expenses actually incurred in connection with the proceeding, and which excludes a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan. Furthermore, no indemnification will be available if the person is found liable for: (i) willful or intentional misconduct in the performance of the person’s duty to the corporation; (ii) breach of the person’s duty of loyalty owed to the corporation; or (iii) an act or omission not committed in good faith that reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) if such person is found liable to the corporation, only to the extent the Delaware Court or the court in which such action or suit was brought determined that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court or such other court shall deem proper. This is not exclusive of any other indemnification rights, which may be granted by a Delaware corporation to its directors, officers, employees or agents.

constitutes a breach of a duty owed by the person to the corporation.
Advancement of Expenses

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL.

A corporation may pay or reimburse reasonable expenses incurred by a present director or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the determinations required for permissive indemnification after the corporation receives: (1) a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification;  and (2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by the TBOC.

In addition, a corporation may advance expenses to a person who is not a director, including an officer, employee or agent, as provided by: (1) the corporation's governing documents; (2) general or specific action of the corporation's board; (3) resolution of the shareholders; (4) contract; or (5) common law, and such person may seek advancement of expenses from the corporation to the same extent as a director. A corporation may also pay or reimburse, in advance of the final disposition of a proceeding and on terms the corporation considers appropriate, reasonable expenses incurred by a present or former officer, employee, or agent who is not a present director or delegate, without receiving the written affirmation and undertaking described above.

Procedure for Indemnification

Under the DGCL, a determination that indemnification of a director or officer is appropriate generally must be made: (i) by a majority vote of directors who are not party to the proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by stockholder vote.

Under the TBOC, a determination that indemnification is appropriate generally must be made: (i) by a majority vote of the directors who, at the time of the vote, are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a special committee of the board of directors if the committee is designated by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum, and is composed solely of one or more directors who are disinterested and independent; (iii) by special legal counsel selected by majority vote under (i) or (ii) above; (iv) by the shareholders in a vote that excludes those shares held by directors who, at the time of the vote, are not disinterested and independent; or (v) by a unanimous vote of the shareholders of the corporation.

Mandatory Indemnification

The DGCL requires indemnification for expenses (including attorneys’ fees) actually and reasonably incurred with respect to any claim, issue or matter on which the director or “officer” (as defined for the purposes of Section 145(c) of the DGCL) is successful on the merits or otherwise, in the defense of the proceeding.

The TBOC requires indemnification for reasonable expenses actually incurred only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding.
Indemnification: Persons Covered

Under the DGCL, directors and officers, but not employees and agents, are entitled to mandatory indemnification for expenses incurred when successful on the merits or otherwise in defense of litigation. Other than in that instance, the DGCL provides the same indemnification rights to officers, employees and agents that it provides for directors.

The TBOC generally provides that a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent, as provided by: (1) the corporation’ s governing documents; (2) general or specific action of the corporation’s board of directors; (3) resolution of the shareholders; (4) contract; or (5) common law. A corporation must indemnify an officer to the same extent that indemnification is required under the TBOC for a director. A determination of indemnification for a person who is not a director of a corporation, including an officer, employee, or agent, is not required to be made in accordance with the procedures set out in the relevant sections of the TBOC.

Stockholder Rights Plans

Delaware has established case law permitting the adoption of stockholder rights plans. However, the adoption of stockholder rights plans is viewed as a defensive action and is subject to enhanced scrutiny by the Delaware courts, with the burden initially on the board of directors to demonstrate that the adoption of the rights plan is reasonable in response to a reasonably identified threat posed.

Texas case law regarding shareholder rights plans is limited, particularly following the adoption of the Texas Law Amendments, including the codified business judgment rule.

In addition, the TBOC expressly permits directors to look to the “long-term” benefit to shareholders in taking action.

Selection of Forum

Under the DGCL, a corporation’s governing documents may require, consistent with applicable jurisdictional requirements, that any or all internal corporate claims shall be brought solely and exclusively in any or all of the courts in Delaware, and no provision of a Delaware corporation’s certificate of incorporation or bylaws may prohibit bringing such claims in the courts of Delaware.

“Internal corporate claims” means claims, including claims in the right of the corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity; or (ii) as to which Delaware law confers jurisdiction upon the Delaware Court.

With respect to claims that are not internal corporate claims, the certificate of incorporation or bylaws may require stockholders, when acting in their capacity as stockholders or in the right of the corporation, to bring any or all such claims only in one or more prescribed forums or venues, if such claims relate to the business of the corporation, the conduct of its affairs, or the rights or powers of the corporation or its stockholders, directors or officers; provided that such requirement is consistent with applicable jurisdictional requirements and allows a stockholder to bring such claims in at least one court in Delaware that has jurisdiction over such claims.

Under the TBOC, the governing documents may require, consistent with applicable state and federal jurisdictional requirements, that any internal entity claims shall be brought only in a court in Texas. Pursuant to the Texas Law Amendments, Texas corporations may specify in their governing documents a particular court in Texas as its sole venue, subject to jurisdictional limits.

“Internal entity claim” means a claim of any nature, including a derivative claim in the right of an entity, that is based on, arises from, or relates to the internal affairs of the entity. Internal affairs include the rights, powers, and duties of the entity’s governing persons, officers, owners, and members, and matters relating to the entity’s membership or ownership interests.

Pre-Suit Demand in Derivative Suits

Under Delaware court rules and case law, in order for a stockholder to commence a derivative action on behalf of the corporation, the stockholder must: (1) make a demand on the company’s board of directors; or (2) show that demand would be futile. Demand will be deemed futile if at least half the members of the board: (1) received a material personal benefit from the alleged misconduct that is the subject of the litigation demand; (2) faces a substantial likelihood of liability on any of the claims that would be the subject of the litigation demand; or (3) lacks independence from someone who received a material personal benefit from the alleged misconduct that would be the subject of the litigation demand or who would face a substantial likelihood of liability on any of the claims that are the subject of the litigation demand.

Texas is a universal demand jurisdiction. Under the TBOC, the focus is on harm to the corporation rather than the Delaware standard of futility. A shareholder may not institute a derivative proceeding until the 91st day after the date a written demand is filed with the corporation stating with particularity the act, omission, or other matter that is the subject of the claim or challenge and requesting that the corporation take suitable action.

The foregoing waiting period is not required or, if applicable, shall terminate if: (1) the shareholder has been notified that the demand has been rejected by the corporation; (2) the corporation is suffering irreparable injury; or (3) irreparable injury to the corporation would result by waiting for the expiration of the 90-day period.

Stock Ownership Requirement for Derivative Suits

Under the DGCL, subject to limited exceptions, a stockholder may not institute or maintain a derivative suit unless the plaintiff was a stockholder of the corporation at the time of the transaction of which such stockholder complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law and the plaintiff maintains such ownership throughout the litigation. A limited number of Delaware corporations may have included an ownership threshold for derivative claims in their bylaws; however, Delaware courts have not opined on the enforceability of these provisions.

Under the TBOC, a shareholder may not institute or maintain a derivative proceeding unless: (1) the shareholder was a shareholder of the corporation at the time of the transaction in question, or became a shareholder by operation of law originating from a person that was a shareholder at the time of the transaction in question; and (2) the shareholder fairly and adequately represents the interests of the corporation in enforcing the right of the corporation.

Under the Texas Law Amendments, a public Texas corporation may in its governing documents include a threshold of ownership (not to exceed three percent of the outstanding shares of the corporation) for an individual or group of individuals to institute or maintain a derivative proceeding brought on behalf of the corporation.

Judicial Deference to Derivative Suit Determinations	Delaware does not have an analogous statute. Under Delaware law, a stockholder’s right to bring a derivative suit is a judicially created doctrine.

Under the TBOC, any determination regarding how to proceed with allegations asserted in a derivative proceeding must be made by an affirmative vote of a majority of: (1) all independent and disinterested directors of the corporation, whether or not they constitute a quorum of the board; (2) a committee of one or more independent directors appointed by an affirmative vote of a majority of the independent and disinterested directors, whether or not those directors constitute a quorum of the board; or (3) a panel of one or more independent, disinterested, and qualified individuals appointed by the court upon the corporation’s motion. If the decision-makers described above determine in good faith, after a reasonable inquiry and based on factors they deem appropriate under the circumstances, that continuation of the derivative proceeding is not in the corporation’s best interests, the court shall dismiss the proceeding upon the corporation’s motion.

Judicial Certification of Committees and Panels	Delaware does not have an analogous statute.

The TBOC permits corporations to request a court, at the start of a transaction or investigation of a derivative claim, to judicially determine the independence and disinterestedness of directors on special committees reviewing transactions or individuals on panels reviewing derivative claims. Future challenges to independence or disinterestedness would require new facts.

Jury Trials	Jury trials are generally not available in the Delaware Court, which is the court in which stockholder suits relating to the internal affairs of a Delaware corporation are typically filed.

Under Texas law, in civil cases, a party generally has a right to a jury trial to determine questions of fact if the party timely demands a jury and pays the jury fee.

Under the Texas Law Amendments, a Texas corporation may, in its governing documents, adopt a waiver of jury trials for internal entity claims, as defined in the TBOC. Such waiver will constitute a knowing waiver if enforced against a party approving the certificate of formation or bylaws or acquiring a security after the adoption of such certificate of formation or bylaws, continuing to hold a security of a public company after such certificate of formation or bylaws are adopted or by other methods permitted under law.

Dissent and Appraisal Rights

Under the DGCL, a stockholder or beneficial owner of a corporation that is a constituent in a merger, consolidation, conversion, domestication, transfer, or continuance may, under certain circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair value of their shares as determined by the Delaware Court.

Under the TBOC, except for the limited classes of mergers, consolidations, sales and asset dispositions for which no shareholder approval is required under Texas law, shareholders of Texas corporations with voting rights have dissenters’ rights in the event of a merger, consolidation, interest exchange, conversion, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation.

Under the DGCL, stockholders have no appraisal rights in the event of a merger, consolidation, conversion, domestication, transfer or continuance if (i) prior to the effective time of the transaction the stock of the corporation is listed on a national securities exchange or is held of record by more than 2,000 stockholders, and (ii) in the merger, consolidation conversion, domestication, transfer or continuance they receive solely shares of stock of the surviving corporation or entity or of any other corporation which shares at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders.

However, a shareholder of a Texas corporation has no dissenters’ rights with respect to any plan of merger or conversion in which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange if: (1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate: (A) listed on a national securities exchange; or (B) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and (3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than: (A) ownership interests, or depository receipts in respect of ownership interests, of another entity of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests that are: (i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or (ii) held of record by at least 2,000 owners; (B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or (C) any combination of the ownership interests and cash above.

Under the TBOC, an owner of an ownership interest in a Texas domestic entity subject to dissenters’ rights is entitled to dissent from an amendment to a Texas for-profit corporation’s certificate of formation to add required provisions to elect to be a public benefit corporation or delete required provisions, which in effect cancels the corporation’s election to be a public benefit corporation if the owner owns shares that were entitled to vote on the amendment; except if the shares held by the owner are part of a class or series of shares listed on a national securities exchange; or held of record by at least 2,000 owners.

Independence of Corporate Statute	Delaware does not have an analogous statute.	The TBOC prohibits the plain meaning of the statutes under the TBOC from being supplanted, contravened, or modified by the laws or judicial decisions of any other jurisdiction.

Certain Federal Income Tax Consequences

The Company believes that for federal income tax purposes no gain or loss will be recognized by the Company, the Texas Corporation, or the stockholders of the Company who receive the Texas Corporation Common Stock for their Delaware Corporation Common Stock, or Texas Corporation Preferred Stock for their Delaware Corporation Preferred Stock, in connection with the Texas Redomestication. The aggregate tax basis of the Texas Corporation Common Stock or the Texas Corporation Preferred Stock received by a stockholder of the Company as a result of the Texas Redomestication will be the same as the aggregate tax basis of the Delaware Corporation Common Stock converted into that Texas Corporation Common Stock, or Delaware Corporation Preferred Stock converted into Texas Corporation Preferred Stock, held by that stockholder as a capital asset at the time of the Texas Redomestication. Each stockholder’s holding period of the Texas Corporation Common Stock or Texas Corporation Preferred Stock received in the Texas Redomestication will include the holding period of the common stock converted into that Texas Corporation Common Stock, or the holding period of the preferred stock converted into that Texas

Corporation Preferred Stock, provided the shares are held by such stockholder as a capital asset at the time of the Texas Redomestication.

This Proxy Statement only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders based upon individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, stockholders who hold their stock through a partnership or as part of a straddle or other derivative arrangement, foreign holders or holders who acquired their shares as compensation, whether through employee restricted stock units or otherwise. This Proxy Statement does not address the tax consequences of the Texas Redomestication under state, local or foreign laws. State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and stockholders are urged to consult their own tax advisors as to the consequences to them of the Texas Redomestication under all applicable tax laws.

This discussion is based on the U.S. Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all in effect as of the date of this Proxy Statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of the Texas Redomestication. Future legislation, regulations, administrative rulings or court decisions may alter the consequences discussed above.

Stockholders should consult their own tax advisor to determine the particular tax consequences to them of the Texas Redomestication, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

Additional Information

Regulatory Matters

In connection with the Texas Redomestication, the Company intends to make filings with the Secretary of State of Texas and the Secretary of State of Delaware, and the secretary of state of each other state where the Company is qualified to transact business, and does not anticipate making any other state corporate law filings to effect the Texas Redomestication.

No Appraisal Rights

Under Section 262 of the DGCL, appraisal rights are available for stockholders in connection with a conversion pursuant to Section 266 of the DGCL. However, pursuant to the market-out exception in Section 262(b)(2) of the DGCL, appraisal rights are not available when stockholders receive shares that will be listed on a national securities exchange. Because the Texas Corporation Common Stock and Texas Corporation Preferred Stock will continue to be listed on Nasdaq following the Texas Redomestication, holders of Delaware Corporation Common Stock and Delaware Corporation Preferred Stock will not be entitled to appraisal rights with respect to the Texas Redomestication.

Interests of Certain Persons in the Texas Redomestication

As described above, Texas law may provide greater protection to the Company’s officers and directors than provided under Delaware law. As a result, stockholders should be aware in voting on the Texas Redomestication Proposal that the Company’s directors and officers may be considered to have interests in the Texas Redomestication that are different from, or in addition to, the interests of the stockholders generally. In addition, Steven Urvan, the Company’s Chief Executive Officer, Chairman and largest stockholder, who controls approximately 15.0% of the voting power of our Common Stock as of the Record Date and is deemed to beneficially own approximately 27.5% of our Common Stock as of the Record Date, may be considered to have an interest in the Texas Redomestication to the extent the codified business judgment rule and other provisions of Texas law reduce potential personal liability exposure. The Board has considered these potential interests, among other matters, in reaching the decision to approve the Texas Redomestication.

Anti-Takeover Implications

The Texas Redomestication is not being effected to prevent a change of control, nor is it in response to any present attempt known to the Board to acquire control of the Company or to obtain representation on the Board. Nevertheless, certain effects of the Texas Redomestication may be considered to have anti-takeover implications by virtue of the Company being subject to Texas law. For example, the codification of the business judgment rule under the TBOC may make it more difficult for stockholders to challenge defensive measures adopted by the Board in response to an unsolicited acquisition proposal. In addition, the exclusive forum provision and jury trial waiver included in the Texas Certificate of Formation may increase the cost and difficulty for stockholders seeking to bring claims relating to the Company’s internal affairs. Stockholders should consider these potential effects in evaluating the Texas Redomestication Proposal.

Legal Proceedings

As of the date of this Proxy Statement, the Company does not have any legal proceedings pending in Delaware.

Effect of Not Obtaining the Required Vote for Approval

If the Texas Redomestication Proposal fails to obtain the requisite vote for approval, the Texas Redomestication will not be consummated, and the Company’s domicile will remain in Delaware.

Conclusion

After careful review of all of the factors, taken together, the Board believes that the Texas Redomestication is in the best interests of the Company and its stockholders, and the Board recommends that stockholders vote “FOR” the Texas Redomestication Proposal.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the proposal is required to approve the Texas Redomestication Proposal. Holders of the Delaware Corporation Preferred Stock are not entitled to vote on the Texas Redomestication Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE TEXAS REDOMESTICATION PROPOSAL

PROPOSAL 4

ADJOURNMENT

Overview

The Adjournment Proposal, if adopted, will allow adjournment of the Annual Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will be presented to our stockholders only in the event that there are insufficient votes for the approval of the Redomestication Proposal. In addition, the Board of Directors and the presiding chairman of the Annual Meeting have the power to adjourn the Annual Meeting to another date or dates. If a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or a majority in voting interest of the stockholders present in person or by means of remote communication or represented by proxy may adjourn the Annual Meeting to another time or place. The Annual Meeting may be adjourned for up to 30 days without further notice other than by an announcement made at the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board.

The Audit Committee has reviewed and discussed with management and the independent auditor the Company’s annual audited financial statements for the year ended March 31, 2026. The Audit Committee has discussed with WithumSmith+Brown, PC ("Withum"), the Company’s independent auditor for the 2026 fiscal year, matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (the “SEC”). The Audit Committee has received written disclosures and the letter from Withum required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Withum their independence from management and the Company. Based upon such reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026 for filing with the SEC.

AUDIT COMMITTEE

David Douglas

Houman Akhavan

Christos Tsentas

The Audit Committee Report set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PKF of Texas, PC ("PKF") served as the Company’s independent registered public accounting firm from April 8, 2021 to July 2, 2025. On July 2, 2025, the Audit Committee of the Board of Directors of Outdoor Holding Company approved the replacement of PKF as the Company’s independent registered public accounting firm, due to the acquisition of certain assets of PKF by Withum effective July 2, 2025. Withum served as the Company’s independent registered public accounting firm from July 2, 2025 to June 26, 2026.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the fees billed by Withum (which includes fees from PKF prior to its acquisition by Withum) for its services during the Company’s last two fiscal years.

	2026	2025(1)
Audit Fees	$454,236	$935,827
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	1,498,708
	$454,236	$2,434,535
(1)
Amounts include invoices received late for services provided in fiscal year 2025, but paid in 2026.

It is our policy to engage the principal accounting firm to conduct the audit of the Company’s financial statements and to confirm, prior to such engagement, that such principal accounting firm is independent of the Company to the extent required by SEC rules and regulations. All services of the principal accounting firm reflected above were approved by the Board.

“Audit Fees” consist of fees incurred for professional services for the audit of our financial statements and restated financial statements and review of our interim consolidated financial statements included in quarterly reports and other services normally provided in connection with statutory and regulatory filings.

“Audit-Related Fees” consist of fees incurred for other attestation engagements and consultations regarding financial accounting and reporting matters.

“All Other Fees” consist of legal fees incurred by PKF in connection with the investigation conducted pursuant to Section 10A of the Exchange Act and the SEC Investigation, which fees were reimbursed by the Company pursuant to indemnification provisions in the engagement agreement with PKF.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided above under the caption “All Other Fees” were approved by the Board or by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

OTHER INFORMATION

Other Business

We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares of Common Stock they represent according to their judgment.

Cost of the Solicitation

The Company has engaged Okapi to assist in the solicitation of proxies for the Annual Meeting. The Company agreed to pay Okapi $15,000 and reimburse Okapi for its reasonable and documented costs and expenses incurred in connection with such services. The Company also agreed to indemnify Okapi against certain claims arising in connection with any proxy solicitation. The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

Householding of Annual Meeting Materials

Stockholders with multiple accounts who have elected to receive printed copies of our Annual Report and proxy materials and share the same last name and household mailing address will receive a single set of printed copies of our Annual Report and proxy materials, unless we are instructed otherwise. Each stockholder will, however, receive a separate proxy card. Any stockholder who would like to receive separate copies of our Annual Report and/or proxy materials may email or write us at the following address, and we will promptly deliver them. Alternatively, if you received multiple copies of our Annual Report and/or proxy materials and would like to receive combined mailings in the future, please call, email or write us at the following address:

Outdoor Holding Company

1100 Circle 75 Pkwy, Ste. 1300

Atlanta, GA 30339

Attention: Investor Relations

ir@outdoorholding.com

(480)-947-0001

Stockholders who hold their shares in street name should contact their broker, bank or other nominee regarding combined mailings.

Communications with Directors

All interested parties, including our stockholders, who wish to contact the Company’s directors may send written correspondence, to the attention of the Corporate Secretary, at the following address:

Outdoor Holding Company

1100 Circle 75 Pkwy, Ste. 1300

Atlanta, GA 30339

Attention: Investor Relations

ir@outdoorholding.com

Communications may be addressed to an individual director (including our Chairman), or to the independent directors.

Proposals for the 2027 Annual Meeting of Stockholders

Rule 14a-8 Stockholder Proposals: To be considered for inclusion in our proxy statement for the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the Company must receive notice of such stockholder proposal on or before the close of business (5:00 p.m. local time) on April 26, 2027, unless the date of the 2027 Annual Meeting is more than 30 days before or after September 28, 2027, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2027 Annual Meeting. The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to: Outdoor Holding Company, 1100 Circle 75 Pkwy, Ste. 1300 Atlanta, GA 30339 Attention: Corporate Secretary.

Stockholder Proposals Outside of Rule 14a-8: In addition, stockholders wishing to nominate a candidate for election to the Board or propose any business to be presented directly at the 2027 Annual Meeting (rather than by inclusion in next year’s proxy statement) must follow the submission criteria and deadlines set forth in the Delaware Bylaws or the Texas Bylaws, as applicable. Pursuant to the advance notice provisions of both the Delaware Bylaws and the Texas Bylaws, notice of any nomination or stockholder proposal to be presented directly at the 2027 Annual Meeting must be delivered in writing to our Corporate Secretary at our principal executive offices no earlier than the close of business on May 31, 2027 and no later than the close of business on June 30, 2027. If the date of the 2027 Annual Meeting is more than 30 days before or 70 days after September 28, 2027, such nomination or proposal must be received on or before the later of (i) the close of business on the 90th day prior to the 2027 annual meeting and (ii) the close of business on the 10th day following the date of public disclosure of the 2027 Annual Meeting date. In each case, the notice must include the information specified in the Delaware Bylaws or Texas Bylaws, as applicable.

Universal Proxy Rules: In addition to satisfying the foregoing advance notice requirements under the Delaware Bylaws or the Texas Bylaws, as applicable, to comply with the SEC’s universal proxy rules under Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 no later than July 30, 2027, which is 60 calendar days before the first anniversary of the Annual Meeting. Stockholders should be aware that notice of a director nomination submitted under the Company’s advance notice bylaw provisions must nonetheless be received no later than June 30, 2027. These are independent requirements, and compliance with the advance notice bylaw deadline does not substitute for timely compliance with Rule 14a-19, or vice versa.

Appraisal Rights

Stockholders do not have appraisal rights under Delaware law in connection with this proxy solicitation.

No Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

Form 10-K and Financial Statements

A copy of the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, filed with the SEC on June 22, 2026 (the “Form 10-K”), is contained within the Annual Report delivered with this Proxy Statement. The Form 10-K includes our financial statements for the year ended March 31, 2026. Copies of the Form 10-K and Annual Report are also posted on our website at https://outdoorholding.com/financials/sec-filings/default.aspx. Materials posted on our website are not incorporated by reference into this Proxy Statement. If you have not received or do not have access to the Annual Report, please contact our Investor Relations department at (480)-947-0001 or ir@outdoorholding.com and we will send a copy to you without charge. You may also send a written request to Outdoor Holding Company, Attn: Investor Relations, 1100 Circle 75 Pkwy, Ste. 1300 Atlanta, GA 30339.

OUTDOOR HOLDING

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 27, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/POWW2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02212-P55212 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OUTDOOR HOLDING COMPANY

The Board of Directors recommends you vote FOR the election of each of the director nominees listed in Proposal 1 and FOR each of Proposals 2, 3 and 4:

Nominees:	For	Against	Abstain
1a. Steven F. Urvan	☐	☐	☐
1b. Christos Tsentas	☐	☐	☐
1c. Wayne Walker	☐	☐	☐
1d. Houman Akhavan	☐	☐	☐
1e. David Douglas	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the named proxies in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

T02213-P55212

OUTDOOR HOLDING COMPANY
2026 Annual Meeting of Stockholders
September 28, 2026 12:00 p.m. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven F. Urvan and Paul Kasowski, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OUTDOOR HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time, on September 28, 2026, at www.virtualshareholdermeeting.com/POWW2026, and any adjournment or postponement thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "For" each director nominee listed in Proposal 1 and "For" each of Proposals 2, 3 and 4 in accordance with the Board of Directors' recommendations. In their discretion, the named proxies are authorized to vote on such other matters that may properly come before the meeting or any adjournment or postponement thereof. The named proxies cannot vote the shares unless you sign (on the reverse side) and return this proxy card.

Continued and to be signed on reverse side

Company Logo OUTDOOR HOLDING COMPANY 7681 E G

RAY RD. SCOTTSDALE, AZ 85260 SCAN TO OUTDOO

60 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERN

Barcode above Use

ANNEX A

OUTDOOR HOLDING COMPANY

_______________________________

Resolutions of the Board of Directors

_______________________________

August 13, 2026

On August 13, 2026, pursuant to and in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Article III, Section 3.10 of the Amended and Restated Bylaws (the “Bylaws”) of Outdoor Holding Company (the “Corporation”), the Board of Directors of the Corporation (the “Board”), by unanimous written consent, adopted the following resolutions:

REDOMESTICATION FROM DELAWARE INTO TEXAS

WHEREAS, the Board determined that the Corporation should consider redomesticating the Corporation from the State of Delaware into the State of Texas;

WHEREAS, such redomestication would be effected by the conversion of the Corporation from a corporation organized under the laws of the State of Delaware (the Corporation when organized under such laws, the “Delaware Corporation”) to a corporation organized under the laws of the State of Texas (the Corporation when organized under such laws, the “Texas Corporation”) pursuant to and in accordance with Section 266 of the DGCL, and Section 10.102 of the Texas Business Organizations Code (such conversion, the “Redomestication”);

WHEREAS, the Board has reviewed (a) the Certificate of Formation of the Texas Corporation, in the form attached hereto as Exhibit A (including the Certificate of Designations of the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock attached thereto as Exhibit A, the “Texas Charter”), and the Bylaws of the Texas Corporation, in the form attached hereto as Exhibit B (the “Texas Bylaws” and, together with the Texas Charter, the “Texas Governing Documents”), and (b) the proposed Plan of Conversion (the “Plan of Conversion”), in the form attached hereto as Exhibit C;

WHEREAS, the Plan of Conversion provides, among other things, that on completion of the Redomestication, and without any further action on the part of any person: (a) each share of common stock, par value $0.001 per share, of the Delaware Corporation shall be automatically converted into one share of common stock, par value $0.001 per share, of the Texas Corporation, (b) each share of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, of the Delaware Corporation shall be automatically converted into one share of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, of the Texas Corporation and (c) the Corporation’s existing Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (together, the “Delaware Governing Documents”), will be replaced with the Texas Charter and the Texas Bylaws, respectively; and

WHEREAS, the Board has (a) investigated and considered the benefits and detriments of the Redomestication, including, without limitation, the potential advantages and disadvantages to the Corporation and its stockholders of being governed by the laws of the State of Texas rather than the laws of the State of Delaware, (b) compared the Texas Governing Documents to the Corporation’s Delaware Governing Documents, (c) determined that approving and effecting the Redomestication and approving and adopting the Plan of Conversion and the Texas Governing Documents are in the best interests of the Corporation and its stockholders and (d) determined that the Redomestication should be submitted to the Corporation’s stockholders for approval and adoption at the Corporation’s 2026 annual meeting of stockholders (the “Annual Meeting”).

NOW, THEREFORE, BE IT

RESOLVED, that the Board hereby (a) determines that the Redomestication, the Plan of Conversion and the Texas Governing Documents are in the best interests of the Corporation and its stockholders and (b) approves and adopts the Redomestication, the Plan of Conversion, and the Texas Governing Documents; and, be it

FURTHER RESOLVED, that the form, terms, provisions, and conditions of the Redomestication, the Plan of Conversion and the Texas Governing Documents be, and the same hereby are, in all respects approved and adopted; and, be it

FURTHER RESOLVED, that the Board hereby directs that the Redomestication (including the Plan of Conversion and Texas Governing Documents and these resolutions approving the Redomestication (the “Redomestication Board Resolutions”)) be submitted for approval and adoption by the stockholders of the Corporation at the Annual Meeting, which approval and adoption shall require the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon in accordance with Section 266 of the DGCL; and, be it

FURTHER RESOLVED, that the Board, by the unanimous vote of directors, hereby recommends a vote “FOR” the Redomestication (including the Plan of Conversion and the Texas Governing Documents) and the adoption of the Redomestication Board Resolutions at the Annual Meeting; and, be it

FURTHER RESOLVED, that upon receipt of stockholder approval of the Redomestication (including the Plan of Conversion and the Texas Governing Documents) and the adoption by the Corporation’s stockholders of the Redomestication Board Resolutions at the Annual Meeting, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer and any other officer of the Corporation (the “Authorized Officers”) be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation and without further action from the Board, to prepare, execute, file and deliver all agreements, documents, notices, certificates, statements, consents, approvals or other instruments and take all such actions that such officer deems necessary, desirable or appropriate in order to perform the Corporation’s obligations under the Plan of Conversion and to consummate the Redomestication, including, without limitation, (a) the execution and filing of certificates of conversion with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware (collectively, the “Certificates of Conversion”), as applicable, and the execution and filing of the Texas Charter (including the Certificate of Designations of the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock attached thereto as Exhibit A) with the Secretary of State of the State of Texas, (b) the filing of the annual franchise tax reports required by the Secretary of State of the State of Delaware and the payment of the applicable franchise taxes, (c) the payment of any fees that may be necessary in connection with the Redomestication, (d) the submission of all required notifications to the Nasdaq Capital Market (the “Exchange”), and (e) the filing of Current Reports on Form 8-K and any other regulatory filings that may be necessary, desirable or appropriate in connection with the Redomestication; and, be it

FURTHER RESOLVED, that the Redomestication will become effective at the date and time (the “Effective Time”) to be specified in each of the Certificates of Conversion; and, be it

FURTHER RESOLVED, that, in accordance with the foregoing resolutions, each of the Authorized Officers be, and each of them hereby is, authorized, empowered and directed to (a) include a proposal for approval and adoption of the Redomestication, including, without limitation, the Plan of Conversion, the Texas Governing Documents and the Redomestication Board Resolutions, in the Corporation’s proxy materials for the Annual Meeting, and (b) solicit proxies on behalf of the Board from the Corporation’s stockholders authorizing the persons named in such proxies to vote their shares of the Corporation’s common stock in favor of such proposal for approval and adoption of the Redomestication, including, without limitation, the Plan of Conversion, the Texas Governing Documents and the Redomestication Board Resolutions, at the Annual Meeting; and, be it

FURTHER RESOLVED, that, notwithstanding approval by the stockholders of the Corporation at the Annual Meeting of the Redomestication (including the Plan of Conversion and the Texas Governing Documents) and the adoption by the Corporation’s stockholders of the Redomestication Board Resolutions, the Board may, at any time prior to the Effective Time, delay the Redomestication or terminate and abandon the Plan of Conversion without further action by the stockholders of the Corporation, whether before or after the approval by the stockholders of the Corporation, if the Board determines for any reason that such delay or abandonment would be in the best interests of the Corporation and its stockholders, as the case may be.

OMNIBUS RESOLUTIONS

RESOLVED, that in addition to the specific authorizations set forth in any of the foregoing resolutions, each of the Authorized Officers is hereby authorized, empowered and directed, in the name and on behalf of the Corporation and without further action from the Board, to prepare or cause to be prepared, execute, deliver and file any and all agreements, instruments or documents, perform all acts, do all things, and pay or cause to be paid all liabilities, fees, expenses and costs such Authorized Officer deems necessary, desirable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and, be it

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take any steps in connection with initiating or defending legal proceedings in any federal, state or foreign court or governmental agency that may be necessary, desirable or advisable in connection with the Redomestication or any of the other transactions contemplated by the foregoing resolutions and to execute any and all further instruments or any amendments thereto and to effect all necessary filings or any amendments thereto with any and all appropriate federal, state and foreign courts or regulatory authorities; and, be it

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to pay all such costs and expenses, and to take any and all other action and to execute all such further instruments and documents as they in their discretion may deem necessary, proper or advisable generally in order to accomplish the purposes of the foregoing resolutions; and, be it

FURTHER RESOLVED, that this unanimous written consent may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same unanimous written consent, and to the extent executed and delivered by means of a facsimile machine or other electronic transmission (including e-mail of a “pdf” signature), this unanimous written consent shall be treated in all manners and respects, and for all purposes, as an original unanimous written consent and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

*****

EXHIBIT A

CERTIFICATE OF FORMATION

[See Annex C to the Proxy Statement]

EXHIBIT B

BYLAWS

[See Annex D to the Proxy Statement]

EXHIBIT C

PLAN OF CONVERSION

[See Annex B to the Proxy Statement]

ANNEX B

Plan of Conversion

of

Outdoor Holding Company, a Delaware corporation

into

Outdoor Holding Company, a Texas corporation

This Plan Of Conversion (this “Plan”), dated as of [●], 2026, is hereby adopted by Outdoor Holding Company, a Delaware corporation (the “Converting Entity”), in order to set forth the terms, conditions and procedures governing its conversion into, and continued existence as, Outdoor Holding Company, a Texas corporation (the “Converted Entity”), pursuant to Title 1, Chapter 10, Subchapter C of the Texas Business Organizations Code (the “TBOC”).

WHEREAS, the Board of Directors of the Converting Entity has approved this Plan and the conversion of the Converting Entity into the Converted Entity (the “Conversion”), has adopted such resolutions as are required pursuant to the terms of the Delaware General Corporation Law (the “DGCL”), and has submitted and recommended this Plan and the Conversion for approval by the stockholders of the Converting Entity, and the stockholders of the Converting Entity have validly approved this Plan and the Conversion in accordance with the requirements of the DGCL and the amended and restated certificate of incorporation, as amended, of the Converting Entity.

NOW, THEREFORE, the Converting Entity does hereby adopt this Plan, as set forth below:

1. Plan of Conversion.

a. The name of the Converting Entity is “Outdoor Holding Company”, a Delaware corporation.

b. The name of the Converted Entity is “Outdoor Holding Company”, a Texas corporation.

c. The Converting Entity is continuing its existence, without lapse or interruption, in the organizational form of a Texas for-profit corporation under the name “Outdoor Holding Company”; that is, in the organizational form of the Converted Entity.

d. The Converted Entity is to be a for-profit corporation, and its jurisdiction of formation is the State of Texas.

e. As of the Effective Time (as defined in Section 2), automatically by virtue of the Conversion and without any further action on the part of any person, each share of common stock (including restricted stock, which shall remain restricted), par value $0.001 per share, of the Converting Entity shall convert into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Converted Entity, and any warrant, option, restricted stock unit, equity or equity-based award, or other right to acquire any, or of any instrument to convert into or based on the value of, common stock or other equity security of Converting Entity shall from and after the Effective Time, be a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or based on the value of, the same amount of common stock or other equity securities of Converted Entity, respectively, and, if applicable, with the same exercise or purchase price per share.

f. As of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, (i) each share of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, of the Converting Entity shall convert into one validly issued, fully paid and nonassessable share of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, of the Converted Entity, having the terms set forth in the Certificate of Designations, Preferences and Rights of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock attached as Exhibit A to the Certificate of Formation (as defined below), and (ii) any depositary receipt, warrant, option, stock unit, equity or equity-based award, or other right to acquire any, or of any instrument to convert into or based on the value of, preferred stock or other similar equity security of Converting Entity shall from and after the Effective Time, be a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or based on the value of, the same amount of preferred stock or other similar equity securities of Converted Entity, respectively, and, if applicable, with the same exercise or purchase price per share.

g. As of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, each employment letter or agreement, employee benefit plan or agreement, incentive compensation plan or agreement or other similar plan or agreement to which the Converting Entity is a party, or otherwise maintains, sponsors or contributes, shall continue to be a plan or agreement of the Converted Entity on the same terms and conditions and any references to the Converting Entity thereunder shall mean the Converted Entity on and after the Effective Time. To the extent that any such plan, letter or agreement provides for the issuance, or is otherwise based on the value, of common stock, preferred stock or other equity securities of the Converting Entity, as of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, such plan or agreement shall be deemed to provide for the issuance, or be based on the value, of common stock or other equity securities of the Converted Entity, respectively.

h. As of the Effective Time, automatically by virtue of the Conversion and without any action on the part of any person, (i) all of the outstanding certificates representing shares of common stock or preferred stock of the Converting Entity immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of common stock or preferred stock of the Converted Entity and (ii) all of the issued and outstanding shares of common stock or preferred stock of the Converting Entity that are in uncertified book-entry form shall automatically become the number and class or series of shares of the Converted Entity into which such shares of the Converting Entity have been converted as herein provided in accordance with the customary procedures of the Converting Entity’s transfer agent.

i. As of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, each agreement to which the Converting Entity is a party, shall continue to be an agreement of the Converted Entity on the same terms and conditions and any references to the Converting Entity thereunder shall, on and after the Effective Time, mean the Converted Entity.

2. Effective Time. The Conversion will be consummated under the TBOC by filing with the Secretary of State of the State of Texas (i) a Certificate of Conversion in the form required by the TBOC (the “Texas Certificate”) and executed in accordance with the relevant provisions of the TBOC and (ii) a Certificate of Formation in the form attached hereto as Exhibit 1(the “Certificate of Formation”). The time specified in the Texas Certificate shall be the “Effective Time”. Simultaneously with the filing of the Texas Certificate, the Converting Entity is authorized and empowered to take any such actions as may be necessary or prudent in connection with the Conversion under the DGCL.

3. Effects of the Conversion. The Conversion will have the effects set forth in the TBOC and, to the extent necessary, the DGCL, including without limitation the effects set forth in Sections 1.e through 1.i of this Plan. The Converted Entity will be responsible for the payment of all of the Converting Entity’s fees and franchise taxes and will be responsible for all of its debts and liabilities.

4. Governance of the Converted Entity. On and after the Effective Time, the affairs of the Converted Entity shall be governed in accordance with the TBOC and the Certificate of Formation, and the Bylaws of the Converted Entity in substantially the form attached hereto as Exhibit 2. Immediately after the Effective Time, the directors and officers of the Converting Entity shall continue as the directors and officers of the Converted Entity.

5. Foreign Qualifications of Converted Entity. For the purpose of authorizing the Converted Entity to do business in any state, territory or dependency of the United States, including, but not limited to, Delaware, or of any foreign country in which it is necessary or expedient for the Converted Entity to transact business, the officers of the Converted Entity are hereby authorized and empowered to appoint and substitute all necessary agents or attorneys for service of process, to designate and to prepare, execute and file, for and on behalf of the Converted Entity, all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such state, territory, dependency or country to authorize the Converted Entity to transact business therein, and whenever it is expedient for the Converted Entity to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocation of appointment or surrender of authority as may be necessary to terminate the authority of the Converted Entity to do business in any such state, territory, dependency or country, and all actions taken by the officers of the Converted Entity prior to the Effective Time in furtherance of this Section 5 shall be, and each of them hereby is, approved, ratified and confirmed in all respects as the proper acts and deeds of the Converted Entity.

6. Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein. It being understood that, notwithstanding anything to the contrary in this Plan, no provision of this Plan is intended to, or does, confer any rights or remedies on any current or former employee or other service provider of the Converting Entity (nor any other individual associated therewith) and none of such individuals shall be regarded for any purpose as a third party beneficiary to this Plan.

7. Severability. Whenever possible, each term and provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Plan is held to be prohibited by or invalid under applicable law or in any jurisdiction, such term or provision will be ineffective only to the extent, of such prohibition or invalidity, without invalidating the remainder of this Plan. Upon the determination that any term or provision of this Plan is invalid, illegal or unenforceable, such term or provision shall be deemed amended in such jurisdiction, without further action on the part of any person or entity, to the limited extent necessary to render the same valid, legal or enforceable.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, Outdoor Holding Company, a Delaware corporation, has caused this Plan to be executed by its duly authorized representative as of the date first stated above.

OUTDOOR HOLDING COMPANY,

a Delaware corporation

By: ________________________

Name: Steven F. Urvan

Title: Chief Executive Officer

EXHIBIT 1

Certificate of Formation

[See Annex C to the Proxy Statement]

EXHIBIT 2

Bylaws

[See Annex D to the Proxy Statement]

ANNEX C

CERTIFICATE OF FORMATION

OF

OUTDOOR HOLDING COMPANY

Outdoor Holding Company, a corporation existing under the laws of the State of Texas (hereinafter called the “Corporation”), hereby certifies as follows:

1. Outdoor Holding Company, a Delaware corporation (the “Prior Entity”), with its registered office at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, was originally formed on August 30, 2016.

2. The Prior Entity was converted into a corporation formed under the laws of the State of Texas under the name “Outdoor Holding Company” on [●], pursuant to a plan of conversion under which the Prior Entity converted to the Corporation.

ARTICLE I

Name of Corporation

The name of the Corporation is Outdoor Holding Company. The Corporation is a for-profit corporation.

ARTICLE II

Registered Office and Agent; Initial Mailing Address

The address of the initial registered office of the Corporation in the State of Texas is 211 East 7th Street, Suite 620, Austin, Texas 78701. The name of the Corporation’s initial registered agent at such address is Corporation Service Company. The initial mailing address of the Corporation is 5960 Berkshire Lane, 6th Floor, Dallas, TX 75225.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Organizations Code, as amended (the “TBOC”).

ARTICLE IV

Capital Stock

4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 210,000,000 shares, of which (i) 200,000,000 shares will be common stock, par value $0.001 per share (“Common Stock”), and (ii) 10,000,000 shares will be preferred stock, par value $0.001 per share (“Preferred Stock”).

4.2. Common Stock.

(a) The holders of shares of Common Stock are entitled to one vote for each such share on each matter properly submitted to the shareholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of formation (this “Certificate of Formation,” which term, as used herein, means the certificate of formation of the Corporation, as amended from time to time, including the terms of any statement of resolution of any series of Preferred Stock), at any annual or special meeting of the shareholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the shareholders; provided, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Formation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Formation or pursuant to the TBOC.

(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock are entitled to receive, ratably in proportion to the number of shares of Common Stock held by them, such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Corporation (the “Board of Directors”) from time to time out of any assets or funds of the Corporation legally available therefor.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock are entitled to receive all the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.

4.3. Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a statement of resolution filed pursuant to the TBOC, the powers, designations, preferences, limitations and relative rights, including voting rights, of any wholly unissued series of Preferred Stock, including without limitation dividend rights, dividend rate, conversion rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series. The powers, designations, preferences, limitations and relative rights of each series of Preferred Stock, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding, subject to limitations prescribed by law.

(b) A statement of the rights, privileges, restrictions and other terms in respect of the outstanding series of Preferred Stock, designated as the Corporation’s “8.75% Series A Cumulative Redeemable Perpetual Preferred Stock” is set forth in Exhibit A attached hereto and incorporated herein by reference.

4.4. Vote Required for Certain Matters. Except as otherwise required by this Certificate of Formation, and notwithstanding any provision of the TBOC to the contrary, (a) all classes or series of stock shall only be entitled to vote as a single class or series, and separate voting by class or series is not required, for the purpose of approving any matter, including in connection with any “fundamental action” or “fundamental business transaction” as defined in the TBOC, and (b) the approval of a “fundamental action” or “fundamental business transaction” as defined in the TBOC shall require the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of stock entitled to vote thereon, voting together as a single class. For the avoidance of doubt, nothing in this Section 4.4 shall limit any voting rights expressly granted to the holders of any series of Preferred Stock pursuant to this Certificate of Formation, including Exhibit A hereto.

ARTICLE V

Board of Directors

5.1. General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

5.2. Number of Directors; Initial Directors; Election.

(a)
The number of directors constituting the initial Board of Directors is five (5). Thereafter, the number of directors constituting the Board of Directors shall be fixed by or in the manner provided in the bylaws of the Corporation (the “Bylaws”). The name and address of each director who will serve until the Corporation’s first annual meeting of shareholders or until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal, is as follows:

Name	Address
1. Steven F. Urvan	5960 Berkshire Lane, 6th Floor, Dallas, TX 75225
2. Houman Akhavan	5960 Berkshire Lane, 6th Floor, Dallas, TX 75225
3. David Douglas	5960 Berkshire Lane, 6th Floor, Dallas, TX 75225
4. Christos Tsentas	5960 Berkshire Lane, 6th Floor, Dallas, TX 75225
5. Wayne Walker	5960 Berkshire Lane, 6th Floor, Dallas, TX 75225
(b)
Unless and to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

5.3. Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office, with or without cause, by the affirmative vote of shareholders holding at least two-thirds of the shares then entitled to vote in an election of directors.

5.4. No Cumulative Voting. The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE VI

Alteration of Bylaws

Subject to any additional vote required by the Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws.

ARTICLE VII

Shareholder Meetings; Books and Records

7.1. Place of Meetings. Meetings of shareholders may be held within or without the State of Texas, as the Bylaws may provide.

7.2 Special Meetings. Except as otherwise expressly provided by the terms of any class or series of capital stock of the Corporation permitting the holders of such class or series to call a special meeting of shareholders, a special meeting of shareholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (as defined below) or by the Chairman of the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of 50% or more of the outstanding shares of capital stock entitled to vote in the election of directors, and may not be called by any other person or persons. The procedures and requirements governing any request by shareholders to call a special meeting pursuant to this Section 7.2, including the determination of the validity of any such request, the timing of any such meeting, and any right of the Board of Directors to postpone any such meeting, shall be as set forth in the Bylaws. For purposes of this Certificate of Formation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

7.3 Consent of Shareholders Without a Meeting. Any action to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing or by electronic transmission setting forth the action to be so taken shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

7.4 Quorum for Meetings of Shareholders. The presence, in person or by means of remote communication (if applicable) or by proxy, of the holders of at least one-third of the outstanding capital stock of the Corporation entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business.

7.5. Books and Records. The books of the Corporation may be kept outside the State of Texas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

7.6. Advance Notice. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VIII

Election to be Governed by Section 21.419 of the TBOC

The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto.

ARTICLE IX

Limitation of Liability

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the TBOC or any other law of the State of Texas is amended after approval by the shareholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC as so amended.

Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

ARTICLE X

Indemnification

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of any other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

Any amendment, repeal or modification of the foregoing provisions of this Article X shall not (a) adversely affect any right or protection of any director, officer, or other agent of the Corporation existing at the time of such amendment, repeal, or modification or (b) increase the liability of any director, officer, or other agent of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

ARTICLE XI

Exclusive Forum

11.1. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division, or if the federal court does not have jurisdiction, a Texas state district court in Dallas County, Texas) shall, to the fullest extent permitted by the TBOC, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or shareholder of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action arising pursuant to any provision of the TBOC or this Certificate of Formation or the Bylaws or as to which the TBOC confers jurisdiction on the Business Court, (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Formation or the Bylaws, (e) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, (f) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (g) any other action within the jurisdiction of the Business Court, including any claims within the supplemental jurisdiction of the Business Court. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of, and have consented to, the provisions of this Section 11.1 of this Article XI, and shall be deemed to have irrevocably and unconditionally agreed that the Business Court shall be the sole and exclusive forum for the resolution of the foregoing disputes to the fullest extent permitted by the TBOC. If any action the subject matter of which is within the scope of this Section 11.1 of this Article XI is filed in a court other than the Business Court (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division, or if the federal court does not have jurisdiction, a Texas state district court in Dallas County, Texas) (a “Foreign Action”) by or in the name of any shareholder, such shareholder shall be deemed to have notice of, and have consented to, (i) the exclusive personal jurisdiction of the Business Court (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division, or if the federal court does not have jurisdiction, a Texas state district court in Dallas County, Texas) in connection with any action brought in any such court to enforce this Section 11.1 of this Article XI and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. The existence of any prior consent to, or selection of, an alternative forum by the Corporation shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Section 11.1 of this Article XI with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

11.2. Waiver of Jury Trial. ANY PERSON OR ENTITY PURCHASING OR OTHERWISE ACQUIRING OR HOLDING ANY INTEREST IN SHARES OF STOCK OF THE CORPORATION SHALL BE DEEMED TO HAVE

IRREVOCABLY AND UNCONDITIONALLY WAIVED ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ASSERTING AN “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN SECTION 2.115 OF THE TBOC, AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OTHER LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM WITHIN THE SCOPE OF SECTION 11.1 OF THIS ARTICLE XI.

ARTICLE XII

Amendments

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Formation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Formation and the TBOC; and all rights, preferences and privileges herein conferred upon shareholders by and pursuant to this Certificate of Formation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII.

ARTICLE XIII

Effectiveness of Filing

This Certificate of Formation becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: [●] Central Time on [●], 2026.

*****

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized representative as of this ___ day of ______, 2026.

By:
Name:	Steven F. Urvan
Title:	Chief Executive Officer

Exhibit A

OUTDOOR HOLDING COMPANY

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

8.75% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Outdoor Holding Company, a corporation (the “Corporation”) organized and existing under the Texas Business Organizations Code of the State of Texas (the “TBOC”), as a result of the conversion from a corporation organized and existing under the laws of Delaware, in accordance with the provisions of Sections 21.152 and 21.153 of the TBOC, does hereby certify:

The designations, powers, preferences, rights, privileges, qualifications, limitations, restrictions, terms and conditions, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preferences of the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock of the Corporation are set forth in this Exhibit A. Capitalized terms not defined herein shall have the meanings ascribed to them in the Certificate of Formation of the Corporation (the “Certificate of Formation”). Capitalized terms defined in this Exhibit A shall have the meanings ascribed to them in this Exhibit A, notwithstanding a different definition of such term elsewhere in the Certificate of Formation, including any other exhibits thereto.

1.
Designation and Amount. The shares of such series of Preferred Stock of the Corporation (“Preferred Stock”) shall be designated as “8.75% Series A Cumulative Redeemable Perpetual Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 1,680,000 shares.
2.
No Maturity, Sinking Fund, Mandatory Redemption. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock pursuant to Section 6 hereof. The Corporation is not required to set aside funds to redeem the Series A Preferred Stock.
3.
Ranking. The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation’s Common Stock, par value $0.001 per share (“Common Stock”), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation. The term “equity securities” shall not include convertible debt securities.
4.
Dividends.
a.
Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends at the rate of 8.75% on $25.00 per share of the Series A Preferred Stock per annum (equivalent to $2.1875 per annum per share). Commencing on the date of issuance of Series A Preferred Stock (as applicable, the “Issue Date”), dividends shall accrue on the Series A Preferred Stock daily and shall be cumulative from, and including, the applicable Issue Date, and shall be payable quarterly in arrears on the 15th day of each March, June, September and December (each, a “Dividend Payment Date”) to the holders of record of the Series A Preferred Stock as they appear on the stock records of the Corporation at the close of business on the last day of the preceding month, whether or not a Business Day (each, a “Dividend Record Date”); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro rated, unless otherwise provided in the applicable securities offering and sale documents. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date.
b.
No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors, or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.
c.
Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock.
d.
Except as provided in Section 4(e), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, and (iii) any shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to, or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).
e.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and upon the shares of any other series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock that the Corporation may issue ranking on parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.
f.
“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
5.
Liquidation Preference.
a.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of Twenty-Five Dollars ($25.00) per share plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.
b.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
c.
Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation.
6.
Redemption.
a.
The Series A Preferred Stock is not redeemable by the Company except as described in this Section 6.
b.
Optional Redemption Right. On and after May 18, 2026, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 6(b), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.
c.
Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a), upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 6(c), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.
d.
A “Change of Control” is deemed to occur when the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).
e.
In the event the Corporation elects to redeem Series A Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(b) or Section 6(c); and (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. If less than all of the shares of Series A

Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.
f.
Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
g.
If notice of redemption of any shares of Series A Preferred Stock has been given and if the Corporation irrevocably sets aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
h.
If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.
i.
If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.
j.
In connection with any redemption of Series A Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.
k.
Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.
l.
Subject to applicable law, the Corporation may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that the Corporation acquires may be retired and re-classified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.
7.
No Conversion Rights. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.
8.
Voting Rights.
a.
Holders of the Series A Preferred Stock will not have any voting rights, except as set forth in this Section 8 or as otherwise required by law. On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series A Preferred Stock as a single class on any matter, the

Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
b.
Whenever dividends on any shares of Series A Preferred Stock are in arrears for four or more quarterly dividend periods, whether or not consecutive, the number of directors constituting the Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Preferred Stock the Corporation may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A Preferred Stock (voting separately as a class with all other classes or series of Preferred Stock the Corporation may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “Preferred Stock Directors”) at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two Preferred Stock Directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders of the Corporation), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable, any directors elected by holders of the Series A Preferred Stock shall immediately resign and the number of directors constituting the Board of Directors shall be reduced accordingly. In no event shall the holders of Series A Preferred Stock be entitled under the voting rights under this Section 8 to elect a preferred stock director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of the capital stock of the Corporation is listed or quoted. For the avoidance of doubt, in no event shall the total number of Preferred Stock Directors elected by holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of Preferred Stock the Corporation may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) pursuant to the voting rights under this Section 8 exceed two.
c.
If a special meeting is not called by the Corporation within 30 days after request from the holders of Series A Preferred Stock as described in Section 8(b), then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors pursuant to Section 8(b), including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.
d.
If, at any time when the voting rights conferred upon the Series A Preferred Stock pursuant to Section 8(b) are exercisable, any vacancy in the office of a Preferred Stock Director elected pursuant to Section 8(b) shall occur, then such vacancy may be filled only by a written consent of the remaining Preferred Stock Director, or if none remains in office, by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors pursuant to Section 8(b). Any director elected or appointed pursuant to Section 8(b) may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which classes or series of Preferred Stock are entitled to vote as a class with the Series A Preferred Stock in the election of directors pursuant to Section 8(b), such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of Preferred Stock, and may not be removed by the holders of the Common Stock.
e.
So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to, or on parity with, the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, repeal or replace the Certificate of Formation, including by way of merger, consolidation or otherwise in which the Corporation may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
f.
Notwithstanding Section 8(e)(ii) above, if any Event set forth in Section 8(e)(ii) above materially and adversely affects any right, preference, privilege or voting power of the Series A Preferred Stock but not all series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required by Section 8(e)(ii).
g.
The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6.
h.
Except as expressly stated in this Section 8 or as may be required by applicable law, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.
9.
Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.
10.
Adjustments. Any amounts set forth on a per share basis in this Certificate of Designation shall be appropriately adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.
11.
No Preemptive Rights. No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.
12.
Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

ANNEX D

BYLAWS

OF

OUTDOOR HOLDING COMPANY

(Effective __, 2026)

*****

ARTICLE I

OFFICES

Section 1.01. Registered Office. The address of the registered office of Outdoor Holding Company (the “Corporation”) in the State of Texas is 211 East 7th Street, Suite 620, Austin, Texas 78701.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of shareholders shall be held at such place, if any, either within or without the State of Texas, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a designation by the Board of Directors). The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of remote communication or held in person and by means of remote communication.

Section 2.02. Annual Meetings. An annual meeting of shareholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting in accordance with these Bylaws.

Section 2.03. Special Meetings. Subject to the requirements of the Corporation’s Certificate of Formation (as amended from time to time, the “Certificate of Formation”), a special meeting of shareholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (as defined below) or by the Chairman of the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of 50% or more of the outstanding shares of capital stock entitled to vote in the election of directors, and may not be called by any other person; provided, however, that a special meeting requested by one or more shareholders pursuant to this Section 2.03 shall be called by the Chief Executive Officer only if such requesting shareholder(s) comply with these Bylaws and applicable law; and provided, further, that any special meeting so requested by shareholders shall be held not later than 90 days following the determination by the Secretary (or such other officer designated by the Board of Directors) that such request complies with these Bylaws and applicable law. If the Secretary (or such other officer designated by the Board of Directors) does not notify the requesting shareholder(s) of non-compliance within 10 business days of receipt of the request, the request shall be deemed to comply. The Board of Directors or the Chief Executive Officer may postpone, reschedule or cancel any Board-initiated special meeting of shareholders previously scheduled by the Board of Directors, but shall not cancel or reschedule to an earlier date any special meeting requested by shareholders pursuant to this Section 2.03. The Board of Directors may postpone any such shareholder-requested special meeting on one occasion only, for a period not to exceed 30 days beyond the date for which the meeting was originally noticed, and only if the Board of Directors determines in good faith that such postponement is necessary in light of a bona fide corporate purpose (including, without limitation, to permit the preparation and distribution of proxy materials, to comply with applicable securities laws or stock exchange requirements, or to allow the Board of Directors to present a recommendation to shareholders with respect to the business to be transacted at such meeting).

Section 2.04. Conduct at Meetings. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall act as chairman of any meetings of shareholders. Only the Board of Directors may determine who shall act as chairman of any meeting of shareholders. The Secretary of the Corporation shall act as secretary of the meeting. If the Secretary of the Corporation is not present, the chairman of the meeting shall appoint a secretary of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, (a) convening the meeting, concluding the meeting and rescheduling, recessing or adjourning the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting, (b) announcing the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote, (c) imposing restrictions on the persons (other than shareholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, (d) establishing procedures for the dismissal of business not properly presented, (e) maintaining order at the meeting and safety of those present, (f) restricting entry to the meeting after the time fixed for commencement, (g) limiting the circumstances in which any person may make a statement or ask questions, and the time allotted thereto, at any meeting of shareholders, (h) removing any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures, (i) restricting the use of audio and video recording devices, cell phones and other electronic devices, (j) establishing rules, regulations or procedures for compliance with any state or local laws or regulations, including those concerning safety, health and security, (k) implementing procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) establishing any rules, regulations or procedures as the chairman of the meeting may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 2.05. Notice of Meetings; Waivers of Notice; Adjourned Meetings.

(a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the Texas Business Organizations Code as the same exists or may hereafter be amended (the “TBOC”), the Certificate of Formation or these Bylaws, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting; provided, however, that if any matter to be acted upon at such meeting constitutes a “fundamental business transaction” (as defined in the TBOC), notice of such meeting must (i) be given to each shareholder of the Corporation not later than twenty-one (21) days prior to the meeting, regardless of whether the shareholder is entitled to vote on the matter, and (ii) state that the purpose, or one of the purposes, of the meeting is to consider a fundamental business transaction. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Without limiting the manner by which notices of meetings otherwise may be given effectively to shareholders, notice of a meeting may be provided to a shareholder by electronic transmission upon consent of such shareholder. Such shareholder may specify the form of electronic transmission to be used to communicate notice. A shareholder may revoke such consent to receive notice by means of electronic transmission by giving written notice or electronic transmission of such revocation to the Corporation.

(b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(c) The Board of Directors or the chairman of the meeting may adjourn the meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) to another time or place, if any (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time thereof, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for notice of the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. If, after the adjournment, the Board of Directors fixes a new record date for determination of shareholders entitled to vote at the adjourned meeting, the Board of Directors shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting.

Section 2.06. Quorum. Unless otherwise provided under the Certificate of Formation or these Bylaws and subject to the TBOC, the presence, in person or by means of remote communication (if applicable) or by proxy, of the holders of at least one-third of the outstanding capital stock of the Corporation entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to otherwise leave less than a quorum. If a quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or a majority in voting interest of the shareholders present in person or by means of remote communication (if applicable) or represented by proxy may adjourn the meeting, in the manner provided in Section 2.05(c), until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.07. Voting.

(a) Unless otherwise provided by the TBOC or the Certificate of Formation, each shareholder shall be entitled to one vote for each outstanding share of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) held by such shareholder. Any share of Common Stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by the TBOC, the Certificate of Formation or these Bylaws, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or by means of remote communication (if applicable) or represented by proxy at the meeting and entitled to vote on the subject matter, voting as a single class, shall be the act of the shareholders.

(b) Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized, and delivered to the Secretary of the Corporation. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with applicable provisions of the TBOC, provided, that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the shareholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. No proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.

Section 2.08. Consent of Shareholders Without a Meeting. Any action to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing or by electronic transmission setting forth the action to be so taken shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Texas (by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Every consent shall bear the date of signature of each shareholder who signs the consent, and no consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.08, consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action by the shareholders by less than unanimous consent shall, to the extent required by applicable law, be given to those shareholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent.

Section 2.09. Voting Lists. The officer or agent having charge of the transfer book for stock of the Corporation shall prepare, at least eleven (11) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each shareholder, the type of shares held by each shareholder, the number of shares of stock held by each shareholder and the number of votes that each shareholder is entitled to if the number of votes is different from the number of shares held. Such list shall be available for inspection by any shareholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date, either (a) during regular business hours, at the Corporation’s principal executive offices, or (b) on a reasonably accessible electronic data system, provided that the information required to gain access to such list was provided with the notice of the meeting. The original stock transfer books (or any duplicates thereof maintained by the Corporation) are prima facie evidence of the shareholders of the Corporation entitled to vote at the meeting.

Section 2.10. Advance Notice of Shareholder Nominations and Proposals.

(a) Timely Notice. At an annual meeting of the shareholders, only such nominations of persons for the election to the Board of Directors shall be considered and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any authorized committee thereof) or (iii) otherwise properly brought before an annual meeting by a shareholder (A) who is a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) at the time such notice of meeting is delivered, on the record date for the determination of shareholders entitled to vote at the annual meeting of shareholders and through the time of such annual meeting of shareholders, (B) who is entitled to vote at the meeting and (C) who complies with the procedures set forth in this Section 2.10. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations or propose other business at an annual meeting of shareholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for shareholder action. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.10(a)(iii), a Proposing Shareholder (as defined below) must have given timely notice thereof pursuant to this Section 2.10, in writing to the Secretary of the Corporation, even if such matter is already the subject of any notice to the shareholders or Public Disclosure (as defined below) from the Board of Directors. To be timely, a Proposing Shareholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (x) not later than the Close of Business (as defined below) on the ninetieth (90th) day, nor earlier than the Close of Business on the one hundred and twentieth (120th) day, in advance of the anniversary of the previous year’s annual meeting, if such meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year’s annual meeting or not later than seventy (70) days after the anniversary of the previous year’s annual meeting, and (y) with respect to any other annual meeting of shareholders, not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the Close of Business on the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event shall the adjournment or postponement (or Public Disclosure of such adjournment or postponement) of an annual meeting commence a new notice time period (or extend any notice time period) for the giving of a shareholder’s notice as described above.

(b) Shareholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Shareholder’s timely notice to the Secretary of the Corporation (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.10) shall set forth or include:

(i) the name, age, business address and residential address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

(iii) the number of shares of capital stock of the Corporation that are owned of record and directly or indirectly beneficially by each such nominee (if any) and the date or dates on which such shares were acquired;

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(v) a completed questionnaire executed by the nominee regarding the background and qualification of such person to serve as a director, in the form to be provided by the Secretary (which form the Proposing Shareholder shall request from the Secretary of the Corporation in writing no less than ten (10) Business Days prior to providing notice of a nomination, and which the Secretary of the Corporation shall provide to such Proposing Shareholder within three (3) Business Days of receiving such request from the Proposing Shareholder);

(vi) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request within three (3) Business Days after receiving such request) executed by the nominee acknowledging that such person:

(A) consents to being named in the proxy statement as a nominee and to serving as a director if elected;

(B) intends to serve as a director for the full term for which such person is standing for election; and

(C) makes the following representations and undertakings: (1) that the director nominee has read and agrees to adhere to all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Formation, these Bylaws, the Corporation’s Corporate Governance Guidelines, the Corporation’s Code of Ethics and Business Conduct, the Corporation’s Related Party Transactions Policy, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading (which other policies and guidelines will be provided to such nominee within five (5) Business Days after the Secretary of the Corporation receives any written request therefor from such nominee), and will comply with all applicable fiduciary duties under the TBOC, (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director, and (4) that the director nominee will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in all material respects;

(vii) as to the Proposing Shareholder and each Shareholder Associated Person (as defined below):

(A) the name, business address and residential address of the Proposing Shareholder as they appear on the Corporation’s books and the name, business address and residential address of any Shareholder Associated Person;

(B) the class or series and number of shares of the Corporation’s capital stock that are directly or indirectly owned, specifying the type of ownership (beneficially and of record), by the Proposing Shareholder and by any Shareholder Associated Person, in each case as of the date of the Proposing Shareholder’s notice, and a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially by the Proposing Shareholder and by any Shareholder Associated Person as of the record date for the meeting promptly following the later of the record date or the first date of Public Disclosure of the record date;

(C) a description of any material agreement, arrangement or understanding (written or oral) between such Proposing Shareholder, on the one hand, and any Shareholder Associated Person, on the other hand, related to (1) the nomination or other business proposed in the notice or (2) any subject matter that will be material in the Proposing Shareholder’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental or governance policy);

(D) a description of any material agreement, arrangement or understanding (written or oral) between such Proposing Shareholder or any Shareholder Associated Person, on the one hand, and the director nominee, on the other hand, related to (1) the nomination or (2) any subject matter that will be material in the Proposing Shareholder’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental or governance policy);

(E)  a description of any material interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Proposing Shareholder or any Shareholder Associated Person in the Corporation or any affiliate thereof or in the proposed business or nomination to be brought before the meeting by the Proposing Shareholder, other than an interest arising from the ownership of Corporation securities where such Proposing Shareholder or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by the Proposing Shareholder or any Shareholder Associated Person;

(G) any material agreement, arrangement, understanding, or relationship, including any pledge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by the Proposing Shareholder or by any Shareholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such

Proposing Shareholder or any Shareholder Associated Person with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of capital stock or other securities of the Corporation;

(H) a description of any other direct or indirect opportunity for the Proposing Shareholder or any Shareholder Associated Person to profit or share in any profit (including any performance-based fees other than an asset-based fee) derived from any increase or decrease in the value of shares or other securities of the Corporation or value of Derivative Securities;

(I) any proxy, contract, arrangement, understanding or relationship (1) pursuant to which the Proposing Shareholder or any Shareholder Associated Person has a right to vote any shares or other securities of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act and the rules and regulations promulgated thereunder by way of a solicitation statement filed on Schedule 14A) and (2) that the Proposing Shareholder or any Shareholder Associated Person has with any shareholder of the Corporation (including the name and business address of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders or take other action to financially support any proposed nominee or other business, or other action to be taken, by the Proposing Shareholder or any Shareholder Associated Person;

(J) the names and addresses of other shareholders (including beneficial and record owners) known by the Proposing Shareholder or by any Shareholder Associated Person to provide financial support in furtherance of the nomination or other business proposal submitted by the Proposing Shareholder, and to the extent known, the class or series and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholders;

(K) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which the Proposing Shareholder or any Shareholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(L) a description of all agreements, arrangements, and understandings between the Proposing Shareholder or any Shareholder Associated Person and any other Person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities;

(M) a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by means of remote communication (if applicable) or by proxy or cause a Qualified Representative (as defined below) of such Proposing Shareholder to appear in person or by means of remote communication (if applicable) at the meeting to nominate the person or persons specified in the notice or to propose such other business, and an acknowledgement that, if the Proposing Shareholder (or a Qualified Representative of the Proposing Shareholder) does not appear to present the Proposing Shareholder’s nomination or other business proposal at such meeting, the Corporation need not present the Proposing Shareholder’s nomination or other business proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(N) any rights to dividends on the shares of the Corporation owned beneficially by the Proposing Shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(O) the date(s) of first contact between the Proposing Shareholder and any Shareholder Associated Person, on the one hand, and the proposed nominee, on the other hand, with respect to the Corporation and any proposed nomination(s) of any person(s) (including the proposed nominee) for election as a director of the Corporation;

(P) any material equity interests (other than any equity interests held through any index fund) or any Derivative Security held by such Proposing Shareholder or any Shareholder Associated Person in any competitor of the Corporation identified in Part I, Item 1 of the Annual Report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any Current Report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth (10th) day before the deadline for a shareholder’s notice under Section 2.10 (each, a “Principal Competitor”);

(Q) any direct or indirect interest (other than solely as a result of ownership of securities of the Corporation) of the Proposing Shareholder or any Shareholder Associated Person in any contract with any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);

(R) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Proposing Shareholder or any Shareholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Shareholder or any Shareholder Associated Person was the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant;

(S) any other information relating to the Proposing Shareholder and any Shareholder Associated Person that would be required to be disclosed in (1) a proxy statement soliciting proxies for the election of such person as a director in an election contest (even if an election contest is not involved) or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or (2) a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing Shareholder or any Shareholder Associated Person with respect to the Corporation (regardless of whether such Person is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Proposing Shareholder or any Shareholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;

(T) a complete and accurate description of any pending, or to the Proposing Shareholder’s knowledge, threatened, legal proceeding in which such Proposing Shareholder or any Shareholder Associated Person is a party or participant involving the Corporation or, to such Proposing Shareholder’s knowledge, involving any current or former officer, director, affiliate or associate of the Corporation;

(U) a statement of whether or not the Proposing Shareholder, its Qualified Representatives and/or any Shareholder Associated Person intend to solicit proxies with respect to such nomination or other business proposal and, if so, the name of each participant in such solicitation; and a statement: (1) confirming whether the Proposing Shareholder, its Qualified Representatives and/or any Shareholder Associated Person intends, or is part of a group that (x) in the case of a nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including, but not limited to, delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee, and (y) in the case of a business proposal, intend to deliver a proxy statement and form of proxy and solicit at least the percentage of voting power of all of the shares of stock of the Corporation required under applicable law to approve the proposal; and (2) whether or not any such Proposing Shareholder, its Qualified Representatives and/or any Shareholder Associated Person intend to otherwise solicit proxies from shareholders in support of such nomination or other business proposal;

(V) a representation that the Proposing Shareholder will provide the Corporation with the updates and supplements required by Section 2.10(d); and

(W) a representation that the Proposing Shareholder has complied with all applicable requirements of the TBOC and the Exchange Act with respect to matters set forth in this Section 2.10.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility and suitability of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) days after it has been requested by the Corporation. Notwithstanding anything to the contrary in this Section 2.10(b)(vii), the disclosures described in this Section 2.10(b)(vii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee holder who is a shareholder solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(c) Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s notice to the Secretary of the Corporation shall set forth, as to each matter the Proposing Shareholder proposes to bring before the annual meeting, the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the text of any proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (iii) any other information relating to the Proposing Shareholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) all of the other information required by Section 2.10(b)(vii) above.

(d) Supplements and Updates.

(i) A Proposing Shareholder providing notice of a director nomination or other business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (A) in the case of the update and supplement required to be made as of the record date for the meeting, not later than five (5) Business Days after such record date and (B) in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight (8) Business Days prior to the date for the meeting or any adjournment or postponement thereof. Such update and supplement shall (A) be made only to the extent that information has changed in any material respect since the Proposing Shareholder’s prior submission and (B) clearly identify the information that has changed since the Proposing Shareholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.10(d) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 2.10 and shall not extend the time period for the delivery of notice pursuant to this Section 2.10. If a Proposing Shareholder fails to provide any written update or supplement in accordance with this Section 2.10(d), the information as to which such written update or supplement relates may be deemed not to have been provided in accordance with this Section 2.10.

(ii) If any information submitted pursuant to this Section 2.10 shall be inaccurate in any material respect (as determined by the Board of Directors), such information shall be deemed not to have been provided in accordance with this Section 2.10. The Proposing Shareholder shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any material inaccuracy or material change in any information submitted pursuant to this Section 2.10 (including if the Proposing Shareholder or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.10(b)(vii)(U)) within two (2) Business Days after becoming aware of such inaccuracy or change. Any such notification shall clearly identify the inaccuracy, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Proposing Shareholder. Upon written request of the Secretary of the Corporation on behalf of the Board of Directors (or a duly authorized committee thereof), the Proposing Shareholder shall provide, within five (5) Business Days after delivery of such request (or such earlier period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Proposing Shareholder pursuant to this Section 2.10 and (B) a written affirmation of any information submitted by such Proposing Shareholder pursuant to this Section 2.10 as of an earlier date. If the Proposing Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.10.

(e) Proxy Rules. Notwithstanding the foregoing provisions of this Section 2.10, a Proposing Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10. Nothing in this Section 2.10 shall be deemed to (i) affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor rule thereto), or (ii) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Formation. This Section 2.10 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(f) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as is a proper matter for shareholder action under the TBOC and as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) is a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the Corporation, upon the record date for the determination of shareholders entitled to vote at the special meeting through the date of such meeting, (B) who is entitled to vote at the meeting and upon such election and (C) who complies with the notice procedures set forth in this Section 2.10. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by this Section 2.10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day prior to such special meeting and not earlier than the Close of Business on the later of the one hundred and twentieth (120th) day prior to such special meeting or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period) for the giving of a shareholder’s notice as described above.

(g) Effect of Noncompliance.

(i) Notwithstanding anything in these Bylaws to the contrary, (A) no nominations shall be made or business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 2.10, and (B) unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual or special meeting pursuant to this Section 2.10 does not comply with or provide the information required under this Section 2.10 to the Corporation promptly following the later of the record date or the first date of Public Disclosure of the record date, or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii) Notwithstanding the provisions of this Section 2.10, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (A) any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such shareholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Board of Directors or an officer designated thereby), then the Corporation shall disregard any proxies for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees, notwithstanding that proxies in favor thereof may have been received by the Corporation. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Secretary of the Corporation, no later than five (5) Business Days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(iii) The Board of Directors (or an officer designated thereby) shall have the power and the duty to determine whether a nomination has been made or other business has been proposed in accordance with the provisions set forth in this Section 2.10, and, if the Board of Directors or such officer determines that any nomination was not made or such other business was not proposed in accordance with the provisions of this Section 2.10, such nomination or such other proposed business shall not be considered at the meeting in question.

(h) Delivery. Any written notice, supplement, update or other information required to be delivered by a Proposing Shareholder to the Corporation pursuant to this Section 2.10 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(i) Definitions.

(i) “affiliate” and “associate” each has its respective meaning set forth in Rule 12b-2 under the Exchange Act.

(ii) “beneficial owner” or “beneficially owned” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(iii) “Business Day” means any day other than Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

(iv) “Close of Business” means 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a Business Day.

(v) “Immediate Family” has the meaning set forth in Rule 16a-1(e) under the Exchange Act.

(vi) “Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, or a government or political subdivision thereof.

(vii) “Proposing Shareholder” means, collectively, any shareholder (other than a shareholder that is a depositary) giving the notice of director nomination or proposal of other business and, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or other business is proposed, such beneficial owner.

(viii) “Public Company” means a company with a class of equity securities registered pursuant to Section 12 of the Exchange Act, whether or not trading in such securities has been suspended.

(ix) “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

(x) A “Qualified Representative” of a shareholder means a person that is a duly authorized officer, manager or partner of such shareholder or is authorized by a writing (A) executed by such shareholder, (B) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such shareholder to the Corporation prior to the taking of the action taken by such person on behalf of such shareholder and (C) stating that such person is authorized to act for such shareholder with respect to the action to be taken.

(xi) “Shareholder Associated Person” means, with respect to a Proposing Shareholder, (A) any Person who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act) with such Proposing Shareholder, (B) any affiliate or associate of such Proposing Shareholder, (C) any “participant” (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Proposing Shareholder with respect to any proposed business or nominations, (D) any beneficial owner of shares of stock of the Corporation owned of record by such Proposing Shareholder and (E) any proposed nominee of such Proposing Shareholder.

ARTICLE III

DIRECTORS

Section 3.01. General Powers. Except as otherwise provided by the TBOC or the Certificate of Formation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election and Term of Office.

(a) The number of directors which shall constitute the Board of Directors shall be fixed exclusively from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be shareholders.

(b) Any proposed nominee shall not be eligible for election as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or the Nominations and Corporate Governance Committee, made himself or herself available for interviews by directors of the Corporation and/or other persons designated by the Board of Directors or the Nominations and Corporate Governance Committee and provided answers during such interviews that were accurate and reasonably complete in all material respects with respect to, among other things, the information about such person included in the notice from the Proposing Shareholder described in Section 2.10 (if applicable), such person’s qualifications to serve as a director and other matters relating to such person’s candidacy or prospective service as a director of the Corporation.

Section 3.03. Quorum and Manner of Acting.

(a)
Unless the Certificate of Formation or these Bylaws require a greater number, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by the TBOC, the Certificate of Formation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
(b)
Notwithstanding any other provision of these Bylaws, the affirmative vote of not less than seventy five percent (75%) of the entire Board of Directors then in office shall be required for the Board of Directors to approve, adopt, authorize, or recommend to shareholders (i) any Change of Control Transaction (as defined below), (ii) any Significant Stock Transaction (as defined below), (iii) any Significant Charter Amendment (as defined below), (iv) any conversion of the Corporation to another entity form pursuant to Section 10.101 of the TBOC, (v) any voluntary dissolution of the Corporation, (vi) any resolution or plan providing for the voluntary winding up of the affairs of the Corporation, whether or not undertaken in connection with a dissolution described in clause (v), or (vii) the authorization or filing by the Corporation of a voluntary petition for relief under Title 11 of the United States Code, or any comparable proceeding under any other federal or state law relating to bankruptcy, insolvency, reorganization, receivership, or the relief of debtors, or the making by the Corporation of a general assignment for the benefit of its creditors.
(c)
For purposes of this Section 3.03:
(i)
“Change of Control Transaction” means (A) any merger, consolidation, or statutory share exchange in which the shareholders of the Corporation immediately prior to such transaction would not hold, directly or indirectly, immediately following such transaction, at least a majority of the voting power of the surviving or resulting entity, or (B) any sale, lease, or exchange of all or substantially all of the Corporation’s property and assets (as determined in accordance with Section 21.455 of the Texas Business Organizations Code and Section 21.451(2) of the TBOC), other than a sale, lease, or exchange to a wholly-owned subsidiary;
(ii)
“Significant Charter Amendment” means any proposed amendment to the Certificate of Formation that would (A) alter the voting rights of any outstanding class or series of capital stock, or create a new class of capital stock, (B) increase the authorized shares of capital stock, or (C) eliminate or materially limit the exculpation or indemnification provisions set forth in Article IX or Article X of the Certificate of Formation; and
(iii)
“Significant Stock Transaction” means any transaction or series of related transactions (other than a Change of Control Transaction) as a result of which shares of any class or series of the Corporation’s capital stock representing more than twenty-five percent (25%) of the number of shares of such class or series outstanding immediately prior to such transaction would be issued, sold, pledged or otherwise transferred by the Corporation.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, if any, either within or without the State of Texas, and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting. The Board of Directors shall meet as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held or such other date, time and place as may be determined by resolution of the Board of Directors. No notice of such meeting need be given if such meeting is held on the same day and at the same place as such annual meeting of shareholders. If the Board of Directors determines by resolution to hold such meeting on a different date, at a different time or at a different place, notice of such meeting shall be given to each director in the manner provided in Section 3.07 herein, unless such notice is waived in accordance with these Bylaws.

Section 3.06. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and at such places, if any, as shall be determined from time to time by the Board of Directors. The Board of Directors may determine from time to time whether, and to what extent, notice of any regular meeting of the Board of Directors shall be required, and the form, manner and timing of any such notice; provided that, if notice is required, such notice shall be given in the manner provided in Section 3.07 herein and not less than twenty-four (24) hours before the date of the meeting. If the Board of Directors has fixed the time and place, if any, of regular meetings by resolution, no further notice of such meetings need be given unless the Board of Directors determines otherwise.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the Chief Executive Officer or by any director. Notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the date of the meeting. Notice of special meetings of the Board of Directors shall be given in such manner as is determined by the Board of Directors. The notice need not specify the purpose of the meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.08. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee or as otherwise provided in these Bylaws, the Certificate of Formation or the TBOC, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to the limitations set forth in the TBOC. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.09. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.

Section 3.10. Action by Written Consent. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed, and delivered in any manner permitted by applicable provisions of the TBOC. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.11. Telephonic Meetings. Unless otherwise restricted by the Certificate of Formation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.12. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 3.13. Vacancies. Except as otherwise provided in the Certificate of Formation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal; provided that the Board of Directors may not fill more than two (2) vacancies created by an increase in the number of directors during the period between any two (2) successive annual meetings of shareholders. If there are no directors in office, then an election of directors may be held in accordance with the TBOC. Notwithstanding the foregoing, if a vacancy results from the removal of a director and the next annual meeting of shareholders is scheduled to occur more than 120 days after the date of such removal, the Board of Directors shall call a special meeting of shareholders to elect a director to fill such vacancy, which special meeting shall be held not later than 180 days after such removal (or, if compliance with applicable law, including the rules and regulations of the Securities and Exchange Commission, renders the holding of such special meeting impracticable within such period, as soon as reasonably practicable thereafter), and any director appointed by the Board of Directors to fill such vacancy shall serve until a successor is elected by the shareholders at such special meeting and qualified. Unless otherwise provided in the Certificate of Formation, when one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies and each director so chosen shall hold office as provided in the filling of the other vacancies.

Section 3.14. Removal. Except as prohibited by applicable law or the Certificate of Formation, the shareholders holding at least two-thirds of the shares then entitled to vote in an election of directors may remove any director from office with or without cause.

Section 3.15. Compensation. Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE IV

OFFICERS

Section 4.01. Positions and Appointment. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary and such other officers as the Board of Directors may from time to time deem necessary. The Board of Directors may, by resolution, designate the Chairman of the Board of Directors of the Corporation as an officer. In accordance with Section 4.01(f) of these Bylaws, the Board of Directors may, by resolution, appoint other officers and delegate to any officer of the Corporation the power to appoint and remove the other officers referenced in Section 4.01(f) of these Bylaws. Any two (2) or more offices may be held by the same person but no officer may act in more than one capacity when action of two or more officers is required. The Board of Directors may, by resolution, appoint two (2) persons to the same office, such that an officer position may be filled by two (2) individuals serving simultaneously, with the titles of such persons to be as designated by the Board of Directors. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer.

(a) Chief Executive Officer. The Chief Executive Officer of the Corporation (the “Chief Executive Officer”) shall perform such duties as may be assigned to him or her from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he or she shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Corporation and shall be its chief policy making officer. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge that the interests of the Corporation may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable. The Chief Executive Officer shall possess the power to sign all contracts, certificates and other instruments of the Corporation as the Board of Directors from time to time may prescribe.

(b) President. The President of the Corporation (the “President”) shall perform such duties as may be assigned to him or her from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he or she shall perform all duties incident to the office of a president in a corporation organized under the TBOC. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable. The President may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated solely to another officer or delivery thereof shall be otherwise required by law to be executed and delivered by another person.

(c) Chief Financial Officer. The Chief Financial Officer of the Corporation (the “Chief Financial Officer”) shall be the principal financial officer of the Corporation. The Chief Financial Officer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

(d) Treasurer. The Treasurer of the Corporation (the “Treasurer”) shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. The Treasurer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.

(e) Secretary. The Secretary of the Corporation (the “Secretary”) shall attend all meetings of the Board of Directors and all meetings of shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of shareholders and, when necessary, special meetings of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, then either the Board of Directors or the Chairman of the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

(f) Other Officers; Delegation of Power. In addition to the officers enumerated in this Section 4.01, the Board of Directors may, by resolution, appoint such other officers as the Board of Directors may deem necessary, each of whom shall have the powers and duties assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors may delegate to any officer of the Corporation the power to appoint and to remove any such other officers and to prescribe their respective powers and duties.

Section 4.02. Term; Vacancies. Each officer of the Corporation shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors or by other officers upon whom such power of removal may have been conferred by the Board of Directors. The removal of an officer shall be without prejudice to such officer’s contract rights, if any.

Section 4.04. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors (or to an officer if the Board of Directors has delegated to such officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05. Compensation. Compensation of all executive officers shall be approved by the Board of Directors; provided, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors or as required by applicable law or any applicable rule or regulation, including any rule or regulation of any stock exchange upon which the Corporation’s securities are then listed for trading.

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates for Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates; provided, that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by any two (2) authorized officers of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02. Transfer of Shares. Shares of the stock of the Corporation may be transferred on the record of shareholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any shareholder requesting replacement of lost or destroyed certificates, a bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

Section 5.04. Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new stock certificate in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.05. Consideration for Shares. Subject to applicable law and the Certificate of Formation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board of Directors. The consideration may consist of any tangible or intangible property or benefit to the Corporation including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there will have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 6.01. General. The Corporation shall, to the fullest extent permitted by law as it presently exists or may hereafter be amended, indemnify and hold harmless any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, to the extent permitted by applicable law, attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 6.02. Actions by or in the Right of the Corporation. The Corporation shall, to the fullest extent permitted by law as it presently exists or may hereafter be amended, indemnify and hold harmless any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, to the extent permitted by applicable law, attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under ERISA) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation except to the extent (if any) permitted under the TBOC and unless and only to the extent that the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Business Court or such other court shall deem proper.

Section 6.03. Indemnification Against Expenses. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 and 6.02 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, as is required by Section 8.051 of the TBOC.

Section 6.04. Board Determinations. Any indemnification under Sections 6.01 and 6.02 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 6.01 and 6.02 hereof. Such determination shall be made with respect to a person who is a director or officer at the time of such determination: (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such disinterested directors, by independent counsel in a written opinion to the Board of Directors; or (d) by the shareholders.

Section 6.05. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation, by a former officer or director of the Corporation in respect of any action, suit or proceeding arising out of any act or omission occurring during such person’s service as an officer or director of the Corporation, or, if authorized pursuant to Section 6.08 hereof, by an employee or agent of the Corporation (each, a “Covered Person”), in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, without the necessity of any prior determination pursuant to Section 6.04 hereof, upon delivery to the Corporation of (a) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the standard of conduct necessary for indemnification under the TBOC and (b) a written undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial determination from which there is no further right to appeal or otherwise in accordance with the TBOC that such Covered Person has not met the standard necessary for indemnification under the TBOC or that indemnification is prohibited by the TBOC. Expenses paid by the Corporation in advance of the final disposition of such action, suit or proceeding shall be made within twenty (20) days of receipt of a statement or statements from the Covered Person requesting such advance or advances from time to time. Such expenses (including attorneys’ fees) incurred by other employees and agents of the Corporation or persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, limited liability company, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.06. Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Formation, these Bylaws, or under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07. Insurance. The Corporation shall purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the TBOC, the Certificate of Formation or this Article VI; provided, that such insurance shall be in such amounts, with such deductibles or retentions, and on such other terms and conditions as the Board of Directors shall determine in good faith to be appropriate. The Corporation may, to the extent authorized from time to time by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the TBOC, the Certificate of Formation or this Article VI, on such terms and conditions as the Board of Directors shall determine. Nothing in this Section 6.07 shall be deemed to create any right, contractual or otherwise, in any person to require the Corporation to purchase or maintain any particular type, amount, or level of insurance coverage.

Section 6.08. Other Indemnification and Advancement of Expenses. The Corporation may, to the extent authorized from time to time by the Board of Directors or by the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses to any current or former employee or agent of the Corporation with the same or lesser scope and effect as the foregoing indemnification of, and advancement of expenses to, current and former directors and officers of the Corporation.

Section 6.09. Certain Definitions. For purposes of this Article VI, (a) references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”

Section 6.10. Repeal or Modification of Indemnification. All rights to indemnification and to the advancement of expenses under this Article VI shall be deemed to be a contract between the Corporation and each director, officer, employee, fiduciary or agent who serves or served in such capacity at any time while this Article VI is in effect. Any repeal or modification of this Article VI or any repeal or modification of relevant provisions of the TBOC or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Fixing the Record Date.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may in its discretion or as required by law fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date upon which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Texas, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of shareholders’ meeting are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the Close of Business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 7.02. Dividends. Subject to limitations contained in the TBOC and the Certificate of Formation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 7.03. Execution of Corporate Contracts and Instruments. Except as otherwise provided by law, the Certificate of Formation or these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 7.04. Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 7.05. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Texas”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 7.06. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of shareholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 7.07. Amendments. These Bylaws or any of them may be altered, amended or repealed, or new Bylaws may be made, by the shareholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors. Unless a higher percentage is required by the Certificate of Formation as to any matter that is the subject of these Bylaws, all such amendments must be approved by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or by a majority of the Whole Board.

Section 7.08. Severability. To the extent any provision of these Bylaws is held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of these Bylaws shall not be affected thereby, and in lieu of such invalid, illegal or unenforceable provision, there shall be added automatically as a part of these Bylaws a provision as similar in terms to such invalid, illegal or unenforceable provision as may be legal, valid and enforceable.

Section 7.09. Headings. Section or paragraph headings are inserted herein only for convenience of reference and shall not be considered in the construction of any provision hereof.

**********